1.

***Text Omitted and Filed Separately with the Securities and Exchange Commission.
Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

STOCK AND ASSET PURCHASE AGREEMENT
by and between
BIOSCIENCES ACQUISITION COMPANY
and
SEQUENOM, INC.
Dated as of May 30, 2014

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Table of Contents

Page

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SECTION 1.	Purchase and Sale 1

1.1	Assets to be Purchased and Sold 1

1.2	Excluded Assets 2

1.3	Assumed Liabilities 3

1.4	Excluded Liabilities 4

1.5	Purchase Price 5

1.5A	Indemnity Escrow Fund 5

1.6	Purchase Price Adjustment 6

1.7	Milestone Payments 8

1.8	Allocation of Purchase Price 10

1.9	Absence of Consents 11

1.10	Closing; Closing Deliverables 11

SECTION 2.	Representations and Warranties of the Company 12

2.1	Organization and Qualification; Subsidiaries 12

2.2	Organizational Documents 12

2.3	Capitalization, Etc 12

2.4	Assets 12

2.5	Intellectual Property 13

2.6	Regulatory Matters 16

2.7	Contracts 16

2.8	Compliance with Laws 17

2.9	Employees 17

2.10	Tax Matters 18

2.11	Real Property; Environmental Matters 20

2.12	Insurance 20

2.13	Litigation 20

2.14	Authority; Binding Nature of Agreement 20

2.15	Non-Contravention; Consents 20

2.16	Financial Advisor 21

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2.17	U.S. Foreign Corrupt Practices Act 21

2.18	Absence of Certain Changes, Events, and Conditions 21

2.19	Inventory 22

2.20	Immigration Matters 23

2.21	Financial Statements 23

2.22	Absence of Material Undisclosed Liabilities 23

2.23	Severance Benefits 24

2.24	Accounts Receivable 24

2.25	Customers 24

2.26	Distributors 24

2.27	Suppliers 24

2.28	Warranties 24

2.29	Disclaimer of Representations and Warranties 24

SECTION 3.	Representations and Warranties of Purchaser 25

3.1	Organization and Qualification 25

3.2	Authority; Binding Nature of Agreement 25

3.3	Non-Contravention; Consents 25

3.4	Litigation 26

3.5	Access 26

3.6	Reliance 26

3.7	No Purchaser Vote Required 26

3.8	Financial Ability 26

3.9	Investor Representation 26

SECTION 4.	Additional Covenants of the Parties 26

4.1	Public Announcements 26

4.2	Confidential Information 27

4.3	Bulk Sales 27

4.4	Use of Names 27

4.5	Business Employees 27

4.6	Assistance in Proceedings 30

4.7	Post-Closing Covenant as to Transferred Assets and Acquired Companies’ Cash 30

SECTION 5.	Indemnification 30

5.1	Indemnification 30

5.2	Survival of Representations and Warranties 32

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5.3	Limitations 33

5.4	Nature of Payments 34

5.5	Set Off; Suspension 34

SECTION 6.	Tax Matters 35

6.1	Cooperation 35

6.2	Amendment of Tax Returns 35

6.3	Responsibility for Filing Tax Returns 35

6.4	Straddle Periods 36

6.5	Refunds 36

6.6	Tax Contests 36

6.7	Sales and Transfer Taxes 37

SECTION 7.	Miscellaneous Provisions 37

7.1	Amendment 37

7.2	Expenses 37

7.3	Waiver 38

7.4	Entire Agreement; Counterparts 38

7.5	Applicable Law; Jurisdiction 38

7.6	Attorneys’ Fees 38

7.7	Assignability 38

7.8	Third Party Beneficiaries 39

7.9	Notices 39

7.10	Severability 40

7.11	No Implied Representations 40

7.12	Specific Performance 40

7.13	Construction 40

7.14	Disclosure Schedule 41

7.15	Further Actions 41

7.16	Nonrecourse; Release 42

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STOCK and ASSET PURCHASE AGREEMENT
This Stock and Asset Purchase Agreement (as the same may be amended from time to time, this “Agreement”) is made and entered into as of May 30, 2014, by and between (i) Sequenom, Inc., a Delaware corporation (the “Company”); and (ii) Biosciences Acquisition Company, a Delaware corporation (“Purchaser”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
A.    Among other businesses, the Company is engaged in the Business.
B.    The Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, all of the Company’s assets, properties and rights used primarily in the Business, including all of its equity interests in certain of its subsidiaries engaged in the Business, as set forth in this Agreement.
Agreement
The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.	Purchase and Sale
1.Assets to be Purchased and Sold
. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to sell, transfer, convey, assign and deliver (“Transfer”), and Purchaser shall purchase, acquire and accept from the Company, all of the Company’s rights, title and interest in and to the following, wherever located, in each case to the extent held or owned by the Company as of the Closing Date and used primarily in the conduct of the Business as of the Closing Date, and in each case excluding the Excluded Assets (collectively, the “Transferred Assets”):
(a)The Intellectual Property listed on Schedule 1.1(a) and, to the extent not identified with specificity on Schedule 1.1(a), all other Acquired Intellectual Property;
(b)all Contracts (other than the Contracts related to the Excluded Assets) relating primarily to the Business or the facility located at 3565 General Atomics Court, San Diego, California (“Leased Facility”) and all outstanding purchase orders of the Business or Leased Facility (other than such purchase orders related to the Excluded Assets), including, without limitation, Contracts providing for the license of the Licensed Intellectual Property to the Company and those Contracts listed on Schedule 1.1(b) (collectively, the “Assumed Contracts”);
(c)all Inventory, including, without limitation, inventory ordered by the Company prior to the Closing and in transit on the Closing Date (“Business Inventory”);
(d)all machinery, equipment, furniture, furnishings, parts, spare parts, office furniture, supplies, fixtures, motor vehicles, individual employees’ computer equipment, sales and promotional materials, copies of personnel records that the Company is legally permitted to provide to Purchaser, and other tangible personal property listed on Schedule 1.1(d);
(e)all accounts receivable and prepaid assets of, and customer deposits held by, the Company;
(f)all of the equity interests of those subsidiaries of the Company listed on Schedule 1.1(f) (the “Acquired Companies”);
(g)all Governmental Authorizations held by the Company listed on Schedule 1.1(g);

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(h)all prepaid expenses;
(i)all Documents; and
(j)any asset to the extent included in the calculation of the Net Working Capital finally determined pursuant to Section 1.6.
All of the Transferred Assets existing on the date hereof shall be sold and transferred to Purchaser under this Section 1.1, it being understood, however, that any Transferred Asset which has been disposed of, consumed, perished, terminated, expired or otherwise ceased to be held by the Company between the date hereof and the Closing Date in the ordinary course of business shall not be part of the Transferred Assets.
2.Excluded Assets
. Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, the Company will not be required to Transfer to Purchaser, and the Transferred Assets will not be deemed to include, any of the following or any right or interest in, to or under any of the following (the “Excluded Assets”):
(a)all cash, cash equivalents, marketable securities and intercompany accounts receivable of the Company (and the Acquired Companies, which Purchaser acknowledges and agrees that the Acquired Companies shall be permitted to transfer to the Company prior to the Closing);
(b)all minute books, stock books, accounting records (including records relating to Taxes) and similar records of the Company;
(c)all rights in the names and marks listed on Schedule 1.2(c) and any variation or derivation thereof and all URLs;
(d)all rights under insurance policies, including without limitation, all claims, refunds and credits due or to become due under such policies;
(e)all rights of the Company under this Agreement;
(f)any interest in or right to any refund or credit of Taxes relating to the Business, the Transferred Assets or the Assumed Liabilities for, or applicable to, any taxable period (or portion thereof) ending on or prior to the Closing Date;
(g)all rights, claims and causes of action relating to any Excluded Asset or any Excluded Liability, including, without limitation, any insurance policies and rights, claims or causes of action thereunder;
(h)any assets relating to any Employee Plan, whether or not related to the Business;
(i)all Intellectual Property other than the Acquired Intellectual Property and the Licensed Intellectual Property;
(j)all capital stock or other equity interests of the Company, any of its Affiliates or third parties other than the equity interests in the Acquired Companies;
(k)all instruments and equipment set forth in Schedule 1.2(k);
(l)all IT Systems; and
(m)all assets of the Company not primarily used in the Business, including machinery, equipment, furniture, furnishings, parts, spare parts, office furniture, supplies, and other tangible personal property located in the Leased Facility in the space to be leased back by the Company.
3.Assumed Liabilities
. Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser agrees to assume and to pay, perform and discharge when due the following Liabilities arising out of the Business, whether accrued, absolute, matured, unmatured, contingent or otherwise, and whether arising before or after the Closing Date (the “Assumed Liabilities”):
(a)all accounts payable arising out of the Business;
(b)Liabilities of the Company under the Assumed Contracts;

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(c)Accrued vacations or paid time off for Business Employees set forth on Schedule 1.3(c), accrued vacation or paid time off for Business Employees outside of the United States that has accrued from March 31, 2014 through and including the Closing Date consistent with the Company’s standard policy and the Severance and Retention Agreements with the applicable Business Employees;
(d)all Liabilities for Taxes arising out of or related to the use, ownership, sale or lease of any of the Transferred Assets or the operation of the Business, in each case after the Closing;
(e)all Liabilities (other than for Taxes) of the Company arising out of or related to the use, ownership, sale or lease of any of the Transferred Assets or the operation of the Business, including, without limitation, all warranty obligations relating to the Business Products and all other Liabilities that arise or arose prior to the Closing Date but require performance, in whole or in part, after the Closing Date;
(f)any Liability to the extent included in the calculation of the Net Working Capital finally determined pursuant to Section 1.6; and
(g)any other Liabilities that Purchaser specifically assumes pursuant to the terms of this Agreement.
For the avoidance of doubt it is hereby clarified that Purchaser’s assumption of Liabilities under this Section 1.3 shall be considered part of the consideration paid for the Transferred Assets. Any expenses of the Leased Facility or any Transferred Assets, including lease payments, utility, real estate tax, facility maintenance costs and security, and patent prosecution costs that are paid by the Company for the month in which the Closing occurs that are not credited as a current asset in the calculation of Net Working Capital shall be pro-rated between Purchaser and Company on the basis of the actual number of days applicable to the pre-Closing and post-Closing occupancy of the Leased Facility or use of the Transferred Assets and Purchaser shall promptly reimburse the Company for such pro-rated expenses.
4.Excluded Liabilities
. Purchaser will not assume or be liable for any Excluded Liabilities. The Company shall control all claims, proceedings and other matters relating to Excluded Liabilities and Purchaser shall refer all such matters to the Company for handling. “Excluded Liabilities” means all Liabilities of the Company other than Assumed Liabilities. Excluded Liabilities shall include, without limitation, (a) Liabilities arising with respect to the Business Employees or Business Service Providers prior to the Closing except to the extent accrued on the Closing Balance Sheet used to calculate final Net Working Capital and except for Liabilities contemplated by Section 1.3(c), (b) Liabilities arising under or in connection with any Employee Plan of the Company (but subject to the terms of the Transition Services Agreement with respect to transitional continuation of Employee Plans for Business Employees) and, to the extent arising prior to the Closing, Liabilities arising under or in connection with any Employee Plan of the Acquired Companies, except for Liabilities contemplated by Section 1.3(c), (c) Liabilities arising from matters covered by the notices disclosed in Schedule 1.4 but only to the extent of any Damages relating to periods prior to the Closing and costs of defense of any Proceeding relating to conduct during periods prior to the Closing (“Identified Excluded Liability”), it being understood that any Damages or Liabilities relating to periods after the Closing shall not be considered Excluded Liabilities, (d) Liabilities arising with respect to the breach prior to Closing of any Assumed Contracts; and (e) expenses or Liabilities of the Company related to the transactions contemplated by this Agreement. To the extent, if any, that any Liability might be partly an Assumed Liability and partly an Excluded Liability, the apportionment of such Liability shall be determined pursuant to equitable principles.
5.Purchase Price
. The consideration for the sale of the Transferred Assets to Purchaser shall be (collectively, the “Purchase Price”):

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(a)the assumption of the Assumed Liabilities; Thirty-One Million Eight Hundred Thousand Dollars ($31,800,000), subject to adjustment at and following the Closing in accordance with Section 1.6 (the “Closing Consideration”); and
(b)the Milestone Payments, if and to the extent earned.
1.5A    Indemnity Escrow Fund.
(c)At the Closing, the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Indemnity Escrow Fund”) shall be delivered to, held and distributed by Wilmington Trust, National Association (the “Escrow Agent”), in an interest bearing account pursuant to an escrow agreement in the form attached hereto as Exhibit J (the “Escrow Agreement”).
(d)Subject to and in accordance with the terms of the Escrow Agreement, the Indemnity Escrow Fund shall be held and made available as a source to fund the indemnification obligations of the Company for 18 months after the Closing Date, provided that $500,000 of the Indemnity Escrow Fund shall be released to the Company on the 12 month anniversary of the Closing Date, provided, further that, as of the scheduled date of any release of the Indemnity Escrow Fund to the Company, (i) such release amount shall be reduced by an amount equal to all resolved indemnifiable claims made by Purchaser against the Indemnity Escrow Fund and (ii) in the event there is any indemnifiable claim by Purchaser against the Indemnity Escrow Fund which remains outstanding or unresolved, a reserve of 100% of the amount of such claim shall remain in the Indemnity Escrow Fund until such claim is resolved and the withheld amount is distributed in accordance with the terms of the Escrow Agreement.
(e)The fees and expenses of the Escrow Agent shall be paid 50% by Purchaser and 50% by the Company.
6.Purchase Price Adjustment.
(a)Pursuant to the terms and conditions of this Section 1.6, the Closing Consideration shall be increased by the amount by which Net Working Capital exceeds Target Net Working Capital, or decreased by the amount by which Target Net Working Capital exceeds Net Working Capital. No adjustment will be made to the extent that Net Working Capital exceeds Target Net Working Capital by less than $[…***…] or is less than Target Net Working Capital by less than $[…***…].
Prior to the Closing, the Company shall deliver to Purchaser a certificate signed by a duly-appointed officer of the Company (the “Company Closing Certificate”) (i) attaching a good faith estimated balance sheet of the Business as of 11:59 p.m. local time in San Diego, California on the date immediately prior to the Closing Date (prepared in a manner consistent with the Financial Statements and in accordance with GAAP and the accounting principles and policies set forth in Exhibit B hereto (the “Applicable Accounting Principles”)), and (ii) setting forth in reasonable detail a good faith estimate as of 11:59 p.m. local time in San Diego, California on the date immediately prior to the Closing Date of the following items: (x) the estimated Net Working Capital (calculated in accordance with GAAP and the Applicable Accounting Principles) and (y) the estimated Closing Consideration (the “Company-Calculated    6
(b) Closing Consideration”). For purposes of Section 1.10(b), the Company-Calculated Closing Consideration shall be deemed to be the Closing Consideration.
(c)As promptly as practicable, but no later than sixty (60) days after the Closing, Purchaser shall deliver to the Company a certificate signed by a duly-appointed officer of Purchaser (the “Purchaser Post-Closing Certificate”) (i) attaching a good faith draft balance sheet (“Closing Balance Sheet”) of the Business as of 11:59 p.m. local time in San Diego, California on the date immediately prior to the Closing Date (prepared in accordance with GAAP and the Applicable Accounting Principles), and (ii) setting forth in reasonable detail a good faith estimate as of 11:59 p.m. local time in San Diego, California on the date immediately prior to the Closing Date of the following items: (x) the estimated Net Working Capital (calculated in accordance with GAAP and the Applicable Accounting Principles) and (y) the estimated Closing Consideration (the “Purchaser-Calculated Closing Consideration”). If, within the sixty (60) calendar days following the Closing, Purchaser fails to deliver the Purchaser Post-Closing Certificate to the Company, then

***Confidential Treatment Requested

the Company’s calculation of the Closing Consideration set forth in the Company Closing Certificate shall be final, binding and conclusive on the parties for all purposes hereunder and not subject to further dispute or challenge.
(d)If, within the thirty (30) calendar days following delivery of the Purchaser Post-Closing Certificate, the Company has not given Purchaser written notice of any good faith objection to any of the items set forth in the Purchaser Post-Closing Certificate (such a notice being an “Dispute Notice”), then the Purchaser-Calculated Closing Consideration set forth in the Purchaser Post-Closing Certificate shall be final, binding and conclusive on the parties for all purposes hereunder and not subject to further dispute or challenge. During the thirty (30) calendar days following delivery of the Purchaser Post-Closing Certificate, Purchaser shall provide the Company and its representatives with access to the work papers of Purchaser and its representatives that are requested by the Company and relate to the preparation of the Purchaser Post-Closing Certificate.
(e)If the Company delivers to Purchaser a Dispute Notice within the thirty (30) calendar day period referred to in Section 1.6(d) of this Agreement, then the Company and Purchaser shall in good faith attempt to resolve the disputed issues set forth in such Dispute Notice, which resolution, if achieved with respect to any or all such disputed issues, shall be final, binding and conclusive on the parties for all purposes hereunder and not subject to further dispute or challenge. If the Company and Purchaser fail to resolve any disputed issues within the thirty (30) calendar days following Purchaser’s receipt of such Dispute Notice, the Company and Purchaser shall submit the disputed issues (and only such issues) set forth in such Dispute Notice remaining in dispute to a nationally recognized certified public accounting firm mutually selected by the Company and Purchaser (the “Independent Accountants”) for resolution in accordance with the guidelines and procedures set forth in this Agreement. The scope of disputes to be resolved by the Independent Accountants shall be limited to whether the items in dispute that were included in the Dispute Notice were prepared and/or calculated in accordance with this Agreement (including the Applicable Accounting Principles), and the Independent Accountants shall determine, on such basis, to what extent the calculation of the Purchaser-Calculated Closing Consideration requires adjustment. The Independent Accountants’ decisions shall be based solely on presentations by the Company and Purchaser and their respective representatives, and not by independent review, and the Independent Accountants shall only address those issues set forth in the Dispute Notice that remain unresolved. In resolving any disputed issue, in no event shall the Independent Accountant’ determination be higher or lower than the respective amounts therefor proposed by the Company and Purchaser. If any disputed issues are submitted to the Independent Accountants for resolution, (i) the Company and Purchaser shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both the Company and Purchaser within thirty (30) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and not subject to further dispute or challenge; and (iii) the fees and expenses of the Independent Accountants shall be allocated and payable by Purchaser and the Company in proportion to the amounts by which their proposals differed from the Independent Accountants’ final determination of the matters in dispute, and the Independent Accountants shall determine and specify such proportions in the Independent Accountants’ final determination. For example, should the items submitted to the Independent Accountants total $1,000 and the Independent Accountants award $600 in favor of the Company’s position, 60% of the fees and expenses of the Independent Accountants will be paid by Purchaser and 40% of the fees and expenses of the Independent Accountants will be paid by the Company.
(f)If the Purchaser-Calculated Closing Consideration as finally determined pursuant to this Section 1.6 exceeds the Company-Calculated Closing Consideration, Purchaser shall pay to the Company the amount of such excess. If the Purchaser-Calculated Closing Consideration as finally determined pursuant

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to this Section 1.6 is less than the Company-Calculated Closing Consideration, the Company shall pay to Purchaser the amount of such difference. All amounts to be paid pursuant to this Section 1.6(f) shall be paid within five (5) Business Days after the date of final determination of the Purchaser-Calculated Closing Consideration.
(g)Any payments made under this Section 1.6 shall be treated by the parties as an adjustment to the Purchase Price payable hereunder for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to such payment causes any such payment not to be treated as an adjustment to the Purchase Price payable hereunder for Tax purposes.
7.Milestone Payments.
510(k) Milestone Payment. Upon the achievement of the 510(k) Milestone, Purchaser shall pay to the Company a one-time payment (the “510(k) Milestone Payment”) in the amount of (i) Two Million Dollars ($2,000,000) if the 510(k) Milestone occurs on or before September 30, 2014 or (ii) One Million Dollars ($1,000,000) if the 510(k) Milestone occurs after September 30, 2014 and on or before December 31, 2014. If the 510(k) Milestone does not occur by December 31, 2014, then no 510(k) Milestone Payment will be due or payable. Any payment of the 510(k) Milestone Payment pursuant to this Section 1.7(a) shall be made to the Company within five (5) Business Days of the occurrence of the 510(k) Milestone by wire transfer of immediately available funds to an account designated by the Company. As used in    8    ***Confidential Treatment Requested

this Agreement, “510(k) Milestone” means the date that […***…].
(a)2014 Revenue Milestone Payment.
(i)Subject to the terms of this Section 1.7, Purchaser shall pay to the Company a one-time payment in the amount of Two Million Dollars ($2,000,000) (the “2014 Revenue Milestone Payment”) if the 2014 Business Revenue is greater than or equal to $[…***…] (such amount, the “2014 Revenue Target” and such milestone, the “2014 Revenue Milestone”). If the 2014 Business Revenue is less than the 2014 Revenue Target, then no 2014 Revenue Milestone Payment will be due or payable.
(ii)No later than […***…], Purchaser shall submit to the Company Purchaser’s preliminary calculation of the 2014 Business Revenue. No later than […***…], Purchaser shall submit to the Company Purchaser’s final calculation of the 2014 Business Revenue (the “2014 Business Revenue Calculation”), together with copies of Purchaser’s audited balance sheet as of December 31, 2014, and Purchaser’s audited statements of income and cash flows for the year then ended, and such other reasonable details supporting Purchaser’s calculation of the 2014 Business Revenue as the Company reasonably requests. After delivery of the 2014 Business Revenue Calculation and until any dispute with respect thereto is finally resolved (as set forth below), the Company and its accountants shall be permitted reasonable access, during normal business hours and upon reasonable advance notice, to review the books and records of Purchaser and the Acquired Companies related to the preparation of the 2014 Business Revenue Calculation. If, within thirty (30) days following delivery of the 2014 Business Revenue Calculation, the Company has not given Purchaser written notice of any good faith objection to the 2014 Business Revenue Calculation (such a notice being an “Objection Notice”), then the 2014 Business Revenue Calculation shall be deemed final and shall be binding and conclusive on Purchaser and the Company for all purposes and not subject to further dispute or challenge. If, within thirty (30) days following delivery of the 2014 Business Revenue Calculation, the Company has given Purchaser an Objection Notice, the calculation of the 2014 Business Revenue and whether the 2014 Revenue Milestone Payment is due and payable shall be finally determined in accordance with the review and dispute procedures provided in Section 1.6(e) of this Agreement; provided that (A) all references to “Dispute Notice” shall be deemed replaced with “Objection Notice” and all references to “Purchaser-Calculated Closing Consideration” shall be deemed replaced with “2014 Business Revenue” and (B) in lieu of Section 1.6(e)(iii) and the last sentence of Section 1.6(e), the fees and expenses of the Independent Accountants shall be allocated and payable by Purchaser if the 2014 Business Revenue is finally determined

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to be greater than or equal to the 2014 Revenue Target or by the Company if the 2014 Business Revenue is finally determined to be less than the 2014 Revenue Target.
Any payment of the 2014 Revenue Milestone Payment pursuant to this Section 1.7(b) shall be made by Purchaser to the Company, by wire transfer of immediately available funds to an account designated by the Company, (A) concurrently with delivery of the 2014 Business Revenue Calculation if such calculation reflects 2014 Business Revenue of greater than or equal to the 2014 Revenue Target, or (B) within five (5) Business Days of the     9    ***Confidential Treatment Requested
final determination pursuant to Section 1.7(b) if the 2014 Business Revenue is finally determined to be greater than or equal to the 2014 Revenue Target.
(b)Change of Control. At any time prior to the payment of the Milestone Payments to the Company (or a final determination that no further Milestone Payments are or may be payable to the Company), prior to effecting any Change of Control, Purchaser must first obtain the written consent of the Company (which consent will not be unreasonably withheld). Purchaser agrees that it shall provide the Company with any information or documentation it may reasonably request in order for the Company to assess the reasonableness of any such request for consent.
(c)Records; Audit. Purchaser shall maintain, and cause its Affiliates and licensees to maintain, complete and accurate records regarding the 510(k) Milestone and the amounts that are relevant to calculation of the 2014 Business Revenue under this Agreement, and such records shall be retained and open during reasonable business hours for a period of two (2) years from the creation of individual records for examination (or for a longer period of time, if required by applicable Law) by the Company and its representatives, including an independent certified public accountant that is selected by the Company, for the purposes of determining if Purchaser has complied with Purchaser’s Diligence Obligation and verifying the correctness of the 2014 Business Revenue Calculation made by Purchaser and its Affiliates and licensees under this Agreement. Purchaser shall promptly make any payments necessary to the Company to correct any failure to make a Milestone Payment when due and payable, which payments shall include interest on any such unpaid amounts calculated at a rate of […***…].
Purchaser Diligence; Remedies. Purchaser will operate the Business, in its sole discretion, and is not under any obligation to provide any specific level of investment or financial assistance to the Business or its products or, except as otherwise explicitly stated in this Section 1.7, to undertake any specific actions (or to refrain from taking any specific actions) with respect to the operation of the Business. Purchaser does not represent or warrant that such conditions or milestones will be met, nor will the Company have any claims against Purchaser arising from the Business’ failure to meet for any reason any specific condition. Notwithstanding the foregoing, Purchaser hereby agrees (the following, the “Purchaser’s Diligence Obligation”) (A) to use commercially reasonable efforts to achieve the 510(k) Milestone and to achieve the 2014 Revenue Target (B) not (nor shall it permit any of its Affiliates or other successors to the Transferred Assets) (i) to withdraw or amend the Premarket Notification at any time prior to December 31, 2014, (ii) discontinue or divest any Business Product during the 2014 calendar year or offer trade, quantity or cash discounts, rebates, refunds, chargebacks or other allowances with respect to any Business Product during the 2014 calendar year that are inconsistent in any material respect with those discounts, rebates, refunds, chargebacks or other allowances offered by the Company with respect to any Business Product during the 2014 calendar year; provided that this clause (ii) shall not prevent the Purchaser from reasonably responding to competitive or market changes following the Closing that are reasonably likely to adversely affect the Business without such response. In the event of a breach of Purchaser’s Diligence Obligation, Purchaser shall pay to the Company on or before the date that is five (5) Business Days after final determination of such breach in accordance with this Agreement, any portion of the relevant Milestone Payment(s) that remains unpaid as of such     10
date, regardless of whether the Milestones or other conditions set forth in this Section 1.7 above have occurred. Upon the request of the Company, Purchaser shall from time to time provide such information

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as is reasonably requested by the Company with respect to status of progress toward achieving the Milestones.
(d)Treatment of Milestone Payments. Any payments made under this Section 1.7 shall be treated by the parties as an adjustment to the Purchase Price payable hereunder for Tax purposes and shall be allocated to goodwill, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to such payment causes any such payment not to be treated as an adjustment to the Purchase Price payable hereunder for Tax purposes.
8.Allocation of Purchase Price
. The Purchase Price (including the Assumed Liabilities and other applicable amounts) shall be allocated among the Transferred Assets in accordance with Schedule 1.8 attached hereto, provided that the Company and Purchaser may mutually agree to modify Schedule 1.8 following the Closing (it being understood that such schedule will be prepared in compliance with Section 1060 of the Code and the regulations promulgated thereunder), and such allocation will be conclusive and binding upon the parties hereto for all purposes. Purchaser and the Company shall each file all Tax Returns (including amended returns and claims for refund) in a manner consistent with such allocation. Neither Purchaser nor the Company shall take any position with respect to Taxes that is inconsistent with the agreed upon allocation, including in any audit or examination by any Tax Authority, unless required by applicable Law. Purchaser and the Company shall prepare and timely file such reports and information returns as may be required under applicable Law to report the allocation of the Purchase Price among the Transferred Assets in accordance with Schedule 1.8. Each party agrees to notify the other parties in the event that any Tax Authority takes or proposes to take a position for Tax purposes that is inconsistent with the allocation set forth in Schedule 1.8.
9.Absence of Consents
. Notwithstanding any other provision of this Agreement or any Ancillary Agreement to the contrary, this Agreement and the Ancillary Agreements shall not constitute an agreement to Transfer and shall not effect the Transfer of any Transferred Asset (including Assumed Contracts) if an attempted Transfer thereof, without the approval, authorization or Consent of, or granting or issuance of any license by, any third party (each such action, a “Necessary Consent”) would constitute a breach or other contravention under any agreement or Law to which the Company is a party or by which it is bound. If any such Necessary Consent is not obtained, or if an attempted assignment of the related Transferred Asset would be ineffective without a Necessary Consent, to the extent feasible, the Company and Purchaser will enter into a mutually agreeable arrangement (i) under which Purchaser would obtain the benefits and assume the obligations of such Transferred Asset in accordance with this Agreement via subcontracting, sublicensing, subleasing or some other mutually agreed upon method, or (ii) the Company would enforce against third parties, for the benefit of Purchaser, any and all rights of the Company with respect to such Transferred Asset, with Purchaser assuming the Company’s applicable obligations (it being understood that in no event shall the Company be required to make any payments or incur any Liabilities to third parties in connection with its obligations under this Section 1.9, and Purchaser shall indemnify and reimburse the Company for any such payment or Liability). During the twelve     32
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month period following the Closing, the Company shall continue to use commercially reasonable efforts to obtain the Necessary Consents. Purchaser agrees that, provided that the Company discharges its obligations set forth above, the Company shall not have any Liability to Purchaser (and there shall be no adjustment to the Purchase Price) arising out of or relating to the failure to obtain any Necessary Consent, the inability to subcontract, sublicense, sublease or otherwise transfer the benefits and obligations of any such Transferred Asset to Purchaser, or because of any circumstances resulting therefrom.
10.Closing; Closing Deliverables

***Confidential Treatment Requested

(a)The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California, at 1:30 p.m. local time on the date of this Agreement (the date on which the Closing takes place being referred to herein as the “Closing Date”).
(b)At the Closing, Purchaser shall pay the Closing Consideration as follows:
(i)to the Escrow Agent an amount equal to the Indemnity Escrow Fund as required by the terms of the Escrow Agreement; and
(ii)to the Company by wire transfer of immediately available funds to an account designated by the Company an amount equal to the Closing Consideration less the Indemnity Escrow Fund.
(c)At the Closing, the parties shall execute and deliver each of the following agreements (collectively, the “Ancillary Agreements”):
(i)the License Agreement in the form attached as Exhibit C-1 hereto and the Sublicense Agreement in the form attached as Exhibit C-2 hereto (collectively, the “Ancillary License Agreements”);
(ii)the Supply Agreement in the form attached as Exhibit D hereto;
(iii)the Transition Services Agreement in the form attached as Exhibit E hereto (the “Transition Services Agreement”);
(iv)the Assignment and Assumption of Lease Agreement in the form attached as Exhibit F-1 hereto and Sublease in the form attached as Exhibit F-2;
(v)the Bill of Sale in the form attached as Exhibit G hereto;
(vi)the Assumption Agreement in the form attached as Exhibit H hereto;
(vii)the Noncompetition Agreement in the form attached as Exhibit I hereto (the “Noncompetition Agreement”);
(viii)the Escrow Agreement; and
(ix)the Assignment of Patent and Patent Applications in the form attached as Exhibit K-1 hereto and the Assignment of Trademarks in the form attached as Exhibit K-2 hereto.

SECTION 2.	Representations and Warranties of the Company
The Company represents and warrants to Purchaser, except as set forth in the Disclosure Schedule, as follows:
1.Organization and Qualification; Subsidiaries
. Each of the Company and the Acquired Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary corporate or similar power and authority to own, lease and operate the Transferred Assets (including the assets owned by the Acquired Companies) and to operate the Business as it is now being conducted. Each of the Company and the Acquired Companies is qualified to do business as a foreign entity, and is in good standing, under the laws of every jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or in such good standing would not reasonably be expected to have a Business Material Adverse Effect. Except as set forth on Part 2.1 of the Disclosure Schedule, the Acquired Companies do not have any subsidiaries.
2.Organizational Documents
. The Company has made available to Purchaser accurate and complete copies of each of the Acquired Companies’ certificate of incorporation and bylaws, including all amendments thereto, or similar organizational documents (the “Organizational Documents”).
3.Capitalization, Etc

***Confidential Treatment Requested

. The authorized capital stock and issued and outstanding shares of each of the Acquired Companies is set forth in Part 2.3 of the Disclosure Schedule. The Company owns 100% of the outstanding equity interests of each of the Acquired Companies.
4.Assets
.
(a)Title to Assets. The Company has good title to, or valid leasehold interests in, all assets constituting the Transferred Assets owned or leased by it as of the date of this Agreement, other than Intellectual Property which is covered by Section 2.5. Except as set forth in Part 2.4(a) of the Disclosure Schedule, all of said Transferred Assets are owned by the Company free and clear of any Liens (other than Permitted Liens).
(b)Sufficiency of Assets. Except as set forth in Part 2.4(b) of the Disclosure Schedule, other than the Excluded Assets, the Transferred Assets, together with the services and benefits to be provided to Purchaser under the Transition Services Agreement, comprise all of the material assets, properties and rights (other than Intellectual Property) of every type and description, whether real or personal, tangible or intangible that are required to conduct the Business as currently conducted by the Company.
5.Intellectual Property.
(a)Schedule 1.1(a) identifies: (i) each item of Registered IP in which the Company or any of the Acquired Companies has an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest. As of the date of this Agreement, no Registered IP listed on Schedule 1.1(a) is or has been involved in any interference, opposition, reissue, reexamination, revocation, or equivalent proceeding, in which the scope, validity or enforceability of any such Registered IP is being or has been contested or challenged, and to the Company’s Knowledge, no such proceeding has been threatened with respect to any Registered IP.
(b)The Company or an Acquired Company, as applicable, owns, free and clear of all Liens other than Permitted Liens and Liens that will be released as of the Closing, or otherwise possesses adequate rights to use subject to satisfaction of Assumed Contracts and the Ancillary License Agreements, all of the Business Intellectual Property.
(c)To the Company’s Knowledge, the Business, including the Business Products, have not infringed upon and are currently not infringing upon, nor has the Business misappropriated, nor is the Business currently misappropriating, any Intellectual Property rights of any other Person. During the past three years, no Person has asserted in writing to the Company or any Acquired Company any claim regarding the use of, or challenging or questioning the Company’s or any Acquired Company’s right (whether through ownership or license) or title in, any of the Acquired Intellectual Property. Except for customary indemnification obligations in commercial agreements entered into in the ordinary course of business, none of the Acquired Companies has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential Liability of another Person for infringement, misappropriation or violation of any Intellectual Property.
(d)To the Company’s Knowledge, no Person has infringed or misappropriated, and no Person is currently infringing or misappropriating, any Business Intellectual Property that is owned by or exclusively licensed to the Company or any of the Acquired Companies.
(e)Part 2.5(e) of the Disclosure Schedule identifies each Contract pursuant to which any Business Intellectual Property is licensed to the Company or any of the Acquired Companies (other than non-exclusive licenses to commercially available third-party software). Except as set forth in the Contracts, the Company is not currently obligated to pay royalties, fees or other amounts to any other Person upon or for the use of any Business Intellectual Property.

***Confidential Treatment Requested

(f)Part 2.5(f) of the Disclosure Schedule lists each outbound license of Business Intellectual Property, other than any agreement granting a license to a customer of the Business in the ordinary course. The Company has made available to Purchaser copies of each such license, and also the form of license grants to customers in the ordinary course.
(g)The Business Software that is owned by the Company is not subject to the provisions of any open source license agreement, any software escrow agreement, or any other agreement obligating the Company to make source code available to any third party or to publish or place in escrow source code. The Company does not make available to its customers or to any other Person (other than consultant software developers pursuant to an appropriate confidentiality and non-disclosure agreement) any source code for the Business Software, and the source code for the Business Software that is owned by the Company has been documented by the Company in a professional manner. The Business Software that is owned by the Company does not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” or “virus” (as such terms are commonly understood in the software industry) or any other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.
(h)The Business does not require a license to any Patents owned by the Company or any Subsidiary of the Company that are not part of the Transferred Assets in order to use, manufacture, have manufactured, import, have imported, market, distribute, sell or offer to sell any of the Business Products.
(i)Except as set forth on Part 2.5(i) of the Disclosure Schedule, neither the execution, delivery, or performance of this Agreement or any of the Ancillary Agreements nor the consummation of the transactions contemplated hereby and thereby will cause: (i) a loss of, or Lien (other than a Permitted Encumbrance) on, any Acquired Intellectual Property; (ii) the release, disclosure, or delivery of any Acquired Intellectual Property by or to any escrow agent or other Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Acquired Intellectual Property; (iv) any right of any third party to terminate or alter the Company’s or Purchaser’s rights in and to any Licensed Intellectual Property; or (v) a breach of any license agreement relating to the Licensed Intellectual Property.
(j)The Company has taken all reasonable actions necessary to maintain the Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and all assignments (and licenses where required) of the Registered IP has been duly recorded with the appropriate governmental authorities. Part 2.5(j) of the Disclosure Schedule includes, as of the date of this Agreement, a true and complete list of all actions that must be taken within 90 days of the date hereof with respect to any of the Registered IP. The Company has complied in all material respects with all applicable notice and marking requirements for the Registered IP. None of the Registered IP has been adjudged invalid or unenforceable in whole or part. Except as set forth on Part 2.5(j) of the Disclosure Schedule, during the past three years, the Company has not received in writing and is not aware of any current challenges with respect to the patentability or validity of any claims of any of the foregoing registrations and applications other than routine office actions with respect to applications.
(k)To the Company’s Knowledge, the issued Patents and registered trademarks and copyrights included in the Registered IP are legally valid and enforceable. None of the Acquired Intellectual Property is currently subject to any pending interference, opposition, reexamination, or other claim, counterclaim, petition or proceeding in any office or forum challenging its validity. Within the last three years, the Company has not received any written communication challenging the ownership or rights of the Company in any Acquired Intellectual Property or claiming that any other person has any legal or beneficial ownership or a security interest with respect thereto.
(l)Except as set forth in Part 2.5(l) of the Disclosure Schedule, to the Company’s Knowledge, no Governmental Body or academic institution has any usage rights, march-in rights, manufacturing restrictions, or other rights in or to any of the Acquired Intellectual Property other than any customer licenses granted in the ordinary course of business or through any licenses disclosed on Part 2.5

***Confidential Treatment Requested

(f) of the Disclosure Schedule and no funding, facilities or personnel of any Governmental Body were used by the Company, to develop or create, in whole or in part, any Acquired Intellectual Property.
(m)Each current officer, Business Employee or Business Service Provider involved in the creation of Acquired Intellectual Property has executed a confidential information and invention assignment agreement, substantially in the Company’s standard form, which has been provided or made available to Purchaser and its counsel. Except as set forth on Part 2.5(n) of the Disclosure Schedule, no such officer, Business Employee or Business Service Provider has excluded works or inventions made prior to his or her employment by or relationship with the Company or an Acquired Company from his or her assignment of inventions pursuant to such confidential information and invention assignment agreement. To the Company’s Knowledge, no Business Employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would reasonably be expected to interfere with the use of such employee’s commercially reasonable efforts to promote the interest of the Business or that would conflict with the current business of the Business. Neither the execution or delivery of this Agreement, nor the carrying on of the Business by the employees of the Company or an Acquired Company, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any Business Employee or Business Service Provider involved in the creation of Acquired Intellectual Property is now obligated. Except as set forth on Part 2.5(n) of the Disclosure Schedule, it is not necessary to use in the Business any inventions of any of its employees made prior to their employment by the Company or an Acquired Company or otherwise outside the scope of their employment by the Company or an Acquired Company.
(n)The Company is not now, nor has it ever been, a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate the Company to grant or offer to any other Person any license or right to Acquired Intellectual Property.
(o)The Company has complied at all times with all applicable law pertaining to privacy, user data or personal data, except to the extent that failure to comply will not impose any material Liability on Purchaser or any Acquired Company. Neither the execution, delivery or performance of this Agreement nor the consummation of transactions contemplated hereby, nor Purchaser’s possession or use of any user data or personal data in connection with the Business, will result in any violation of any applicable law pertaining to privacy, user data or personal data.
6.Regulatory Matters
(a)As to each Business Product subject to the FDCA (or similar applicable Law in any foreign jurisdiction) that is developed, manufactured, tested, distributed and/or marketed by the Company or any of the Acquired Companies (each a “Medical Product”), each such Medical Product is being developed, manufactured, tested, distributed and/or marketed in material compliance with all applicable requirements under the FDCA and similar applicable Law, including those relating to investigational use, premarket clearance or marketing approval (or exemptions therefrom) to market a Medical Product, good manufacturing practices, labeling, advertising, record keeping and filing of reports and security.
(b)Neither the Company nor any of the Acquired Companies has received any written notice from any Governmental Body (i) contesting the clearance or approval of, the uses of or sale of any Medical Product or (ii) otherwise alleging any violation of any Laws by the Company or any of the Acquired Companies with respect to any Medical Product.
(c)All filings with and submissions to any Governmental Body made by the Company or any of the Acquired Companies with regard to any Medical Product, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and have been updated to the extent required to be updated.
7.Contracts

***Confidential Treatment Requested

. Except as set forth in Section 2.7 of the Disclosure Schedule and except for purchase orders entered into in the ordinary course of business, the Assumed Contracts (together with contracts pertaining to the services and benefits to be provided to Purchaser under the Transition Services Agreement) include all Contracts to which the Company or any of the Acquired Companies is a party on the date hereof that relate to the operation of the Business. Except as would not impose a material Liability on Purchaser, with respect to each Assumed Contract listed in Part 2.7 of the Disclosure Schedule: (i) such Assumed Contract is, to the Company’s Knowledge with respect to each party thereto other than the Company or any of the Acquired Companies, binding and enforceable against such party in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (ii) neither the Company nor any of the Acquired Companies, as applicable, is in breach or default of any Material Contract, and, to the Company’s Knowledge, (x) no event has occurred that with the giving of notice or the passage of time or both would cause the Company or any of the Acquired Companies, as applicable, to be in material breach or material default of such Assumed Contract, and (y) no other party to such Assumed Contract is in material breach or material default.
8.Compliance with Laws
. Solely with respect to the Business, the Company and the Acquired Companies are in material compliance with applicable Laws, and during the past three years neither the Company nor any of the Acquired Companies has received any written notices of any violation with respect to Laws, except where failure to comply would not impose any Assumed Liability on Purchaser unless remedying the noncompliance would materially adversely affect the value of the Transferred Assets or Purchaser’s ability to operate the Transferred Assets in substantially the same manner as they have been operated prior to Closing.
9.Employees
(a)Part 2.9(a) of the Disclosure Schedule contains a complete and accurate list of the employees of the Company or any of the Acquired Companies who shall be deemed “Business Employees,” and with respect to each Business Employee identifies the employing entity (whether the Company or one of the Acquired Companies, in either case the “Employer”), the primary work location of the Business Employee, and their respective position, service date and salary or wage rate as of the date of this Agreement, assuming the Closing occurred as of that date. There is no employee of the Company or any of its Affiliates who devotes equal or greater than fifty (50) percent of his/her working time to the Business who is not listed as a Business Employee.
(b)Part 2.9(b) of the Disclosure Schedule contains an accurate list of all Persons other than Business Employees who provide services (other than general and administrative services) used in or related to the Business for or on behalf of the Company or any of the Acquired Companies, identifying the Business Service Provider’s name and primary work location. The Persons required to be set forth on Part 2.9(b) of the Disclosure Schedule, along with the Persons providing general and administrative services used in or related to the Business for or on behalf of the Company or any of the Acquired Companies, are referred to herein as the “Business Service Providers”.
(c)No Employer is party or subject to any collective bargaining agreement or other Contract with a Labor Organization with respect to Business Employees, nor is any such agreement pending or presently being negotiated, nor is there any duty on the part of the Company or any of the Acquired Companies to bargain with, consult with, or obtain the approval of, any Labor Organization or labor-related Governmental Body prior to the execution of this Agreement. There is not pending or, to the Knowledge of the Company, threatened, with respect to the Business Employees any: (i) strike, slowdown, picketing, work stoppage, boycott, lockout, job action, labor dispute; (ii) charge, grievance proceeding or other claim against or affecting any Employer pertaining to labor relations or employment matters, asserted by a Business Employee or any Labor Organization, or pending before any Governmental Body; (iii) union organizing

***Confidential Treatment Requested

activity; or (iv) question concerning representation or application for certification of a collective bargaining agent.
(d)During the last three years, the Company has materially complied with all laws, regulations and rules relating to employment with respect to the Business Employees (including, but not limited to, wage-hour rules and regulations, anti-discrimination and harassment laws, civil rights and fair employment practices, occupational health and safety and immigration laws) and to the Knowledge of the Company, there is no employment-related charge, complaint, grievance, investigation or written inquiry of any kind, pending or threatened, relating to an alleged violation or breach by the Company (or its or their officers or directors) of any Law, regulation or contract with respect to the Business Employees. No Employer is delinquent in payments to the Business Employees or to Business Service Providers for any wages (including overtime pay), salaries, commissions, bonuses or other compensation, and no Business Employee or Business Service Provider has made a claim or, to the Knowledge of the Company, threatened to make a claim, against any Employer.
(e)Other than as provided in the Severance and Retention Agreements, the employment of each Business Employee whose primary work location is in the United States, on an individual basis, is terminable at will without cost to any Employer other than reimbursements for business expenses and payments of accrued salaries, wages and vacation pay.
(f)Except as required by Code § 4980B and ERISA § 601 et seq. and any similar state or foreign Law, no Employer has any Liability to provide medical or life benefits to former Business Employees or their spouses or dependents or any other individual not employed by an Employer.
(g)No Employer has incurred any Liability that remains unsatisfied under the WARN Act or any similar Laws.
10.Tax Matters
.
(a)All Tax Returns required to have been filed by or with respect to each Acquired Company and the other Transferred Assets have been duly and timely filed (or, if due between the date hereof and the Closing Date, will be duly and timely filed), and each such Tax Return correctly and completely reflects Liability for Taxes and all other information required to be reported thereon. All Taxes owed by any Acquired Company or by the Company in respect of the Transferred Assets (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). The Company and each Acquired Company has adequately provided for, in their books of account and related records, Liabilities for all unpaid Taxes.
(b)There is no action or audit currently proposed, threatened or pending against, or with respect to, the Company or any Acquired Company in respect of any Taxes. Neither the Company nor any Acquired Company is the beneficiary of any extension of time within which to file any Tax Return, nor has the Company or any Acquired Company made (or had made on its behalf) any requests for such extensions. No claim has ever been made by an authority in a jurisdiction where the Company or any Acquired Company does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns. There are no Liens on any of the stock or assets of the Company or any Acquired Company with respect to Taxes.
(c)Each Acquired Company has withheld and timely paid all Taxes required to have been withheld and paid and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto. The Company has complied with all Tax withholding requirements with respect to the Business Employees employed by it.
(d)There is no dispute or claim concerning any Liability for Taxes with respect to the Company or any Acquired Company for which notice has been provided, or which is asserted or threatened, or which is otherwise known to the Company or any Acquired Company. No issues have been raised in any Tax examination with respect to the Company or any Acquired Company which, by application of similar

***Confidential Treatment Requested

principles, could be expected to result in Liability for Taxes for any other Acquired Company or period not so examined. Part 2.10(d) of the Disclosure Schedule (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to each Acquired Company for taxable periods ended on or after December 31, 2007, (ii) indicates those Tax Returns that have been audited, and (iii) indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Acquired Company since January 1, 2007. No Acquired Company has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.
(e)No Acquired Company has made any payments, is obligated to make any payments, or is a party to any agreement that in connection with the sale of the Business in accordance with this Agreement could obligate it to make payments that would result in a nondeductible expense under Section 280G of the Code or an excise Tax to the recipient of such payments pursuant to Section 4999 of the Code.
(f)No Acquired Company has agreed to or is required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code (or any comparable provision of state, local or foreign Law). Neither the Company nor any Acquired Company has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the five-year period ending as of the date of this Agreement. Neither the Company nor any Acquired Company has received (or is subject to) any ruling from any Tax Authority or has entered into (or is subject to) any agreement with a Tax Authority. Each Acquired Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.
(g)No Acquired Company is a party to any Tax allocation or sharing agreement. No Acquired Company has any Liability for the Taxes of any Person, (i) as a transferee or successor, (ii) by contract, (iii) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), or (iv) otherwise. No Acquired Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.
11.Real Property; Environmental Matters
.
(a)Part 2.11(a) of the Disclosure Schedule contains a list of all real property leased by the Company or any of the Acquired Companies that is used primarily to conduct the Business. The Company or one of the Acquired Companies, as applicable, has a valid leasehold estate in all such real property, free and clear of all Liens, other than Permitted Liens.
(b)The Company and the Acquired Companies are in material compliance with all applicable Environmental Laws and have been in such compliance at all times since January 1, 2011. During the past three years, neither the Company nor any of the Acquired Companies has received any written notice from a Governmental Body that alleges that the Company or any of the Acquired Companies is violating any Environmental Law. The Company has received no notice of, and has no knowledge of, any fact(s) which would reasonably be expected to constitute violation(s) of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the facilities or the Business, and is not in material violation of any covenants, conditions, easements, rights of way or restrictions directly affecting such facilities.
12.Insurance
. There are no pending claims related to the Business under any material insurance policy or fidelity bond which covers the Business and the Company or any of the Acquired Companies with respect to the Business as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights.

***Confidential Treatment Requested

13.Litigation
. As of the date of this Agreement, there is no lawsuit or other legal proceeding pending before any court of competent jurisdiction against the Company or any of the Acquired Companies that relates to the Business or any Assumed Contract or Assumed Liability.
14.Authority; Binding Nature of Agreement
. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and each of the Ancillary Agreements to which it will be a party. The Board of Directors of the Company (at a meeting duly called and held) has authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the transactions contemplated hereunder. This Agreement, assuming the due authorization, execution, and delivery by Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
15.Non-Contravention; Consents
. The execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Company of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which it will be a party will not cause a: (a) violation of any of the provisions of the certificate of incorporation or bylaws of the Company or any of the Organizational Documents of the Acquired Companies; (b) violation by the Company or any of the Acquired Companies of any Law applicable to the Company or any of the Acquired Companies; or (c) default on the part of the Company or any of the Acquired Companies under any Material Contract. Neither the Company nor any of the Acquired Companies is required to obtain any Consent from any Governmental Body or party to any material Assumed Contract at any time prior to the Closing in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements to which it will be a party or the consummation by the Company of the transactions contemplated under this Agreement or any of the Ancillary Agreements to which it will be a party, except (i) as may be required by the DGCL or any Antitrust Laws or governmental regulation, or (ii) as listed on Part 2.15 of the Disclosure Schedule.
16.Financial Advisor
. Except as set forth on Part 2.16 of the Disclosure Schedule, none of the Company or any of the Acquired Companies or any director, officer or employee of the Company or any other Person acting on behalf of the Company or any of the Acquired Companies has agreed to pay to any broker, finder, investment banker or any other Person, a brokerage, finder’s or other brokerage fee or commission in connection with this Agreement or any matter related hereto, nor has any broker, finder, investment banker or any other Person taken any action on which a claim for any such payment would be based. The Company shall be solely responsible for paying any and all fees, commissions or other compensation to which any party disclosed in Part 2.16 of the Disclosure Schedule is entitled or claims on account of the sale of the Transferred Assets.
17.U.S. Foreign Corrupt Practices Act
. Neither the Company nor the Acquired Companies nor, to the Company’s Knowledge, any Business Employee or anyone acting (or purporting to act) on the Business’ behalf has (i) offered, promised, authorized, paid or provided money, gifts, or anything else of value directly or indirectly to any non-U.S. government official, political party or official thereof, or candidate for non-U.S. political office in order to assist the Business in obtaining, retaining, or directing business or (ii) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.) as amended to the extent applicable to the Business.
18.Absence of Certain Changes, Events, and Conditions

***Confidential Treatment Requested

. Since March 31, 2014 through the date of this Agreement, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Business, any:
(a)event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect;
(b)entry into any Material Contract;
(c)incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice, Permitted Liens or indebtedness of the Company secured by the assets of the Business;
(d)transfer, assignment, sale or other disposition of any of the assets shown in the March 31, 2014 balance sheet of the Business included in the Financial Statements (the “Balance Sheet”) or cancellation of any debts or entitlements;
(e)transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Acquired Intellectual Property;
(f)material damage, destruction or loss (whether or not covered by insurance) to the Transferred Assets;
(g)any investment in, or any loan to, any other Person;
(h)acceleration, termination, material modification to or cancellation of any Material Contract other than the expiration of any such contract in accordance with its terms;
(i)any capital expenditures in excess of $25,000;
(j)imposition of any Lien upon any of the Transferred Assets other than Permitted Liens;
(k)(i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of the Business Employees, other than as provided for in any written agreements or required by applicable Legal Requirement, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $25,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant;
(l)adoption, modification to or termination of any: (i) employment, severance, retention or other agreement with any Business Employee, (ii) Employee Plan or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;
(m)any loan to (or forgiveness of any loan to), or entry into any other transaction with, any Business Employees;
(n)entry into a new line of business or abandonment or discontinuance of existing lines of business by the Business; or
(o)any contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
19.Inventory
. With respect to the Business Inventory, (a) all of such inventory is merchantable and fit for the purpose for which it was procured or produced, (b) all of such inventory other than written off inventory, except to the extent of reserves for inventory write down included in the net inventory amount shown on the face of the Balance Sheet (rather than any notes thereto), consists of a quality and quantity usable and salable in its ordinary course of business, (c) none of such inventory is slow moving, obsolete, damaged or defective, except to the extent of reserves for inventory write down included in the net inventory amount shown on the face of the Balance Sheet (rather than any notes thereto), (d) the quantities of each item of such inventory are not excessive and are reasonable in the present circumstances of the Business, and (e) none of such inventory will expire within six months of the Closing.
20.Immigration Matters
.

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(a)The Company has complied with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder with respect to the completion of Forms I-9 for all Business Employees in the United States and the re-verification of the employment status of all such employees whose employment authorization documents indicated a limited period of employment authorization.
(b)Except as set forth in Part 2.20(b) of the Disclosure Schedule, the Company has no Business Employees in its US offices working under United States Citizenship and Immigration Services or Immigration and Naturalization Service authorization in E, F, H, J, L, M, O, P, or TN Visa Status. Except as set forth in Part 2.20(b) of the Disclosure Schedule, the Company has no Business Employees for whom they currently have petitions or applications for immigration benefits pending with the United States Citizenship and Immigration Services or the U.S. Department of Labor.
21.Financial Statements
. True and complete copies of the unaudited balance sheet and statement of operation of the Business as of and for the fiscal year ended December 31, 2013 and the unaudited balance sheet and statement of operation of the Business for the three month period ended March 31, 2014 are attached as Part 2.21 of the Disclosure Schedule (collectively referred to herein as the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and each present fairly, in all in all material respects, the financial condition and results of operations of the Business as of the respective dates thereof and for the periods indicated, except as otherwise noted therein (subject to normal year-end adjustments); provided that statement of operations only reflects direct expenses of the Business and does not reflect allocations of overhead or other indirect expenses that would be required to be disclosed under GAAP in carve-out financial statements. The Financial Statements were prepared from the internal books and records of Company in a manner consistent with Company’s accounting practices with respect to the Business.
22.Absence of Material Undisclosed Liabilities
. The Company has no material Liabilities, either direct or indirect, matured or unmatured, or absolute, contingent or otherwise, which relate to the Business except: (i) those Liabilities set forth in the Balance Sheet, all of which were incurred in the normal course of business, (ii) Liabilities arising in the ordinary course of business since the date of such balance sheet, (iii) contracts or other Liabilities set forth on the Disclosure Schedule, (iv) Liabilities assumed in accordance with Section 1.3(c), and (v) Excluded Liabilities.
23.Severance Benefits
. Except as specifically described in Part 2.23 of the Disclosure Schedule and except for severance benefits imposed under applicable Law, the Company has no severance obligations of any kind as to which Purchaser would be held liable.
24.Accounts Receivable
. All accounts and notes receivable of the Business represent valid obligations arising from sales actually made in the ordinary course of business.
25.Customers
. Part 2.25 of the Disclosure Schedule lists the names of the twenty (20) most significant customers by revenue of the Business for the twelve-month period ended December 31, 2013 (“Significant Customers”).
26.Distributors
. Part 2.26 of the Disclosure Schedule lists the names of the five (5) most significant distributors (by revenue) of the Business for the twelve-month period ended December 31, 2013 (“Significant Distributors”). Except as set forth on Part 2.26 of the Disclosure Schedule, as of the date hereof, the Company has not received any notice that any Significant Distributor has ceased to sell the products, equipment, goods or services of

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the Business or written notice that a Significant Distributor will cease or substantially reduce, the sale or use of such products, equipment, goods or services.
27.Suppliers
. Part 2.27 of the Disclosure Schedule contains a complete list of each of the ten (10) most significant suppliers of raw materials, supplies, merchandise, services and other goods for the Business for the twelve-month period ended December 31, 2013 (“Significant Suppliers”). As of the date hereof, the Company has not received any notice that any Significant Supplier has ceased to sell raw materials, supplies, merchandise, services and other goods to the Business or any written notice that a Significant Supplier will cease after the Closing Date to sell any raw materials, supplies, merchandise, services or other goods to the Business on terms and conditions in all material respects similar to those imposed on current sales to the Business, subject only to general and customary price increases.
28.Warranties
. Part 2.28 of the Disclosure Schedule sets forth a description of the standard warranties currently offered or still in effect with respect to the Business Products.
29.Disclaimer of Representations and Warranties
. EXCEPT AS SET FORTH IN THIS SECTION 2, NONE OF THE COMPANY OR THE ACQUIRED COMPANIES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE Business OR ANY OF THE TRANSFERRED ASSETS, INCLUDING WITH RESPECT TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE OPERATION OF THE Business BY THE PURCHASER AFTER THE CLOSING, OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE Business AFTER THE CLOSING. OTHER THAN THE INDEMNIFICATION OBLIGATIONS OF THE COMPANY SET FORTH IN SECTION 5, NONE OF THE COMPANY OR ANY OF THE ACQUIRED COMPANIES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PURCHASER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PURCHASER, ITS AFFILIATES OR REPRESENTATIVES OF, OR SUCH PARTIES’ USE OF, ANY INFORMATION RELATING TO THE Business, INCLUDING ANY EXECUTIVE SUMMARY OR OTHER INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE PURCHASER, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK‑OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PURCHASER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

SECTION 3.	Representations and Warranties of Purchaser
Purchaser represents and warrants to the Company as follows:
1.Organization and Qualification
. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Purchaser is qualified to do business as a foreign entity, and is in good standing, under the laws of every jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or in such good standing would not reasonably be expected to have a Purchaser Material Adverse Effect.

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2.Authority; Binding Nature of Agreement
. Purchaser has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and each of the Ancillary Agreements, and the execution, delivery and performance by Purchaser of this Agreement has been duly authorized by all necessary action on the part of Purchaser. This Agreement, assuming the due authorization, execution, and delivery by the Company, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
3.Non-Contravention; Consents
. Except for violations and defaults that would not reasonably be expected to have a Purchaser Material Adverse Effect, the execution and delivery by Purchaser of this Agreement and each of the Ancillary Agreements and the consummation by Purchaser of the transactions contemplated by this Agreement and each of the Ancillary Agreements will not cause a: (a) violation of any of the provisions of the certificate of incorporation of Purchaser; (b) violation by Purchaser of any Law applicable to Purchaser; or (c) default on the part of Purchaser under any material Contract. Purchaser is not required to obtain any Consent from any Governmental Body or party to a material Contract at any time prior to the Closing in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements or the consummation by Purchaser of the transactions contemplated under this Agreement or any of the Ancillary Agreements, except (i) as may be required by the law of Delaware or any Antitrust Laws or governmental regulation, or (ii) where failure to obtain any such Consent would not reasonably be expected to have a Purchaser Material Adverse Effect.
4.Litigation
. As of the date of this Agreement, there is no lawsuit or other legal proceeding pending before any court of competent jurisdiction against Purchaser challenging the transactions contemplated by this Agreement.
5.Access
. Purchaser and its representatives have been given access to the assets, books, records, Contracts and employees of the Company and the Acquired Companies, and have been given the opportunity to meet with officers and other representatives of the Company and the Acquired Companies for the purpose of investigating and obtaining information regarding the business, operations and legal affairs of the Company and the Acquired Companies, including, without limitation, the Business.
6.Reliance
. Purchaser is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Business, the Transferred Assets, the Assumed Liabilities and the transactions contemplated by this Agreement, which investigation, review and analysis were conducted by Purchaser together with advisors that it has engaged for such purpose. Purchaser has not relied on and is not relying on any representations, warranties or other assurances regarding the Company, the Acquired Companies or the Business other than those representations and warranties expressly set forth in Section 2 of this Agreement.
7.No Purchaser Vote Required. No vote or other action of the stockholders of Purchaser is required by applicable Law, the certificate of incorporation of Purchaser, the by-laws of Purchaser or otherwise in order for Purchaser to consummate the transactions contemplated by this Agreement.
8.Financial Ability
. Purchaser will have at Closing cash available that is sufficient to enable it to consummate the transactions contemplated by this Agreement.
9.Investor Representation

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. The equity interests of the Acquired Companies to be acquired by Purchaser pursuant to this Agreement (the “Acquired Interests”) are being acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws. Purchaser is able to bear the economic risk of its investment in the Acquired Interests for an indefinite period of time and acknowledges that the Acquired Interests have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

SECTION 4.	Additional Covenants of the Parties
1.Public Announcements
. Neither Purchaser nor the Company shall issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement without the prior consent of the other; provided, however, that Purchaser or the Company may, without such approval, make such press releases or other public announcement as it believes are required pursuant to any listing agreement with any national securities exchange or stock market or applicable securities Laws, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.
2.Confidential Information
. Purchaser has previously executed the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms; provided, however, from and after the Closing, Purchaser shall be released from the confidentiality obligations under the Confidentiality Agreement with respect to the Transferred Assets. In addition, the parties hereto agree that this Agreement, including the terms and conditions of the transactions contemplated hereunder, and the information exchanged in connection with the execution hereof, shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement.
3.Bulk Sales
. Purchaser and the Company each hereby waives compliance by the Company with the provisions of “bulk sales” or similar applicable Laws, as such relate to the Transfer of the Transferred Assets.
4.Use of Names
. Except with respect to the trade names, trademarks, service marks, logos or domain names for the Business Products as listed on Schedule 1.1(a), which, together with the goodwill associated with such marks and names, are being assigned and transferred by the Company  to the Purchaser, the Company is not conveying ownership rights or granting Purchaser or any Affiliate of Purchaser a license to use any of the trade names, trademarks, service marks, logos or domain names of the Company or any of the Affiliates of the Company (including the name “SEQUENOM” or any trade name, trademark, service mark, logo or domain name incorporating the name “SEQUENOM”) (collectively, the “Company Names”). After the Closing, subject to a transition period of 120 days to allow Purchaser a reasonable amount of time to change the names of the Acquired Companies as necessary to comply with this Section 4.4 (and Purchaser shall use commercially reasonable efforts to change such names as promptly as practicable), and except with respect to the trade names, trademarks, service marks, logos or domain names for the Business Products as listed on Schedule 1.1(a), which are being assigned and transferred by the Company to the Purchaser, the Purchaser shall not use, or permit any Affiliate of Purchaser to use, in any manner the Company Names or any word that is similar in sound or appearance to the Company Names; provided however, that, solely with respect to any Company Names affixed to any Transferred Assets transferred to Purchaser at the Closing, the Purchaser shall be permitted to distribute, sell and dispose of any such Transferred Assets without relabeling or removing the Company Names during a transition period ending on the one year anniversary of the Closing. In the event Purchaser or any Affiliate of Purchaser violates any of Purchaser’s obligations under this Section 4.4, the Company may proceed against Purchaser in law or in equity for such damages or other relief as a

***Confidential Treatment Requested

court may deem appropriate. Purchaser acknowledges that a violation of this Section 4.4 may cause the Company and its Affiliates irreparable harm which may not be adequately compensated for by money damages. Purchaser therefore agrees that in the event of any actual or threatened violation of this Section 4.4, the Company shall be entitled, in addition to other remedies that may be available, to a temporary restraining order and to preliminary and final injunctive relief against Purchaser or any Affiliate of Purchaser to prevent any violations of this Section 4.4.
5.Business Employees.
(c)Employment of Business Employees. Effective as of the Closing Date, Purchaser shall offer, contingent on the Closing, employment to all Business Employees. Business Employees who accept such offers of employment from Purchaser or are employed by any of the Acquired Companies as of the Closing Date are referred to herein as “Transferred Employees.” The employment by Purchaser of the Business Employees employed by the Company prior to the Closing shall commence effective as of the Closing Date, and shall be deemed for all purposes to have occurred with no interruption or break in service. Purchaser shall not be obligated to hire any Business Employee unless an offer of employment is accepted by such Business Employee. Effective as of the Closing Date, the Company shall waive any covenants not to compete, confidentiality provisions or other similar restrictions that may be applicable to the Transferred Employees but only to the extent such covenants, provisions or restrictions relate to the Business and would prohibit the Transferred Employees from accepting employment with Purchaser or continuing in such employment without violating any such covenants, provisions or restrictions. The Company shall provide Purchaser will all employee records for the Transferred Employees in the books and records transferred to Purchaser at the Closing.
(d)Service Credit. The Transferred Employees shall receive credit for all periods of employment and/or service with the Company or any Acquired Company and their Affiliates (including service with predecessor employers, where such credit was provided by the Company or any Acquired Company or their Affiliates) prior to the Closing Date for purposes of eligibility and vesting (but not for benefit accrual, except for accrual of vacation and severance benefits under Purchaser’s or its Affiliates’ relevant plans and policies, and as set forth in this Agreement); provided that nothing herein shall result in a duplication of benefits with respect to the Transferred Employees.
(e)Employee Benefits-General. The Company shall bear the expense of and responsibility for all Liabilities arising from claims by the Transferred Employees for benefits attributable to periods prior to the Closing Date under the Employee Plans maintained by the Company, and Purchaser shall bear the expense of and responsibility for all Liabilities arising from claims by the Transferred Employees for benefits attributable to periods on or after the Closing Date under the benefit plans maintained by Purchaser or its Affiliates, including any claims under such plans relating to severance from employment on or after the Closing (including without limitation any such severance that relates to or results from any failure of Purchaser or its Affiliates to comply with the provisions of this Section 4.5).
(f)Flexible Spending Accounts. For the remainder of the calendar year in which the Closing occurs, the Company shall maintain or cause to be maintained health care and dependent care flexible spending accounts established under Code § 125 (“Company FSA”) under which the Transferred Employees have contributed pre-tax dollars to be reimbursed for qualifying health and dependent care expenses. The Transferred Employees shall continue to be credited immediately following the Closing under the Company FSA with the amounts available for reimbursement equal to such positive amounts as were credited under the Company FSA with respect to such Transferred Employees immediately before the Closing. Within twenty (20) Business Days following the Closing, the Company shall provide Purchaser with a list of each Transferred Employee who as of the Closing is a participant in the Company FSA, which list shall include an accounting with respect to each listed individual as follows: the total annual goal amount elected, the

***Confidential Treatment Requested

amount contributed as of the Closing and the amount reimbursed as of the Closing. If the balance is a negative number, Purchaser shall be under no obligation to pay such amount to the Company.
(g)Obligations and Liabilities.
(i)Employees Terminated Prior to Closing. Purchaser shall not assume any Liabilities with respect to Company’s termination of employment of any Business Employee on or prior to the Closing Date or with respect to any Business Employee who is not a Transferred Employee, including, without limitation, any accrued and unpaid wages and accrued vacation; provided, however, that Purchaser shall pay the cost of severance in accordance with the Company severance policy as previously provided to Purchaser (or as may be required by applicable Law) for any Business Employee who does not receive an offer (it being understood that Purchaser has agreed to make an offer to each Business Employee and the foregoing is not meant to be stipulated damages in the event of Purchaser’s breach of Section 4.5(a)) and provided, further, that nothing in this Section 4.5(e)(i) shall relieve Purchaser from its obligations under the Severance and Retention Agreements.
(ii)Benefits. Purchaser shall not assume any obligations arising out of any Employee Plan, including, without limitation, any pension benefit, employee welfare benefit, bonus, deferred compensation, stock purchase, stock option, severance, fringe benefit, medical insurance, life insurance or similar plan, policy or program of Company, whether or not covered or excluded from coverage under (ERISA), except for any severance obligations under Assumed Contracts or under applicable law.
(iii)Employee Notification. The Company shall give appropriate and sufficient notification, subject to the prior review and approval by Purchaser (which such approval shall not be unreasonably withheld), as may be required by both law and contract, to all Business Employees of this transaction.
(h)Severance
. Purchaser shall assume all severance obligations under the Severance and Retention Agreements and severance, consultation, advance notice or similar obligations to Business Employees outside the United States under applicable Law.
(i)Following the date of this Agreement, the Company and Purchaser shall cooperate in all matters reasonably necessary to effect the transactions contemplated by this Section 4.5, including providing copies of personnel files of the Transferred Employees (to the extent not prohibited by applicable Law).
(j)The parties hereto acknowledge and agree that all provisions contained in this Section 4.5 are included for the sole benefit of the parties, and that nothing in this Agreement, whether express or implied, shall create any third-party beneficiary or other rights (i) in any other Person, including any employee or former employee of the Company or the Business (including the Transferred Employees), any participant in any employee benefit plan maintained by Purchaser or any of its Affiliates, or any dependent or beneficiary thereof, or (ii) to continued employment with Purchaser. Nothing in this Agreement shall change the nature of any at-will employment relationship between Purchaser and any Transferred Employee.
4.6    Assistance in Proceedings. In the event and for so long as any party to this Agreement actively is contesting or defending against any Proceeding in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving the Business, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its Records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 5).

4.7    Post-Closing Covenant as to Transferred Assets and Acquired Companies’ Cash

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.
(a)    Subject to Section 1.9, to the extent after the Closing Date Purchaser reasonably identifies an asset of the Company which should have been included as part of the Transferred Assets, including but not limited to any Acquired Intellectual Property, the Company agrees to promptly assign such asset to Purchaser nunc pro tunc to the Closing Date, as if such asset had been identified and transferred as a Transferred Asset at the time of the Closing Date. To the extent an asset that is owned by the Company that should have been included in Transferred Assets cannot be transferred to Purchaser, as reasonably demonstrated by the Company to Purchaser (including due to Purchaser’s use of such asset outside the Business), the Company hereby licenses that asset to Purchaser (to the extent permissible) on an exclusive (even as to the Company), royalty-free, perpetual, non-terminable basis for use in the Business in the manner such asset is currently used by the Business (it being understood that if such asset is leased or licensed to the Company, such lease or license shall retain the character of the underlying grant (e.g., if it is non-exclusive or subject to a royalty, the asset shall continue to be subject to such terms)). The provisions (including the transfer and/or licensing obligations) of this Section 4.7 shall be binding on any successors or assigns to the asset in question.
(b)    Purchaser agrees that, as soon as reasonably practicable following the Closing, it shall transfer to the Company all cash and cash equivalents held by any Acquired Company as of the Closing.

SECTION 5.	Indemnification
1.Indemnification.
(a)Subject to the other provisions of this Section 5:
(i)The Company shall indemnify Purchaser and its Affiliates (each a “Purchaser Indemnified Party”) in respect of, and hold them harmless against, any Damages suffered by a Purchaser Indemnified Party resulting from:
(1)any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;
(2)any failure of the Company to perform any covenant or agreement contained in this Agreement; and
(3)any failure of the Company to satisfy or discharge any Excluded Liability in a timely manner.
(ii)Purchaser shall indemnify the Company and its Affiliates and assigns (each a “Company Indemnified Party”) in respect of, and hold them harmless against, any Damages suffered by a Company Indemnified Party resulting from:
(1)any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement;
(2)any failure of Purchaser to perform any covenant or agreement contained in this Agreement; and
(3)any failure of Purchaser to satisfy or discharge any Assumed Liability in a timely manner.
(b)In the event an Indemnified Party becomes aware of a third-party claim (including any action or proceeding commenced or threatened to be commenced by any third-party) that such Indemnified Party reasonably believes may result in a claim for indemnification pursuant to Section 5.1(a), such Indemnified Party shall promptly (and in any event within three (3) business days after becoming aware of such claim) notify the Company (in the event the Indemnified Party is a Purchaser Indemnified Party) or Purchaser (in the event the Indemnified Party is a Company Indemnified Party) in writing of such claim (such notice, the “Claim Notice”). The Claim Notice shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such claim and the amount of the claimed Damages; provided, however, that no delay or failure on the part of an Indemnified Party in delivering a

***Confidential Treatment Requested

Claim Notice shall relieve the Person with the indemnification obligations under Section 5.1(a) (the “Indemnifying Party”) from any Liability hereunder except to the extent of any Damage or Liability caused by or arising out of such delay or failure. Within twenty (20) days after receipt of any Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the claim referred to therein at the Indemnifying Party’s sole cost and expense with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume control of the defense of such claim, the Indemnified Party shall control the defense of such claim. The Person not controlling the defense of such claim (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of the defense of such claim and the Indemnifying Party and the Indemnified Party have materially conflicting interests or different defenses available with respect to such claim which cause the Indemnified Party to hire its own separate counsel with respect to such claim, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered Damages for purposes of this Agreement. The party controlling the defense of such claim (the “Controlling Party”) shall keep the Non-controlling Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such claim. Neither Purchaser nor the Company shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other of such parties, which shall not be unreasonably withheld or delayed; provided, however, that the consent of Purchaser shall not be required with respect to any such settlement or judgment if the Company agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment (subject to Section 5.3) and such settlement or judgment includes a complete release of all Purchaser Indemnified Parties from further Liability. Notwithstanding anything in this Section 5 to the contrary, Section 6 shall apply with respect to any Tax Claim. It is understood and agreed between the Parties that with respect to any third-party claim relating to the Identified Excluded Liability, for which Purchaser is responsible for paying the costs of defense of a Proceeding, Purchaser, not the Company, shall be the Controlling Party, and thus shall control the defense of (and shall pay the cost of attorneys fees for defending) any claim relating to the Identified Excluded Liability. However, pursuant to Section 1.4, the Company shall be responsible for paying any Damages (other than the defense costs discussed in the immediately preceding sentence) resulting from the Identified Excluded Liability, to the extent such Damages relate to activities by the Company prior to the Closing.
(c)In order to seek indemnification under this Section 5, the Indemnified Party shall deliver a written demand (an “Indemnification Demand”) to the Indemnifying Party which contains (i) the estimated amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under Section 5.1 for such Damages and an explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages (the “Asserted Damages Amount”).
(d)Within twenty (20) days after delivery of an Indemnification Demand to an Indemnifying Party, such Indemnifying Party shall deliver to the Indemnified Party a written response (the “Response”) in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Asserted Damages Amount (in which case the Response shall be accompanied by a payment to the Indemnified Party of the full Asserted Damages Amount); (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Asserted Damages Amount (such portion, the “Agreed Portion”) (in which case the Response shall be accompanied by a payment to the Indemnified Party of the Agreed Portion); or (iii) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount.
(e)In the event that the Person providing a Response pursuant to Section 5.1(d) shall (i) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount, or (ii) agree

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that the Indemnified Party is entitled to only the Agreed Portion of the Asserted Damages Amount, Purchaser and the Company shall attempt in good faith to agree upon the rights of the respective parties with respect to each of the indemnification claims that comprise the Asserted Damages Amount (or the portion of the Asserted Damages Amount not comprising the Agreed Portion). If Purchaser and the Company should so agree, a memorandum setting forth such agreement shall be prepared and signed by the applicable parties. If no such agreement can be reached after good faith negotiation within sixty (60) days after delivery of a Response, either Purchaser or the Company may initiate proceedings to resolve such unresolved matter.
2.Survival of Representations and Warranties
. All representations and warranties contained in this Agreement shall (a) survive the Closing and (b) expire at 5:00 p.m. local time in San Diego, California on the date that is 18 months after the Closing Date (the “Expiration Date”). All covenants and agreements of the parties contained in this Agreement that are to be performed at or prior to the Closing shall expire on the Closing Date, and all covenants and agreements of the parties contained in this Agreement to be performed following the Closing shall survive until performed in accordance with this Agreement. If any Indemnified Party delivers to the Indemnifying Party, before the Expiration Date, either a Claim Notice or an Indemnification Demand based upon a breach of a representation or warranty, then the demand for indemnification set forth therein shall survive until, but only for purposes of, the resolution of the matter covered by such Claim Notice or Indemnification Demand, as applicable. If the claim, demand or other matter with respect to which such Claim Notice or Indemnification Demand has been given is definitively withdrawn or resolved, the Indemnified Party that provided such Claim Notice or Indemnification Demand shall promptly so notify the    33    ***Confidential Treatment Requested
Indemnifying Party that received such Claim Notice or Indemnification Demand. The survival periods set forth herein are in lieu of, and the parties expressly waive, any otherwise applicable statute of limitations.
3.Limitations
(a)Except for Fraud claims and claims under Section 6 and Section 7.12, this Section 5 shall be the exclusive means for a Purchaser Indemnified Party to collect any Damages for which such Person is entitled to indemnification under this Agreement or otherwise and under any theory of Liability, and the Company’s aggregate Liability to Purchaser Indemnified Parties shall not exceed $[…***…]; provided, however, that such limitation shall not apply with respect only to the Identified Excluded Liability. Subject to the previous sentence, no current or former stockholder, optionholder, director, officer, employee, Affiliate or advisor of the Company or any Affiliate of the Company shall have any Liability of any nature to any Purchaser Indemnified Party with respect to the breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or any other matter relating to the transactions contemplated by this Agreement.
(b)The parties acknowledge that (i) no current or former stockholder, optionholder, director, officer, employee, Affiliate or advisor of the Company has made or is making any representations or warranties whatsoever regarding the Company or the subject matter of this Agreement, express or implied; and (ii) there shall not be any multiple recovery for any Damages.
(c)The Purchaser Indemnified Parties must first pursue the Indemnity Escrow Fund (as reduced from time to time in accordance with the Escrow Agreement) for payment of the Company’s indemnification obligations under this Agreement to the extent of the remaining balance thereof prior to pursuing the Company.
(d)Notwithstanding anything to the contrary contained in this Agreement, no Purchaser Indemnified Party shall be entitled to recover any Damages under Section 5.1(a)(i)(1) unless and until the aggregate Damages for which they would otherwise be entitled to indemnification under Section 5.1(a)(i) exceed $[…***…] of the Closing Consideration (at which point Purchaser Indemnified Parties shall become entitled to be indemnified for such Damages from the first dollar).

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(e)Notwithstanding anything to the contrary contained in this Agreement, no Company Indemnified Party shall be entitled to recover any Damages under Section 5.1(a)(ii)(1) unless and until the aggregate Damages for which they would otherwise be entitled to indemnification under Section 5.1(a)(ii) exceed $[…***…] of the Closing Consideration (at which point the Company Indemnified Parties shall become entitled to be indemnified for such Damages from the first dollar).
If any Indemnified Party receives or becomes entitled to indemnification from an Indemnifying Party, the Indemnifying Party shall be entitled to exercise and shall be subrogated to any rights and remedies (including rights of indemnity, rights of contribution and rights of recovery) that the Indemnified Party may have against any other Person with respect to    42
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any Damages, circumstance or matter to which such indemnification payment is directly or indirectly related. The Indemnified Party shall take such actions as the Indemnifying Party may reasonably request for the purpose of enabling the Indemnifying Party to perfect or exercise all rights of subrogation hereunder.

4.Nature of Payments
. Any indemnity payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price payable hereunder for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to such payment causes any such payment not to be treated as an adjustment to the Purchase Price payable hereunder for Tax purposes.
5.Set Off; Suspension.
(a)Purchaser may, at its option, set off any amount to which Purchaser has been determined to be entitled from the Company under this Section 5 pursuant to a Final Determination (as defined below) of a claim specified in an Indemnification Demand against any Milestone Payment otherwise payable by Purchaser to the Company.
(b)If Purchaser delivers an Indemnification Demand to the Company prior to the Expiration Date, then, until there has been a Final Determination of such Indemnification Demand, Purchaser’s obligation to pay that portion of any Milestone Payment otherwise payable by Purchaser to the Company under this Agreement equal to the actual or estimated amount of such claim as specified in such Indemnification Demand is suspended (subject to the limitations set forth in Section 5.3). Upon the Final Determination of such Indemnification Demand, Purchaser shall promptly pay to the Company any portion of such suspended amount which, but for the foregoing provisions of this Section 5.5(b), would have been due and payable under this Agreement prior to the making of such Final Determination, except to the extent that either (i) Purchaser is entitled and elects to exercise its right of set off under Section 5.5(a) with respect to that portion of such suspended amount, or (ii) the obligation of Purchaser to pay that portion of such suspended amount has been suspended under this Section 5.5(b) with respect to any other Indemnification Demand as to which no Final Determination has yet been made.
(c)For purposes of this Section 5.5, a “Final Determination” of an Indemnification Demand is deemed to have been made if (i) Purchaser and the Company agree in writing as to the amount of such claim to which Purchaser is entitled, or (ii) if the parties mutually agree to resolve the dispute through arbitration, a binding arbitration award is entered into specifying the amount of such claim to which Purchaser is entitled (provided that nothing herein requires Purchaser or the Company to submit to binding arbitration), or (iii) a final order, decree, or judgment of a court of competent jurisdiction (the time for appeal having expired and no appeal having been taken) is issued or entered into specifying the amount of such claim to which Purchaser is entitled.

SECTION 6.	Tax Matters
1.Cooperation
. In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Business or the Transferred Assets or any Tax Liabilities imposed on the Acquired

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Companies for any Tax periods or portions of Tax periods through the Closing Date (“Pre-Closing Tax Periods”), Purchaser and the Company shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Tax Authorities as to the imposition of Taxes. Purchaser shall and shall cause the Acquired Companies to (i) retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) give the Company reasonable written notice prior to transferring, destroying or discarding any such books and records and allow the Company to take possession of such books and records.
2.Amendment of Tax Returns
. Neither Purchaser nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return or Tax election of the Acquired Companies with respect to a Pre-Closing Tax Period without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.
3.Responsibility for Filing Tax Returns
. The Company shall be responsible for all Taxes payable in respect of the Transferred Assets and all Taxes payable by the Acquired Companies for all Pre-Closing Tax Periods other than any Taxes taken into account in determining Net Working Capital pursuant to Section 1.6. The Company shall be responsible for filing all Tax Returns in respect of the Transferred Assets and all Tax Returns of the Acquired Companies that are due on or prior to the Closing Date. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by applicable Law. Purchaser shall cause the Acquired Companies to file all Tax Returns in respect of Pre-Closing Tax Periods that are due after the Closing Date. The Company shall promptly reimburse Purchaser for any Taxes of an Acquired Company for any Pre-Closing Tax Period (other than any Tax taken into consideration pursuant to Section 1.6 in determining Net Working Capital) within five (5) days of Purchaser’s written request for such reimbursement, which shall be accompanied by the Tax Return showing the amount of Tax due for such Pre-Closing Tax Period.
4.Straddle Periods
. In the case of any Tax period that includes (but does not end on) the Closing Date (any such Tax period hereinafter is referred to as a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company or any of the Acquired Companies for the Pre-Closing Tax Period shall be determined based on an interim closing of the books of such Acquired Company as of the Closing Date and the amount of other Taxes of the Acquired Companies for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be an amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days from the beginning of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in such Straddle Period. For purposes of this Agreement, any Tax allocated to the Pre-Closing Tax Period under this Section 6.4(a) and not taken into consideration pursuant to Section 1.6 in determining Net Working Capital shall be treated as an Excluded Liability and shall be the responsibility of the Company. For purposes of this Agreement, a portion of each property Tax or similar Tax with respect to the Transferred Assets that is attributable to any Straddle Period shall be treated as an Excluded Liability and shall be the responsibility of the Company, and that portion shall be equal to the total amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in such taxable period falling before and including the Closing Date, and the denominator of which is the total number of days in such taxable period. The remainder of any such Tax shall be the responsibility of Purchaser.
5.Refunds

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. All refunds or credits of Taxes (including any interest thereon) received by or credited to any of the Acquired Companies attributable to periods ending on or prior to the Closing Date or to such portions of Straddle Periods attributable to the period ending on or prior to the Closing Date shall be for the benefit of the Company, except to the extent taken into account in determining Net Working Capital pursuant to Section 1.6, and Purchaser shall use its commercially reasonable efforts to obtain any such refunds and promptly remit the payments over to the Company.
6.Tax Contests
.
(a)Purchaser shall notify the Company upon receipt by any of the Acquired Companies, the Purchaser or any Affiliate of the Purchaser or the Acquired Companies of any written notice, inquiries, assessments, Proceedings, or audits received from any Tax Authority with respect to Taxes of the Acquired Companies for which the Company otherwise would be required to indemnify the Purchaser pursuant to this Section 6 (a “Tax Claim”). The Company may participate in and, upon notice to Purchaser, assume the defense of any such Tax Claim at the Company’s sole cost. If the Company assumes such defense, the Company shall have the authority, with respect to any Tax Claim, to represent the interests of the Acquired Companies before the relevant Tax Authority and shall have the right to control the defense, compromise or other resolution of any such Tax Claim, including responding to inquiries, and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Claim. Purchaser shall deliver or cause to be delivered to the Company all powers of attorney necessary for the Company to contest such Tax Claim. Purchaser shall have the right (but not the duty) to participate in the defense of such Tax Claim and to employ counsel, at its own expense, separate from the counsel employed by the Company. Notwithstanding the foregoing, the Company shall not enter into any settlement of or otherwise compromise any such Tax Claim to the extent that it adversely affects Purchaser, the Acquired Companies or any Affiliate of the foregoing without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed). The Company shall keep Purchaser informed with respect to the status and nature of any such Tax Claim, and will, in good faith, allow Purchaser to consult with it regarding the conduct of or positions taken in any such proceeding.
(b)If the Company does not assume the defense of any Tax Claim, Purchaser shall represent the interests of the Acquired Companies with respect to any Tax Claim before the relevant Tax Authority and shall control the defense, compromise or other resolution of any such Tax Claim, including responding to inquiries, and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Claim, if any. The Company shall have the right (but not the duty) to participate in the defense of such Tax Claim and to employ counsel, at its own expense, separate from the counsel employed by Purchaser. The Company shall reimburse Purchaser for all expenses, including legal and accounting fees, incurred in connection with such defense, compromise or other resolution of such Tax Claim. Notwithstanding the foregoing, Purchaser may not enter into any settlement of or otherwise compromise any such Tax Claim to the extent that it adversely affects the rights and obligations of the Company hereunder without the prior written consent of the Company (which consent will not be unreasonably withheld or delayed). Purchaser shall keep the Company informed with respect to the status and nature of any such Tax Claim, and will, in good faith, allow the Company to consult with it regarding the conduct of or positions taken in any such proceeding. In the event that either the Company or Purchaser makes a payment of Tax for which the other party is responsible, the other party shall reimburse such Tax promptly but in no event later than thirty (30) days after the presentation to such party of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

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7.Sales and Transfer Taxes
. Purchaser will bear and pay, and will reimburse the Company for, any sales or documentary transfer Taxes, charges, fees or expenses that may become payable in connection with the sale of the Transferred Assets to Purchaser and the assumption by Purchaser of the Assumed Liabilities or any of the other transactions contemplated hereunder.

SECTION 7.	Miscellaneous Provisions
1.Amendment
. This Agreement may be amended with the approval of the respective boards of directors (or other governing body or entity) of the Company and Purchaser at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
2.Expenses
. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Closing is consummated.
3.Waiver
(a)No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(b)No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
4.Entire Agreement; Counterparts
. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic transmission, each of which shall be deemed an original.
5.Applicable Law; Jurisdiction
. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of San Diego in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in the County of San Diego in the State of California; and (c) each of the parties irrevocably waives the right to trial by jury.
6.Attorneys’ Fees
. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

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7.Assignability
. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by the Company or Purchaser without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect. Notwithstanding the foregoing but subject to Section 1.7(c), without the prior written consent of the any other Person, Purchaser, may, in its sole discretion, assign, in whole or in part, (x) its rights and obligations pursuant to this Agreement to one or more of its Affiliates; (y) its rights under this Agreement for collateral security purposes to any lender providing financing to Purchaser and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and (z) its rights under this Agreement, in whole or in part, to any subsequent purchaser of Purchaser or any material portion of its assets (whether such sale is structured as a sale of stock, sale of assets, merger, recapitalization or otherwise); provided that any such assignment does not relieve the Purchaser of its obligations hereunder.
8.Third Party Beneficiaries
. Except as provided in Section 5, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
9.Notices
. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if    39    ***Confidential Treatment Requested
sent by facsimile (with the sender’s facsimile machine generating a transmission confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
if to Purchaser:

BioSciences Acquisition Company
c/o Telegraph Hill Partners
Suite 601, 360 Post Street
San Francisco, CA 94108
Attention: J. Matthew Mackowski
Facsimile No.: […***…]

with a copy to (which shall not constitute notice):
Orrick, Herrington & Sutcliffe, LLP

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405 Howard Street
San Francisco, CA 94105
Attention: John F. Seegal
Facsimile: […***…]

if to the Company:

Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121
Attention: Chief Executive Officer
Facsimile: […***…]
with a copy to (which shall not constitute notice):
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Barbara L. Borden
Facsimile: […***…]

10.Severability
. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
11.No Implied Representations
. The parties acknowledge that, except as expressly provided in Sections 2 and 3, none of the parties hereto has made or is making any representations or warranties whatsoever, implied or otherwise.
12.Specific Performance
. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Purchaser and the Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

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13.Construction
(a)For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c)As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d)Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.
(e)The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(f)All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which, except as otherwise provided herein or in any Ancillary Agreement, is the currency used for all purposes in this Agreement and any Ancillary Agreement.
14.Disclosure Schedule
. The Disclosure Schedule has been arranged, for purposes of convenience only, as separate Parts corresponding to the Sections of Section 2. The representations and warranties contained in Section 2 of the Agreement are subject to (a) the exceptions and disclosures set forth in the Part of the Disclosure Schedule corresponding to the particular Section of Section 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such Part of the Disclosure Schedule by reference to another Part of the Disclosure Schedule; and (c) any exception or disclosure set forth in any other Part of the Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure could qualify such representation and warranty. No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. The information set forth in the Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement. The Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company contained in this Agreement. Nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.
15.Further Actions
. The parties hereto shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, including the timely assignment, conveyance or other Transfer of the Transferred Assets to Purchaser and the consolidation, vesting and recordation of the full ownership thereof. The parties hereto shall (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other

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documents, and (c) do such other acts and things, all as any other party hereto may reasonably request for the purpose of carrying out the intent of this Agreement.
16.Nonrecourse; Release.
(a)No past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of the Company or any of its Affiliates shall be responsible for any Liabilities of the Company under this Agreement or for any claim (whether in contract or tort, in law or in equity, or based upon any theory that seeks to “pierce the corporate veil” or impose Liability of an entity against its owners or Affiliates or otherwise) or other Liability arising under, based on, in respect of, in connection with, or by reason of, this Agreement or the transactions contemplated hereby, including its negotiation or execution, in each case, unless a signatory hereto and then only in its capacity as such.
(b)As of the Closing, except as provided in this Agreement or any of the Ancillary Agreements, if applicable, all agreements and arrangements between and among the Company and its Affiliates, on the one hand, and any of the Acquired Companies, on the other hand (other than such agreements and arrangements set forth in this Agreement and the Ancillary Agreements, if applicable), shall be deemed to be, and shall be, terminated in all respects (notwithstanding anything therein relating to the survival of any provisions thereof) without any further action by the parties to such agreements, and Purchaser, for an on behalf of the Acquired Companies, hereby releases and forever discharges the Company and its Affiliates, and following the Closing, Purchaser shall cause the Acquired Companies to release and forever discharge the Company and its Affiliates, from any and all claims, demands, actions, damages and other Liabilities that any of the Acquired Companies may have against them as of the Closing Date. The Company hereby releases and forever discharges the Acquired Companies and their Affiliates from any and all claims, demands, actions, damages and other Liabilities that the Company may have against them as of the Closing Date.
[Signature Page Follows]

[Signature Page to Asset Purchase Agreement]
In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.
BIOSCIENCES ACQUISITION COMPANY
By: /s/ Robert G. Shepler
Name: Robert G. Shepler
Title: President

SEQUENOM, INC.
By: /s/ Paul Maier
Name: Paul Maier
Title: Chief Financial Officer

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A-7

A-1
Exhibit A
Certain Definitions
For purposes of the Agreement (including this Exhibit A):
“2014 Business Revenue” means, without duplication, the sum of all recognized revenue, net of discounts, determined in accordance with GAAP consistently applied and the Applicable Accounting Principles, (a) by the Company, on a consolidated basis, between and including January 1, 2014 to the Closing Date and (b) by Purchaser, its subsidiaries, and any assignees and successors of Purchaser or its subsidiaries, in each case, in connection with the operation of the Business anywhere in the world during the 2014 calendar year, including, without limitation, revenue recognized according to US GAAP consistently applied and in accordance with the Applicable Accounting Principles from royalties, licenses and other payments from any licensees or distributors of Purchaser or its subsidiaries or from any other third party to whom Purchaser or any of its subsidiaries grants any right in and to any Business Product but excluding all revenue from maintenance agreements and revenue from Purchaser sales to the Company or Company Affiliates, less the following deductions actually incurred, allowed, paid, accrued or otherwise specifically allocated to Business Products using GAAP applied on a consistent basis and in accordance with the Applicable Accounting Principles: all sales, use, value added, occupation or excise Taxes, and other Taxes based or imposed on the transfer of Business Products from one party to another or the provision of a service in connection with the operation of the Business (in any event excluding Taxes on income); all freight, duty or insurance directly related to the distribution of Business Products to the extent included in the invoiced sales price; all refunds, rebates, exchanges, discounts, and allowances for returns actually allowed or given for returns or rejections of Business Products (subject to the obligations in Section 1.7(e)); and all actual write-offs of uncollectible amounts receivable in the Business; provided, however, that if any written-off amount is in fact subsequently received within 180 days of the original invoice date, such received amount will be included in the calculation of 2014 Business Revenue. For any sales that are invoiced in a currency other than U.S. dollars, 2014 Business Revenue will be calculated using the applicable Currency Conversion Rate.
“2014 Business Revenue Calculation” has the meaning set forth in Section 1.7(b)(ii).
“2014 Revenue Milestone” has the meaning set forth in Section 1.7(b)(i).
“2014 Revenue Milestone Payment” has the meaning set forth in Section 1.7(b)(i).
“2014 Revenue Target” has the meaning set forth in Section 1.7(b)(i).
“510(k) Milestone” has the meaning set forth in Section 1.7(a).
“510(k) Milestone Payment” has the meaning set forth in Section 1.7(a).
“Acquired Companies” has the meaning set forth in Section 1.1(f).
“Acquired Intellectual Property” means Intellectual Property owned by the Company or an Acquired Company that is used primarily in the Business.
“Acquired Interests” has the meaning set forth in Section 3.9.

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“Acquisition Proposal” shall mean any proposal or offer from any Person (other than Purchaser or any of its Affiliates or respective representatives) for any acquisition by such Person of the Business or any substantial portion thereof (other than as permitted under the terms of the Agreement). For clarity, any proposal or offer from any Person for any acquisition of all or substantially all of the assets of the Company (whether or not including the Business), whether by virtue of a merger, stock purchase, acquisition of assets or otherwise, shall not be deemed an Acquisition Proposal.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Agreed Portion” has the meaning set forth in Section 5.1(d).
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Ancillary Agreements” has the meaning set forth in Section 1.10(c).
“Ancillary License Agreements” has the meaning set forth in Section 1.10(c)(i).
“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign anti-trust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Accounting Principles” has the meaning set forth in Section 1.6(b).
“Asserted Damages Amount” has the meaning set forth in Section 5.1(c).
“Assumed Contracts” has the meaning set forth in Section 1.1(b).
“Assumed Liabilities” has the meaning set forth in Section 1.3.
“Balance Sheet” has the meaning set forth in Section 2.18.
“Business” means the Company's Bioscience business segment as presently conducted, previously known as the Company's Genetic Analysis business segment, which develops, manufactures, markets, sells and services mass spectrometry analytical instruments and related instruments, reagents and ancillaries, consumables, software, assays, kits, maintenance contracts, assay design services, and other related products and services, in each case for use in or with mass spectrometry instruments and kits. For clarification, the Business expressly excludes the SEQUENOM Laboratories Business, including SEQUENOM Laboratories’ use of Business Products for laboratory developed tests within SEQUENOM's CLIA laboratory.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday, except when a U.S. Federal Holiday falls on one of said days.
“Business Employee Agreement” means each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) the Company or any Acquired Company; and (b) any Business Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Law) without any obligation on the part of the Company or any Acquired Company to make any severance, termination, change in control or similar payment or to provide any benefit.
“Business Employees” has the meaning set forth in Section 2.9(a).

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“Business Intellectual Property” means the Acquired Intellectual Property and the Licensed Intellectual Property.
“Business Inventory” has the meaning set forth in Section 1.1(c).
“Business Material Adverse Effect” means any effect that is materially adverse to the Business, taken as a whole; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Business Material Adverse Effect: (a) any adverse effect resulting from any regional, national or international economic, financial, social or political conditions (including changes therein); (b) any adverse effect resulting from conditions generally affecting any industry or industry sector in which the Business operates; (c) any adverse effect resulting from changes in the financial, banking or securities markets (including in each of clauses (a), (b) and (c), any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States, but excluding from each of clauses (a), (b) and (c) any effects or conditions that have affected the Business to a substantially greater degree than they have affected comparable companies that operate in the same industry as the Business); (d) any adverse effect resulting from the announcement, execution or delivery of the Agreement or the pendency or consummation of the transactions contemplated hereunder, including any reduction in revenue, any disruption in (or loss of) supplier, distributor, partner or similar relationships or any loss of employees; (e) any adverse effect resulting directly or indirectly from any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof; (f) any adverse effect resulting directly or indirectly from any action taken by the Company at Purchaser’s direction; (g) the failure of the Company to meet internal expectations or projections, provided, however, that the underlying causes of the failure to meet internal expectations or projections can be taken into account; or (h) any adverse effect resulting directly or indirectly from any breach by Purchaser of any provision of the Agreement or the taking of any other action by Purchaser.
“Business Products” means the MassARRAY® System, MassArray Analyzer 4, SpectroCHIP Array, iPLEX Gold, iSEQ, QGE, EpiTYPER, TYPER software, MelaCarta Panel, OncoCarta Panel, LungCarta Panel, iPLEX ADME PGx Panel, UltraSEEK Oncogene Panel, OncoFOCUS Panel, iPLEX Pro Sample ID Panel and Assay Explorer, all currently for Research Use Only.
“Business Service Providers” has the meaning set forth in Section 2.9(b).
“Business Software” means computer source code, programs and other software (including all machine readable code, printed listings of code, documentation, data, and related property and information) that is part of or used in a Business Product.
“Change of Control” means the occurrence of any of the following events: (a) any consolidation or merger of Purchaser with or into any other Entity in which the holders of Purchaser’s outstanding equity interests immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain equity interests representing a majority of the voting power of the surviving Entity or equity interests representing a majority of the voting power of an Entity that wholly owns, directly or indirectly, the surviving Entity; (b) the sale, transfer or assignment of securities of Purchaser representing a majority of the voting power of all of Purchaser’s outstanding voting securities to an acquiring party or group; (c) the sale of all or substantially all of Purchaser’s assets, or (d) the sale or assignment of all or substantially all of the Acquired Intellectual Property or the assignment of this Agreement by Purchaser to a third party; excluding in the case of clauses (a), (b), (c) and (d) transfers to Affiliates of the Purchaser that are made after May 31,

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2015, providing the transferee has sufficient cash resources to pay any Milestone Payment obligations that may be outstanding as of the date of such transfer.
“Claim Notice” has the meaning set forth in Section 5.1(b).
“Closing” has the meaning set forth in Section 1.10(a).
“Closing Balance Sheet” has the meaning set forth in Section 1.6(c).
“Closing Consideration” has the meaning set forth in Section 1.5(b).
“Closing Date” has the meaning set forth in Section 1.10(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the preamble to this Agreement.
“Company-Calculated Closing Consideration” has the meaning set forth in Section 1.6(b).
“Company Closing Certificate” has the meaning set forth in Section 1.6(b).
“Company FSA” has the meaning set forth in Section 4.5(d).
“Company Indemnified Party” has the meaning set forth in Section 5.1(a)(ii).
“Company Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.
“Confidentiality Agreement” means that certain letter agreement containing confidentiality provisions dated as of December 12, 2013, between the Company and Purchaser.
“Consent” means any consent, approval or waiver.
“Contract” means those agreements in writing, legally binding and in effect as of the date of the Agreement.
“Controlling Party” has the meaning set forth in Section 5.1(b).
“Currency Conversion Rates” means for 2014 Business Revenue recognized in each month during the 2014 calendar year, for each such month, the average of the daily closing interbank currency conversion rates quoted in the Wall Street Journal, New York City edition, in such month.
“Damages” means losses, costs, damages (including consequential damages) and expenses, including reasonable attorneys’ fees and expenses and reasonable fees and expenses of other professionals and experts, that have been incurred by a Person as a result of the breach of a representation or warranty or covenant, but excluding unforeseeable, speculative, special, indirect, exemplary and punitive damages; provided, however, that for purposes of computing the amount of Damages incurred or paid by a Person, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements that are received by such Person or any of such Person’s Affiliates in connection with such Damages or the circumstances giving rise thereto.

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“DGCL” means Delaware General Corporation Law.
“Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Purchaser on the date of the Agreement and as may be updated and amended through the Closing Date.
“Dispute Notice” has the meaning set forth in Section 1.6(d).
“Documents” mean (a) books, records, manuals, files, invoices, inventory records, product specifications, customer lists, cost and pricing information, physician lists, supplier lists, business plans, catalogs, customer literature, marketing materials, quality control records and credit records of customers; (b) research, design and development files, records and laboratory books; and (c) all procedural documentation and data other than Excluded Assets, in each case arising primarily from or used in the Business.
“DOJ” means the U.S. Department of Justice.
“Employee Plans” means all “employee benefit plans” within the meaning of Section 3(3) of ERISA, all formal written plans and all other compensation and benefit plans, contracts, policies, programs and arrangements of the Company (other than routine administrative procedures) in effect as of the date hereof, including all pension, profit sharing, savings and thrift, bonus, stock bonus, stock option or other cash or equity-based incentive or deferred compensation, severance pay and medical and life insurance plans in which any of the Business Employees or their dependents participate.
“Employer” has the meaning set forth in Section 2.9(a).
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
“Environmental Laws” means any Laws of any Governmental Authority in effect as of the date hereof relating to pollution or protection of the environment.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” has the meaning set forth in Section 1.5A.
“Escrow Agreement” has the meaning set forth in Section 1.5A.
“Excluded Assets” has the meaning set forth in Section 1.2.
“Excluded Liabilities” has the meaning set forth in Section 1.4.
“Expiration Date” has the meaning set forth in Section 5.2.
“FDCA” means the Federal Food, Drug and Cosmetics Act, as amended, and all related rules, regulations and guidelines.
“Final Determination” has the meaning set forth in Section 5.5(c).
“Financial Statements” has the meaning set forth in Section 2.21.

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“Fraud” means any intentional misrepresentation, deceit, or concealment of a material fact with the intention of depriving a Person of property or legal rights or otherwise causing injury.
“FTC” means the U.S. Federal Trade Commission.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authorization” means any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.
“Governmental Body” means any national, federal, regional, state, provincial, local, or foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority.
“Guarantor” has the meaning set forth in the preamble to this Agreement.
“HSR Act” means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.
“Identified Excluded Liability” has the meaning set forth in Section 1.4.
“Indemnification Demand” has the meaning set forth in Section 5.1(c).
“Indemnified Party” means a Purchaser Indemnified Party or a Company Indemnified Party, as applicable.
“Indemnifying Party” has the meaning set forth in Section 5.1(b).
“Indemnity Escrow Fund” has the meaning set forth in Section 1.5A.
“Independent Accountants” has the meaning set forth in Section 1.6(e).
“Intellectual Property” means the following items of intangible property:
(a)    Patents;
(b)    trademarks, trade names, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same;
(c)    copyrights, whether or not registered, and all pending applications for registration of the same;
(d)    URLs;
(e)    all technical information, know-how and data, including, without limitation, inventions (including invention disclosures), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological,

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pharmaceutical, physical and analytical, safety, quality control, manufacturing, nonclinical and clinical data, regulatory data and filings, instructions, processes, formulae, expertise and information, relevant to the research, development, manufacture, use, importation, offering for sale or sale of, and/or which may be useful in studying, testing, developing, producing or formulating, products, or intermediates for the synthesis thereof; and
(f)    computer programs and related flow-charts, programmer notes, updates and data, whether in object or source code form.    A-8     ***Confidential Treatment Requested
“Inventory” means inventory, including, without limitation, goods, goods-in-transit, supplies, containers, packaging materials, raw materials, work-in-progress, finished goods, samples and other consumables.
“IT Systems” mean all hardware, enterprise, finance, administrative and office software, middleware, firmware, data, databases, data communication lines, computers, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and all other information technology equipment.
“Knowledge” means the actual knowledge of a fact or other matter of the Knowledge Individuals.
“Knowledge Individuals” means the following Persons: […***…].
“Labor Organization” means trade union, labor organization, work council, employee committee, employee representative body or other similar body.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body as in effect on the date of this Agreement.
“Leased Facility” has the meaning set forth in Section 1.1(b).
“Liabilities” include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.
“Licensed Intellectual Property” means the Intellectual Property used exclusively in the operation of the Business as currently conducted and licensed by the Company or any Acquired Company from any other Person.
“Liens” means liens, mortgages, encumbrances, security interests, claims, charges or pledges.
“MassARRAY® System” means the Company’s mass spectrometry-based platform for genetic analysis comprised of research use only hardware, software applications, and consumables.
“Material Contract” means each of the following Contracts to the extent related to the Business: (a) any Contract which is in effect and which has been filed (or would be required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that the Company would be required to disclose under Item 404 of Regulation     A-10
A-9
S-K if the Company were to file a registration statement on Form S-1 under the Securities Act; (b) any Contract constituting a Business Employee Agreement; (c) any Contract which has been identified or should

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have been identified in Part 2.5(e) or Part 2.5(f) of the Disclosure Schedule; (d) any Contract with any distributor and any Contract with any other reseller or sales representative, in each case, that provides exclusivity rights to any third party; (e) any Contract that is with a supplier of equipment, consumables, products, raw materials or any component, or any services used in the Business Products, which supplier is the only source in the market place or only supplier to the Business or that imposes a minimum purchase order; (f) any Contract relating to the lease or sublease of real property to the Company or the Acquired Companies, including the Leased Facility; and (g) any Contract, the termination of which would reasonably be expected to have a Business Material Adverse Effect.
“Medical Product” has the meaning set forth in Section 2.6(a).
“Milestone” means the 510(k) Milestone or the 2014 Revenue Milestone.
“Milestone Payment” means the 510(k) Milestone Payment or the 2014 Revenue Milestone Payment.
“Necessary Consent” has the meaning set forth in Section 1.9.
“Net Working Capital” means, as of 11:59 p.m. local time in San Diego, California on the date immediately prior to the Closing, the current assets of the Business and the Acquired Companies as of such time (excluding the Excluded Assets), less the current liabilities of the Company and the Acquired Companies as of such time (excluding any accrued transaction expenses, accrued bonuses, the tax provision, the Excluded Liabilities, and deferred revenue), each calculated in accordance with GAAP and the Applicable Accounting Principles.
“Non-controlling Party” has the meaning set forth in Section 5.1(b).
“Noncompetition Agreement” has the meaning set forth in Section 1.10(c)(vii).
“Objection Notice” has the meaning set forth in Section 1.7(b)(ii).
“Organizational Documents” has the meaning set forth in Section 2.2.
“Patents” means all patents and patent applications (including provisional applications), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any confirmation patent or registration patent or patent of addition based on any such patent, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and like forms of industrial protection of any of the foregoing anywhere in the world.
“Permitted Liens” means: (a) liens for current Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings or that are otherwise not material; (b) encumbrances that do not materially impair the ownership or use of the assets to which they relate; (c) liens securing debt as reflected in the Disclosure Schedule, if any; (d) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (e) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law or governmental regulations; (f) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens; (g) leases or subleases and licenses or sublicenses granted to others in the ordinary course of the Company’s business; (h) any right, title or interest of a licensor under a license; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of the Business; (j) liens in favor of customs

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and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (k) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (l) liens and encumbrances arising under the Assumed Contracts; and (m) such other mortgages, liens, pledges, charges or other encumbrances as would not reasonably be expected to result in a Business Material Adverse Effect.
“Person” means any individual, Entity or Governmental Body.
“Pre-Closing Tax Period” has the meaning set forth in Section 6.1.
“Premarket Notification” means premarket 510(k) notification K132978 for the clinical version of the MassARRAY® System, branded under the name IMPACT Dx System, and the Factor V Leiden and Factor II genotyping assay, as the same may be amended.
“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
“Purchase Price” has the meaning set forth in Section 1.5.
“Purchaser” has the meaning set forth in the preamble to this Agreement.
“Purchaser-Calculated Closing Consideration” has the meaning set forth in Section 1.6(c).
“Purchaser Indemnified Party” has the meaning set forth in Section 5.1(a)(i).
“Purchaser Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by Purchaser of its obligations under this Agreement or the consummation of the transactions contemplated hereby.
“Purchaser Post-Closing Certificate” has the meaning set forth in Section 1.6(c).
“Purchaser’s Diligence Obligation” has the meaning set forth in Section 1.7(e).
“Record” means data and information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form, including data and    A-11     ***Confidential Treatment Requested
information used in, generated by, obtained for the benefit of, arising out of, related to, or otherwise used in connection with or necessary to the operation of the Business.
“Registered IP” means all Acquired Intellectual Property that is registered, filed, or issued under the authority of any Governmental Body or of any domain name registrar, including all patents, registered copyrights, registered mask works, domain names/URLs and registered trademarks and all applications for any of the foregoing.
“Response” has the meaning set forth in Section 5.1(d).
“Securities Act” means the United States Securities Act of 1933 or any successor Law, and all regulations and rules issued pursuant thereto or pursuant to any successor Law.

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“SEQUENOM Laboratories Business” means Sequenom’s business comprising diagnostic and prognostic in-house testing services utilizing molecular based LDTs, provided through Sequenom and its Affiliates, including SCMM, including, without limitation, testing services utilizing the MaterniT21™ PLUS, VisibiliT, HerediT™ CF, RetnaGene™ AMD and SensiGene® RHD laboratory developed tests.
“Severance and Retention Agreements” means each of the following agreements between a Business Employee and the Company, each as amended effective as of the date of this Agreement: […***…].
“Significant Distributor” has the meaning set forth in Section 2.26.
“Significant Supplier” has the meaning set forth in Section 2.27.
“Straddle Period” has the meaning set forth in Section 6.4.
“Target Net Working Capital” means $[…***…].
“Tax” or “Taxes” means all taxes of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority responsible for the imposition of any such tax (domestic or foreign).
“Tax Authority” means any Governmental Body responsible for the administration or collection of any Tax.
“Tax Claim” has the meaning set forth in Section 6.6(a).
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is required to be filed with or submitted to any Tax Authority in connection A-12 with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.
“Transfer” has the meaning set forth in Section 1.1.
“Transferred Assets” has the meaning set forth in Section 1.1.
“Transferred Employees” has the meaning set forth in Section 4.5(a).
“Transition Services Agreement” has the meaning set forth in Section 1.10(c)(iii).
“U.S.” means the United States of America, including all of its territories and possessions.
“U.S. Federal Holiday” means any January 1 (New Year's Day); July 4 (Independence Day); November 11 (Veterans' Day); December 25 (Christmas); the third Monday in January (Martin Luther King's birthday); the third Monday in February (Washington's Birthday or Presidents' Day); the last Monday in May (Memorial Day); the first Monday in September (Labor Day); and the fourth Thursday in November (Thanksgiving).
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et. seq.

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Exhibit B
Applicable Accounting Principles

SEQUENOM, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

We are a life sciences company providing innovative genomic and genetic analysis solutions for the clinical research and molecular diagnostic markets through Sequenom Bioscience, formerly our Genetic Analysis segment. We provide technologies and tools for translational research, oncology, agricultural genomics and clinical diagnostics through Sequenom Bioscience.

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles, or GAAP, and include the accounts of Sequenom, Inc. and its wholly-owned subsidiaries, collectively referred to as Sequenom, or the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.
The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited financial statements at that date, but does not include all of the information and disclosures required by GAAP for complete financial statements.

In the opinion of management these quarterly financial statements reflect all adjustments, which are of a normal recurring nature, except for the restructuring costs described in footnote 8 to these condensed consolidated financial statements, necessary for a fair statement of the results presented. Interim results are not necessarily indicative of results for a full year or any other period(s). These financial statements should be read in conjunction with the audited financial statements and disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, or SEC, on April 2, 2013.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates and assumptions.

Revenue Recognition

Our revenues are generated primarily from the sale of products and providing services. Sequenom Bioscience product sales and services revenues primarily consist of sales of MassARRAY systems and consumables used in genetic analysis, including extended warranty services associated with the MassARRAY systems, as well as other amounts earned under contract research agreements.

Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable, and collectability is reasonably assured. Revenues are deferred for fees received before earned.

Revenues from sales of MassARRAY systems and consumables are recognized upon shipment and transfer of title to the customer and when all revenue recognition criteria are met. Our contracts do not contain refund or cancellation clauses. Revenues from the sale or licensing of our proprietary software are recognized upon transfer of title to the customer. We recognize revenues on maintenance services for ongoing customer support over the maintenance period.

Cost of Revenues

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Cost of revenues includes the cost of materials, direct labor including laboratory, manufacturing and service personnel, equipment and infrastructure expenses associated with processing blood and other samples, quality control analyses, and shipping charges to transport samples and products, and license fees. Infrastructure expenses include allocated facility occupancy and information technology costs.

Research and Development Expenses

Research and development expenses are comprised of costs incurred to develop technology and carry out clinical studies and include salaries and benefits, reagents and supplies used in research and development laboratory work, infrastructure expenses, including allocated facility occupancy and information technology costs, contract services, and other outside costs. Research and development costs are expensed as incurred.

Concentration of Risks

Financial instruments, which potentially subject us to concentrations of credit risk, consist primarily of cash and cash equivalents, marketable securities, and accounts receivable. We limit our exposure to credit loss by placing cash and investments with high credit quality financial institutions. Additionally, we have established guidelines regarding diversification of investments and their maturities, which are designed to maintain principal and maximize liquidity.

Concentration of credit risk with respect to accounts receivable related to product sales is limited due to our large and diverse customer base, which is dispersed over different geographic areas. Allowances are maintained for potential credit losses and such losses have historically been within our expectations.

We grant credit generally on an unsecured basis to our customers throughout North America, Europe, and Asia, except to customers in China which are granted credit on a secured basis until a collection history is established. To reduce credit risk, certain sales are secured by letters of credit from commercial banks.

We are dependent on our suppliers and contract manufacturers to provide raw materials and devices of appropriate quality and reliability and to meet applicable regulatory requirements. In certain cases we rely on single sources of supply. Consequently, in the event that supplies are delayed or interrupted for any reason, our ability to develop and produce our products and services could be impaired, which could have a material adverse effect on our business, financial condition and results of operations.

Fair Value Measurements

Our financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, accounts payable, accrued expenses, long term debt and Convertible Senior Notes.

The carrying amounts of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate the related fair values due to the short-term maturities of these instruments. Marketable securities consist of available-for-sale securities that are reported at fair value.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Accounting guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1-Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2-Includes other inputs that are directly or indirectly observable in the marketplace.
Level 3-Unobservable inputs that are supported by little or no market activities, therefore requiring an entity to develop its own assumptions.

We value our cash equivalents and marketable securities using quoted market prices or alternative pricing sources and models utilizing observable market inputs and, as such, classify our cash equivalents and marketable securities within Level 1 or Level 2. As of December 31, 2012, we had no assets or liabilities measured at fair value within the Level 3 hierarchy.
Cash, Cash Equivalents, and Marketable Securities

Cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less at the time of purchase.

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Accounts Receivable

We invoice our Sequenom Bioscience product sales and services as orders are shipped and/or services provided and any other contractual obligations are met. Our contracts typically require payment within 30 to 60 days of the date of invoice. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We specifically analyze accounts receivable and historical bad debts, customer credit, current economic trends, and changes in customer payment trends when evaluating the adequacy of the allowance for doubtful accounts. Account balances are charged-off against the allowance when it is probable the receivable will not be recovered.

We cannot guarantee that we will continue to experience the same credit loss rates that we have in the past. Measurement of such losses requires consideration of historical loss experience, including the need to adjust for current conditions, and judgments about the probable effects of relevant observable data, including present economic conditions such as delinquency rates and financial health of specific customers. We consider all available information in our assessments of the adequacy of the reserves for uncollectible accounts. If the historical data used to calculate the allowance provided for doubtful accounts does not reflect our future ability to collect outstanding receivables or if the financial condition of customers were to deteriorate, resulting in impairment of their ability to make payments, an increase in the provision for doubtful accounts may be required.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market value (net realizable value). We estimate the recoverability of our inventory by reference to our internal estimates of future demands and product life cycles, including expiration.

Warranty Cost and Reserves

We provide a warranty provision related to the sales of our MassARRAY systems based on our historical experience of repairs required under the warranty period. We generally provide a one-year warranty on our MassARRAY system and related equipment. We establish an accrual for estimated warranty expenses associated with system sales based on historical amounts, which is recorded as a component of cost of product revenue.

Property, Equipment and Leasehold Improvements

Equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets (generally 3 to 5 years). Leasehold improvements are stated at cost and amortized using the straight-line method over the estimated useful life of the improvement or the remaining term of the lease, whichever is shorter. The maximum estimated useful life of any leasehold improvement is 15 years from the completion of the improvement. Maintenance and repairs are charged to operations as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operating expense.

Intangible Assets

Intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. The amounts and useful lives assigned to intangible assets that have finite useful lives, which consist of purchased patent rights and license and lab accreditation costs, requires the use of estimates and the exercise of judgment. These intangible assets are being amortized over the expected economic use of the asset. Intangible assets with finite lives are not material and are included in non-current other assets on our condensed consolidated balance sheets.

Valuation of Long-Lived and Intangible Assets

We periodically re-evaluate the original assumptions and rationale utilized in the establishment of the carrying value and estimated lives of our long-lived assets and finite-lived intangible assets. We also review long-lived assets and finite-lived intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We annually evaluate our indefinite-lived intangible assets during the fourth quarter each fiscal year, or more frequently if we believe indicators of impairment are present. If an asset is considered to be impaired, the impairment recognized is the amount by which the carrying value of the asset exceeds its fair value.

Stock-based Compensation

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We measure and recognize compensation expense for all stock-based payments made to employees, directors, and consultants based on estimated fair value, net of an estimated forfeiture rate. These stock-based awards include stock options, restricted stock and restricted stock units, and stock purchase rights under our employee stock purchase plan. We estimate the fair value of stock options granted and stock purchase rights using the Black-Scholes-Merton, or BSM, option-pricing model, which requires the use of estimates such as stock price volatility and expected option lives, as well as expected option forfeiture rates, to value employee stock-based compensation at the date of grant. The fair value of our restricted stock awards and units is based on the market price of our common stock on the date of grant.

We recognize stock-based compensation cost on a straight-line basis over the requisite service period of the award or, in the case of performance-based awards, over the period from the date that the performance milestone achievement is reasonably assured to the estimated achievement date. Stock-based compensation expense is recognized only for those awards that are ultimately expected to vest. We estimate forfeitures at the time of grant and revise the estimate, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

Due to our net loss position, no tax benefits for stock-based compensation have been recognized in the condensed consolidated statements of cash flows. We have not recognized, and do not expect to recognize in the near future, any tax benefit related to stock-based compensation cost as a result of the full valuation allowance of our net deferred tax assets and our net operating loss carryforwards.

The fair value of options granted to non-employees is estimated at the measurement date using the BSM pricing model and remeasured at each reporting date to fair value, with changes in fair value recognized as expense in the statement of operations and comprehensive loss.

Restructuring Costs

Restructuring costs are comprised of estimated employee termination costs based on executed agreements. Restructuring charges are recorded upon approval of a formal management plan and are included in the operating results of the period in which the plan is approved and the expense becomes estimable. To estimate restructuring costs, management utilizes assumptions regarding the number and related costs that would be incurred relative to involuntarily terminated employees. Estimated restructuring expenses may change as management executes the approved plan.

Income Taxes

Our provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and credit carryforwards. Deferred tax assets and liabilities are determined using the enacted tax rates in effect for the years in which those tax assets are expected to be realized. A valuation allowance is established when it is more likely than not the future realization of all or some of the deferred tax assets will not be achieved. The evaluation of the need for a valuation allowance is performed on a jurisdiction by jurisdiction basis, and includes a review of all available positive and negative evidence. When we establish or reduce the valuation allowance against deferred tax assets, our provision for income taxes will increase or decrease, respectively, in the period such determination is made. As of September 30, 2013 and December 31, 2012, we maintained a valuation allowance against U.S. and foreign deferred tax assets that we concluded had not met the “more likely than not” threshold. Changes in the valuation allowance when they are recognized in the provision for income taxes are included as a component of the estimated annual effective tax rate.

We recognize excess tax benefits associated with stock-based compensation to stockholders' equity only when realized. When assessing whether excess tax benefits relating to stock-based compensation have been realized, we follow the with-and-without approach, excluding any indirect effects of the excess tax deductions. Under this approach, excess tax benefits related to stock-based compensation are not deemed to be realized until after the utilization of all other tax benefits available to us.

We recognize the impact of a tax position in our financial statements only if we believe that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. Any interest and penalties related to uncertain tax positions will be reflected in income tax expense.

Foreign Currency Translation and Transactions

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The financial statements of our subsidiaries in Germany, United Kingdom (dissolved as of December 31, 2012), and Japan are measured using the Euro, British Pound, and Japanese Yen, respectively, as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange in effect at the respective balance sheet dates. Income and expense items are translated at the average monthly rate of exchange during the reporting period. Net unrealized gains or losses resulting from the translation of foreign financial statements are reported as a component of accumulated other comprehensive income (loss).

Monetary assets and liabilities denominated in currencies other than the respective functional currencies are initially recorded using the foreign currency exchange rates at the time such transactions arise. The value of these receivables and payables is subject to changes in currency exchange rates from the point at which the transactions are originated until the settlement in cash. Subsequent remeasurement at each balance sheet date is recognized as transaction gains and losses in income as unrealized or realized upon settlement of the transaction. Foreign currency transaction gains or losses were not significant for the periods presented.

3.

Exhibit C-1
License Agreement

2.

LICENSE AGREEMENT
This License Agreement (the “Agreement”) is entered into as of May 30, 2014 (the “Effective Date”), by and between BioSciences Acquisition Company, a Delaware corporation (“Purchaser”), with its principal place of business at 360 Post Street, Suite 601, San Francisco, California 94108, and Sequenom, Inc., a Delaware corporation (“Sequenom”), with its principal place of business at 3595 John Hopkins Court, San Diego, California 92121.
Whereas, Sequenom and Purchaser have entered into that certain Stock and Asset Purchase Agreement dated as of May 30, 2014 (as may be amended in accordance with its terms, the “Purchase Agreement”), pursuant to which, among other things, Sequenom sold to Purchaser, and Purchaser purchased from Sequenom, all of Sequenom’s assets, properties and rights used primarily in the Business (as defined below), including Sequenom’s equity interests in certain of its subsidiaries engaged in the Business, as further described in the Purchase Agreement;
Whereas, in connection with the Purchase Agreement, Purchaser desires to grant to Sequenom, and Sequenom desires to obtain from Purchaser, a non-exclusive, royalty-free, irrevocable license under the Licensed-Back Acquired Intellectual Property in the Sequenom Field (each as defined below), on the terms and subject to the conditions set forth in this Agreement;

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Whereas, in connection with the Purchase Agreement, Sequenom desires to grant to Purchaser, and Purchaser desires to obtain from Sequenom, a non-exclusive, royalty-free, irrevocable license under the Sequenom Licensed Intellectual Property (as defined below) in connection with the operation of the Business, on the terms and subject to the conditions set forth in this Agreement; and
Whereas, the Purchase Agreement requires, as a condition to each party’s obligation to consummate the transactions contemplated by the Purchase Agreement, that the other party execute and deliver this Agreement, and the execution and delivery of this Agreement is a material inducement for each party to enter into the Purchase Agreement and consummate the transactions contemplated thereby.
Now, Therefore, in consideration of the mutual covenants and promises hereinafter set forth, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:
Article 1

Definitions
1.1    “Acquired Intellectual Property” has the same meaning as set forth in the Purchase Agreement.
1.2    “Affiliate” means any entity that directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. For the purpose of this definition, “control” means ownership, directly or through one or more entities, of greater than 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the shares of stock or other equity interests entitled to vote for the election of directors, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.
1.3    “Business” has the same meaning as set forth in the Purchase Agreement.
1.4     “Business Product” has the same meaning as set forth in the Purchase Agreement.
1.5    “Code” shall have the meaning set forth in Section 7.6.
1.6    “Confidential Information” shall mean, subject to the exceptions set forth in Section 4.2, all information regarding a party’s technology, products or business that such party discloses or makes available to the other party under this Agreement, whether in oral, written, graphic, electronic or other form. For clarification, all Licensed-Back Acquired Intellectual Property shall be the Confidential Information of Purchaser, and all Sequenom Licensed Intellectual Property shall be the Confidential Information of Sequenom. The terms and conditions of this Agreement shall be considered Confidential Information of both parties.
1.7    “Intellectual Property” has the same meaning as set forth in the Purchase Agreement.
1.8    “Licensed-Back Acquired Intellectual Property” means the Acquired Intellectual Property excluding any trademarks, service marks, trade names or domain names.
1.9    “Licensed Intellectual Property” has the same meaning as set forth in the Purchase Agreement.

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1.10    “LDTs” means laboratory developed in vitro diagnostic tests developed and offered pursuant to The Clinical Laboratory Improvement Amendments (CLIA) program.
1.11    “Losses” shall have the meaning set forth in Section 6.1.
1.12    “Non-Competition and Non-Solicitation Agreement” means that certain Non-Competition and Non-Solicitation Agreement, of even date herewith, by and between Sequenom and Purchaser, as may be amended in accordance with its terms.
1.13    “Patents” has the same meaning as set forth in the Purchase Agreement.
1.14    “SCMM” shall mean Sequenom Center for Molecular Medicine, LLC d/b/a/ Sequenom Laboratories, and any successor thereto.
1.15    “Sequenom Field” means any and all diagnostic and prognostic uses comprising the manufacture, performance, use, offer for sale, sale and/or import of LDTs solely for use in and within the operation of the Sequenom Laboratories Business, including all uses in connection with the research, development and commercialization of LDTs. For the avoidance    3    ***Confidential Treatment Requested
of doubt, the Sequenom Field shall include the sale of laboratory testing services and results thereof, but shall not include the sale of any physical products to a Third Party. For purposes of the foregoing sentence, any sale or other transfer of products among Sequenom and its Affiliates shall not constitute sale of physical products to a Third Party.
1.16    “Sequenom Laboratories Business” means Sequenom’s business comprising diagnostic and prognostic in-house testing services utilizing molecular based LDTs, provided through Sequenom and its Affiliates, including SCMM, including, without limitation, testing services utilizing the MaterniT21™ PLUS, VisibiliT, HerediT™ CF, RetnaGene™ AMD and SensiGene® RHD laboratory developed tests.
1.17    “Sequenom Licensed Intellectual Property” means any Intellectual Property owned by Sequenom or an Affiliate as of the Effective Date (excluding the Acquired Intellectual Property and the Licensed Intellectual Property) that: (i) is used currently by Sequenom and its Affiliates in the Business, (ii) was used by Sequenom and its Affiliates in the Business at any time in the five year period prior to the Effective Date, or (iii) […***…]. For the avoidance of doubt, Sequenom Licensed Intellectual Property shall not include any in-licensed Intellectual Property and/or any Intellectual Property claiming methods or compositions for use in non-invasive testing for prenatal fetal diagnosis of genetic alterations (including but not limited to aneuploidy, copy number variants, and point mutations).
1.18    “Supply Agreement” means that certain Supply Agreement, of even date herewith, by and between Sequenom and Purchaser, as may be amended in accordance with its terms.
1.19     “Term” shall have the meaning set forth in Section 7.1.
1.20    “Third Party” means any person or entity other than Purchaser and its Affiliates or Sequenom and its Affiliates.

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Article 2

Grants of Rights; Limitations
2.1    License Grant to Sequenom under the Licensed-Back Acquired Intellectual Property. Subject to the terms and conditions of this Agreement, Purchaser hereby grants to Sequenom and its Affiliates, during the term of this Agreement, a worldwide, non-exclusive, royalty-free, fully-paid, license, without the right to sublicense, under the Licensed-Back Acquired Intellectual Property to use products, including Business Products, and to perform services, in each case solely in the Sequenom Field, and for no other purpose. The exercise by Sequenom and its Affiliates under the license granted under this Section 2.1 shall be strictly in conformance with the obligations and restrictions on Sequenom and its Affiliates under the Non-Competition and Non-Solicitation Agreement. This license grant to Sequenom is expressly subject to and limited by any agreement existing as of the Effective Date that restricts Purchaser’s right or ability to grant a license under the Licensed-Back Acquired Intellectual     4    ***Confidential Treatment Requested
Property, including but not limited to […***…]
2.2    License Grant to Purchaser under Sequenom Licensed Intellectual Property. Subject to the terms and conditions of this Agreement , Sequenom hereby grants to Purchaser and its Affiliates, during the term of this Agreement, a worldwide, non-exclusive, royalty-free, fully-paid license, without the right to sublicense, under the Sequenom Licensed Intellectual Property to make, have made, use, sell, have sold, offer for sale and import products, including Business Products, and perform services, in each case solely in the operation of the Business as conducted by Sequenom and its Affiliates as of the Effective Date, as conducted by Sequenom and its Affiliates at any time within the five year period prior to the Effective Date, or […***…], and for no other purpose.
2.3    Retained Rights; Limitations. Except as provided in this Article 2, Sequenom retains all rights under the Sequenom Licensed Intellectual Property, and Purchaser retains all rights under the Acquired Intellectual Property (including without limitation the Licensed-Back Acquired Intellectual Property). No right or license under any Intellectual Property is granted or shall be granted by implication by either party. Sequenom agrees not to practice the Licensed-Back Acquired Intellectual Property except in accordance with the license granted to it under Section 2.1. Purchaser agrees not to practice the Sequenom Licensed Intellectual Property except in accordance with the license granted to it under Section 2.2.
Article 3

Intellectual Property Rights
3.1    Filing, Prosecution, Maintenance and Enforcement of Patents.
(a)    Patents within the Sequenom Licensed Intellectual Property. As between Purchaser and Sequenom, Sequenom shall have the sole right, but not the obligation, in its sole discretion and at its sole expense, for filing, prosecuting, maintaining, defending and enforcing any Patents within the Sequenom Licensed Intellectual Property.
(b)    Patents within the Licensed-Back Acquired Intellectual Property. As between Purchaser and Sequenom, Purchaser shall have the sole right, but not the obligation, in its sole discretion

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and at its sole expense, for filing, prosecuting, maintaining, defending and enforcing any Patents within the Licensed-Back Acquired Intellectual Property.
3.2    Infringement of Third Party Rights. Sequenom and Purchaser shall make reasonable efforts to promptly notify the other in writing of any allegation by a Third Party that the exercise of the rights granted to the other party hereunder infringes or may infringe the Patents or other intellectual property rights of such Third Party.
9.
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Article 4

Confidentiality
4.1    Confidentiality. Each party agrees that, during the Term and for a period of five years thereafter, such party will protect and hold the other party’s Confidential Information in trust and confidence, that it will not use such Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Confidential Information to any Third Party without first obtaining the other party’s express written consent on a case-by-case basis.
4.2    Exceptions. Confidential Information of a disclosing party shall not include information which the receiving party can demonstrate by competent evidence: (a) is now, or hereafter becomes, through no breach of this Agreement by the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information from the disclosing party, as evidenced by its written records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without the use of or reference to Confidential Information received from the disclosing party, as evidenced by the receiving party’s written records.
4.3    Permitted Disclosure. Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances: (a) to obtain and maintain regulatory approvals with respect to a party’s products; (b) complying with applicable court orders or applicable laws, rules or regulations; (c) disclosure to a party’s Affiliates and its and their contractors, consultants, agents, advisors, directors, officers and employees, provided that Confidential Information so disclosed shall remain subject to this Article 4; and (d) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents; provided, however, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use. In addition, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to the preceding clause (b), it will, except where not reasonably practical, give reasonable advance notice to the other party of such disclosure and, at the other party’s request and expense, cooperate with the other party’s efforts to secure confidential treatment of such information. The parties agree to consult in good faith in connection with the filing of this Agreement, including redaction of certain provisions of this Agreement, with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a party or its Affiliate are traded; provided, that if the parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing party in consultation with its legal counsel.

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4.4    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that would result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary relief would not may be a sufficient remedy for any breach of this Article 4. In addition to all other remedies, a Party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 4.
Article 5

Representations; Warranties; Covenant; Disclaimers
5.1    Organization; Good Standing. Each party hereby represents to the other party on the Effective Date that it:
(a)    is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or partnership, as applicable,
(b)    is qualified to do business and in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification, and
(c)    has all requisite power and authority, corporate or otherwise, and the legal right to conduct its business as now being conducted, to execute, deliver and perform its obligations under this Agreement.
5.2    Binding Obligation; Due Authorization; No Conflict. Each party hereby represents to the other party on the Effective Date that this Agreement is a legal and valid obligation binding upon its execution and enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement by such party have been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such party has been duly authorized to do so by all requisite corporate actions and do not and will not (a) conflict with, or constitute a material breach or violation of, any agreement, instrument, understanding, oral or written, to which it is a party or by which it may be bound, and any judgment of any court or governmental body applicable to such a party, or (b) violate any law, decree, order, rule or regulation of any court, governmental body or administrative or other agency having authority over it.
5.3    Disclaimers. Each party hereby acknowledges that the Licensed-Back Acquired Intellectual Property, the Sequenom Licensed Intellectual Property and any related materials provided or licensed hereunder are provided “AS IS”, without warranties, and neither party shall accept any liability in connection with their use, storage and disposal by the other party, except for any such liability with respect to a party’s indemnification obligations in Article 6, below. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY ACKNOWLEDGES THAT NO WARRANTY IS MADE REGARDING THE UTILITY OF ANY INFORMATION, MATERIALS OR TECHNOLOGY LICENSED HEREUNDER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE VALIDITY OR SCOPE OF PATENTS AND PATENT CLAIMS, ISSUED AND PENDING, PROTECTING ITS TECHNOLOGY OR THAT ANY TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF

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PATENTS OR PROPRIETARY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENTS.
Article 6

Indemnification
6.1    Indemnification by Sequenom. Sequenom hereby agrees to save, defend, indemnify and hold harmless Purchaser and its officers, limited partners, employees, consultants and agents (“Purchaser Indemnitees”) from and against any and all losses, damages, settlements, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any such Purchaser Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder to Sequenom; (b) the material breach by Sequenom of any representation, warranty, covenant or agreement made by it under this Agreement; or (c) the gross negligence or willful misconduct of any of the Sequenom Indemnitees (as defined below); except, in each case, to the extent such Losses result directly from (i) the material breach by Purchaser of any representation, warranty, covenant or agreement made by it under this Agreement, or (ii) the gross negligence or willful misconduct of any Purchaser Indemnitee.
6.2    Indemnification by Purchaser. Purchaser hereby agrees to save, defend, indemnify and hold harmless Sequenom and its Affiliates and its and their officers, directors, employees, consultants, contractors and agents (“Sequenom Indemnitees”) from and against any and all Losses to which any such Sequenom Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder to Purchaser; (b) the material breach by Supplier of any representation, warranty, covenant or agreement made by it under this Agreement; or (b) the gross negligence or willful misconduct of any Supplier Indemnitee; except, in each case, to the extent such Losses result directly from the material breach by Sequenom of any representation, warranty, covenant or agreement made by it under this Agreement or the gross negligence or willful misconduct of any Sequenom Indemnitee.
6.3    General Conditions of Indemnification. Each party’s agreement to indemnify, defend and hold the other party harmless is conditioned on the indemnified party (a) providing prompt written notice to the indemnifying party of any claim for which it is seeking indemnification hereunder promptly after the indemnified party has knowledge of such claim; (b) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (c) assisting the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (d) not compromising or settling such claim or demand without the indemnifying party’s written consent, which shall not be unreasonably withheld.
6.4    Insurance. Each party agrees to maintain a liability insurance program which is consistent with sound business practice and reasonable in light of its obligations under this Agreement.

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Article 7

Term; Termination
7.1    Term. The term of this Agreement and the licenses granted hereunder shall commence on the Effective Date and continue in effect until terminated pursuant to Section 7.2 or 7.3 below.
7.2    Material Breach. Each party shall have the right to terminate this Agreement upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within 90 days after notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such 90-day period unless the breaching party has cured such breach prior to the end of such period.
7.3    Termination by Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the parties.
7.4    Disposition of Confidential Information. In the event of termination of this Agreement, except to the extent that a party retains a license from the other party under this Agreement following such termination or expiration, the parties shall return or destroy all Confidential Information of the other party within 30 days after such termination; provided, however, that each party may retain one copy of such Confidential Information for record keeping purposes subject to a continuing obligation of confidentiality under Article 4.
7.5    Effect of Termination. Upon termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate except as provided in this Section 7.5. Termination of this Agreement shall not relieve the parties of any obligation accruing prior to such termination. The provisions of Articles 4, 6 and 8 and Sections 5.3, 7.4, 7.5 and 7.6 shall survive the termination of this Agreement. Termination of this Agreement shall not limit any rights and remedies of the parties. Termination of this Agreement shall not limit any rights or remedies of the parties.
7.6    Rights Upon Bankruptcy. All rights and licenses granted to either party under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (collectively, the “Code”), licenses of rights to be “intellectual property” as defined under the Code. If a case is commenced during the Term by or against a party under the Code then, unless and until this Agreement is rejected as provided in the Code, such party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such party. If a case is commenced during the Term by or against a party under the Code, this Agreement is rejected as provided in the Code and the other party elects to retain its rights hereunder as provided in the Code, then the party against whom the case is commenced (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other party copies of such intellectual property and all embodiments thereof necessary for the other party to maintain and enjoy its rights under the terms of this Agreement promptly upon the other party’s written request therefor. All rights, powers and remedies of the other party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Code) in the event of the commencement of a case by or against the other party under the Code.

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Article 8

Miscellaneous
8.1    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of San Diego in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the County of San Diego in the State of California; and (c) each of the parties irrevocably waives the right to trial by jury.
8.2    Third Party Beneficiaries. Except as provided in Article 6 with respect to Indemnitees, nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.3    Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligations hereunder be assigned or transferred, by either party to any Third Party without the prior written consent of the other party; except that either party may assign or otherwise transfer this Agreement without the consent of the other party to an entity that acquires all or substantially all of the business or assets of the assigning party relating to the subject matter relating to this Agreement, whether by merger, acquisition or otherwise, provided that intellectual property that is owned or held by the acquiring entity (if other than one of the parties to this Agreement) shall not be included in the intellectual property subject to this Agreement. Upon assignment, the rights and obligations under this Agreement shall be binding upon and inure to the benefit of said purchaser or successor in interest. Any assignment of this Agreement in contravention of this Section 8.3 shall be null and void.
8.4    Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, overnight courier or confirmed facsimile or electronic mail (email) transmission to the following addresses or facsimile numbers:    10    ***Confidential Treatment Requested

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If to Licensee:	If to Sequenom:
BioSciences Acquisition Company	Sequenom, Inc.
360 Post Street, Suite 601 San Francisco, California 94108 United States of America	3595 John Hopkins Court San Diego, California 92121 United States of America
Attention: Chief Administrative Officer	Attention: Legal Department
Tel: […***…] Fax: […***…]	Tel: […***…] Fax: […***…]
E-mail: […***…]	E-mail: […***…]
with a copy to (which shall not constitute notice):	with a copy to (which shall not constitute notice):
Orrick, Herrington & Sutcliffe LLP	Cooley LLP
The Orrick Building	4401 Eastgate Mall
405 Howard Street San Francisco, California 94105-2669	San Diego, California 92121
Attention: John F. Seegal	Attention: L. Kay Chandler
Tel: […***…]	Tel: […***…]
Fax: […***…]	Fax: […***…]
E-mail: […***…]	E-mail: […***…]
Either party may change its designated address, facsimile number, or e-mail address by notice to the other party in the manner provided in this Section 8.4.
8.5    Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
8.6    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.    12.
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8.7    Relationship of Parties. It is expressly agreed that Sequenom and Purchaser shall be independent contractors and that nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.
8.8    Entire Agreement. This Agreement, together with the Purchase Agreement and any documents, agreements and instruments executed and delivered pursuant to the Purchase Agreement, including the Sublicense Agreement, the Three Party Agreement, the Non-Competition and Non-Solicitation Agreement and the Supply Agreement as executed by the parties concurrently herewith and as referenced in the Purchase Agreement, contains the entire agreement between the parties hereto with respect to the

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transactions contemplated by this Agreement and supersedes all prior arrangements, understandings, proposals, prospectuses, projections and related materials with respect thereto.
8.9    Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.
8.10    Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Sequenom and Purchaser agree not to export or re-export, directly or indirectly, any information, technical data, direct product(s) of such data, samples, products or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations.
8.11    No Implied Licenses. No right or license under any Intellectual Property of Sequenom or Purchaser is granted or shall be granted by implication, but shall be granted only as expressly provided in the terms of this Agreement.
8.12    Limitation of Liability for Indirect Damages. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 4, IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE OR MULTIPLE DAMAGES, OR FOR LOST PROFITS, LOST DATA OR LOSS OF USE DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE PARTIES’ INDEMNIFICATION RIGHTS OR OBLIGATIONS UNDER ARTICLE 6.
8.13    Interpretation. All references in this Agreement to an Article or Section shall refer to an Article or Section in or to this Agreement, unless otherwise stated. Any reference to any federal, national, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” and similar words means including without limitation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years, unless stated otherwise. References to the singular include the plural.
8.14    Counterparts. This Agreement may be executed via facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
(Signature page follows)

C-1-2

Signature Page to License Agreement
In Witness Whereof, the parties have executed this License Agreement as of the Effective Date set forth above.

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Sequenom, Inc.	BioSciences Acquisition Company

By:        By:

Name:	Name:

Title:	Title:

9

1
Exhibit C-2
Sublicense Agreement

SUBLICENSE AGREEMENT
This Sublicense Agreement (the “Agreement”) is entered into as of May 30, 2014 (the “Effective Date”), by and between BioSciences Acquisition Company, a Delaware corporation (“Sublicensee”), with its principal place of business at 360 Post Street, Suite 601, San Francisco, California 94108, and Sequenom, Inc., a Delaware corporation (“Sequenom” or “Sublicensor”), with its principal place of business at 3595 John Hopkins Court, San Diego, California 92121.
Whereas, Sublicensor and Sublicensee have entered into that certain Stock and Asset Purchase Agreement dated as of May 30, 2014 (as may be amended in accordance with its terms, the “Purchase Agreement”), pursuant to which, among other things, Sublicensor sold to Sublicensee, and Sublicensee purchased from Sublicensor, all of Sublicensor’s assets, properties and rights used primarily in the Business (as defined below), including Sublicensor’s equity interests in certain of its subsidiaries engaged in the Business, as further described in the Purchase Agreement; and
Whereas, in connection with the Purchase Agreement, Sublicensor desires to grant to Sublicensee, and Sublicensee desires to obtain from Sublicensor, a non-exclusive sublicense under the Sublicensed Patents (as defined below) in connection with the operation of the Business, on the terms and subject to the conditions set forth in this Agreement.
Now, Therefore, in consideration of the mutual covenants and promises hereinafter set forth, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

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Article 1

Definitions
1.1    “Affiliate” means any entity that directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. For the purpose of this definition, “control” means ownership, directly or through one or more entities, of greater than 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the shares of stock or other equity interests entitled to vote for the election of directors, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.
1.2    “BU” means the Trustees of Boston University or any successor thereto.
1.3    “BU Agreement” means that certain Amended and Restated License Agreement, dated April 1, 2013, by and between BU and Sublicensor and its affiliates, as may be amended in accordance with its terms. A copy of the BU Agreement as of the Effective Date is attached hereto as Exhibit A.
1.4    “Business” has the same meaning as set forth in the Purchase Agreement.
1.5    “Business Product” has the same meaning as set forth in the Purchase Agreement.
1.6    “Claim” shall have the meaning set forth in the BU Agreement.
1.7    “Code” shall have the meaning set forth in Section 7.6.
1.8    “Confidential Information” shall mean, subject to the exceptions set forth in Section 4.2, all information regarding a party’s technology, products or business that such party discloses or makes available to the other party under this Agreement, whether in oral, written, graphic, electronic or other form. For clarification, all Sublicensed Patents shall be the Confidential Information of Sublicensor. The terms and conditions of this Agreement shall be considered Confidential Information of both parties.
1.9    “Licensed Process” shall have the meaning set forth in the BU Agreement.
1.10    “Licensed Product” shall have the meaning set forth in the BU Agreement.
1.11    “Losses” shall have the meaning set forth in Section 6.1.
1.12    “Patent Rights” shall have the meaning set forth in the BU Agreement.
1.13    “Sublicensed Patents” means the Patent Rights listed in Exhibit B-1 that are licensed to Sublicensor from BU under the BU Agreement. For the avoidance of doubt, Sublicensed Patents shall not include any Patent Rights other than those identified on Exhibit B-1 including, without limitation, the Patent Rights identified on Exhibit B-2, which Sublicensor has licensed from BU under the BU Agreement, but which are directed to noninvasive prenatal testing.
1.14    “Term” shall have the meaning set forth in Section 7.1.
1.15    “Third Party” means any person or entity other than Sublicensee and its Affiliates or Sublicensor and its Affiliates.

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1.16    “Three Party Agreement” means that certain agreement to be executed by and among Sublicensor, Sublicensee and BU promptly after the Effective Date, as such agreement may be amended in accordance with its terms.
Article 2

Grants of Sublicense; Limitations
2.1    Sublicense Grant to Sublicensee under Sublicensed Patents. Subject to the terms and conditions of this Agreement and the BU Agreement, Sublicensor hereby grants to Sublicensee and its Affiliates, during the Term, a worldwide, non‑exclusive sublicense, without the right to further sublicense (without the prior written consent of Sublicensor, which consent shall not be unreasonably withheld), under the Sublicensed Patents to (a) make, have made, use, lease, offer to sell, sell, otherwise commercially dispose of, export and import Licensed Products that are covered in whole or in part by a Claim within the Sublicensed Patents including, as applicable, Business Products, and (b) practice Licensed Processes that are covered in whole or in part by a Claim within the Sublicensed Patents, in each case of (a) and (b) solely in the operation of the Business as conducted by Sublicensor and its Affiliates as of the Effective Date, as conducted by Sublicensor and its Affiliates at any time within the five year period prior to the Effective Date, or as contemplated by Sequenom executive management to be conducted by Sublicensor and its Affiliates as of the Effective Date (as can be established by written documentation), and for no other purpose.
2.2    BU Agreement. Sublicensee acknowledges and agrees that all Patents Rights with respect to which Sublicensor has granted rights to Sublicensee under this Agreement are licensed to Sublicensor pursuant to the BU Agreement, and that such rights are granted subject to, and are limited by, all applicable terms and conditions of the BU Agreement. Notwithstanding anything to the contrary in this Agreement, Sublicensee (a) shall comply with and be bound directly to BU in respect of all applicable terms and conditions of the BU Agreement with respect to activities performed by or on behalf of Sublicensee pursuant to this Agreement including, without limitation, Sections 2.03, 2.04, 2.05 and 2.06, Article V, Sections 6.01, 6.02 and 6.03, and Article VII, Article VIII and Article IX of the BU Agreement, (b) shall be responsible for all obligations of Sublicensor under the BU Agreement arising out of the practice by or on behalf of Sublicensee of the sublicense or other rights with respect to the Sublicensed Patents, and (c) acknowledges and agrees to all rights of Boston University and any other parties granted or reserved in the BU Agreement. Without limiting the foregoing, Sublicensee acknowledges and agrees that it shall be solely responsible for, and shall pay directly to BU, all payments owed to BU under the BU Agreement to the extent arising out of the exercise of the sublicense and other rights granted with respect to the Sublicensed Patents, as will be more fully described in the Three Party Agreement. Sublicensor shall not amend the BU Agreement in a manner that adversely affects Sublicensee’s sublicense hereunder, or terminate the BU Agreement, without Sublicensee’s prior written consent.
2.3    Retained Rights; Limitations. Except as provided in this Article 2, Sublicensor (on behalf of itself and BU) retains all rights under the Sublicensed Patents. No right or license under any intellectual property is granted or shall be granted by implication to Sublicensee. Sublicensee agrees not to practice the Sublicensed Patents except in accordance with the sublicense granted to it under Section 2.1.

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Article 3

Patent Rights
3.1    Filing, Prosecution, and Maintenance of the Sublicensed Patents. As between Sublicensee and Sublicensor, Sublicensor shall have the sole right, but not the obligation, in its sole discretion and at its sole expense, for filing, prosecuting, maintaining, defending and enforcing any Patent Rights within the Sublicensed Patents in accordance with the BU Agreement.
3.2    Infringement of Third Party Rights. To the extent permitted by the BU Agreement, Sublicensor and Sublicensee shall make reasonable efforts to promptly notify the other in writing of any allegation by a Third Party that the exercise of the rights granted to Sublicensee hereunder infringes or may infringe the intellectual property of a Third Party.
Article 4

Confidentiality
4.1    Confidentiality. Each party agrees that, during the Term and for a period of five years thereafter, such party will protect and hold the other party’s Confidential Information in trust and confidence, that it will not use such Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Confidential Information to any Third Party without first obtaining the other party’s express written consent on a case-by-case basis.
4.2    Exceptions. Confidential Information of a disclosing party shall not include information which the receiving party can demonstrate by competent evidence: (a) is now, or hereafter becomes, through no breach of this Agreement by the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information from the disclosing party, as evidenced by its written records; (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without the use of or reference to Confidential Information received from the disclosing party, as evidenced by the receiving party’s written records.
4.3    Permitted Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances: (a) in the case of Sublicensor, as required under the BU Agreement; (b) to obtain and maintain regulatory approvals with respect to a party’s Licensed Products or Licensed Processes, as applicable; (c) complying with applicable court orders or applicable laws, rules or regulations; (d) disclosure to a party’s Affiliates and its and their contractors, consultants, agents, advisors, directors, officers and employees, provided that Confidential Information so disclosed shall remain subject to this Article 4; and (e) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents; provided, however, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use. In addition, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to the preceding clause (c), it will, except where not reasonably practical, give reasonable advance notice to the other party of such disclosure and, at the other party’s request and expense, cooperate with the other party’s efforts to secure confidential treatment of such information. The parties agree to consult in good faith in connection

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with the filing of this Agreement, including redaction of certain provisions of this Agreement, with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a party or its Affiliate are traded; provided, that if the parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing party in consultation with its legal counsel.
4.4    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that would result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary relief would not may be a sufficient remedy for any breach of this Article 4. In addition to all other remedies, a Party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 4.
Article 5

Representations; Warranties; Covenant; Disclaimers
5.1    Organization; Good Standing. Each party hereby represents to the other party on the Effective Date that it:
(a)    is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or partnership, as applicable,
(b)    is qualified to do business and in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification, and
(c)    has all requisite power and authority, corporate or otherwise, and the legal right to conduct its business as now being conducted, to execute, deliver and perform its obligations under this Agreement.
5.2    Binding Obligation; Due Authorization; No Conflict. Each party hereby represents to the other party on the Effective Date that this Agreement is a legal and valid obligation binding upon its execution and enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement by such party have been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such party has been duly authorized to do so by all requisite corporate actions and do not and will not (a) conflict with, or constitute a material breach or violation of, any agreement, instrument, understanding, oral or written, to which it is a party or by which it may be bound, and any judgment of any court or governmental body applicable to such a party, or (b) violate any law, decree, order, rule or regulation of any court, governmental body or administrative or other agency having authority over it.
5.3    Disclaimers. Sublicensee hereby acknowledges that the Sublicensed Patents and any related materials provided or licensed hereunder are provided “AS IS”, without warranties, and Sublicensor shall not accept any liability in connection with their use, storage and disposal by Sublicensee, except for any such liability with respect to the indemnification obligations in Article 6, below. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY ACKNOWLEDGES

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THAT NO WARRANTY IS MADE REGARDING THE UTILITY OF ANY INFORMATION, MATERIALS OR TECHNOLOGY LICENSED HEREUNDER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE VALIDITY OR SCOPE OF PATENTS AND PATENT CLAIMS, ISSUED AND PENDING, PROTECTING ITS TECHNOLOGY OR THAT ANY TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR PROPRIETARY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENTS.
Article 6

Indemnification
6.1    Indemnification by Sublicensor. Sublicensor hereby agrees to save, defend, indemnify and hold harmless Sublicensee and its officers, limited partners, employees, consultants and agents (“Sublicensee Indemnitees”) from and against any and all losses, damages, settlements, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any such Sublicensee Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) the material breach by Sublicensor of any representation, warranty, covenant or agreement made by it under this Agreement; or (b) the gross negligence or willful misconduct of any of the Sequenom Indemnitees (as defined below); except, in each case, to the extent such Losses result directly from (i) the material breach by Sublicensee of any representation, warranty, covenant or agreement made by it under this Agreement, or (ii) the gross negligence or willful misconduct of any Sublicensee Indemnitee.
6.2    Indemnification by Sublicensee. Sublicensee hereby agrees to save, defend, indemnify and hold harmless Sublicensor and its Affiliates and its and their officers, directors, employees, consultants, contractors and agents (“Sequenom Indemnitees”) from and against any and all Losses to which any such Sequenom Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the sublicense granted hereunder to Sublicensee; (b) the material breach by Sublicensee of any representation, warranty, covenant or agreement made by it under this Agreement; or (c) the gross negligence or willful misconduct of any Sublicensee Indemnitee; except, in each case, to the extent such Losses result directly from the material breach by Sublicensor of any representation, warranty, covenant or agreement made by it under this Agreement or the gross negligence or willful misconduct of any Sequenom Indemnitee.
6.3    General Conditions of Indemnification. Each party’s agreement to indemnify, defend and hold the other party harmless is conditioned on the indemnified party (a) providing prompt written notice to the indemnifying party of any claim for which it is seeking indemnification hereunder promptly after the indemnified party has knowledge of such claim; (b) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (c) assisting the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (d) not compromising or settling such claim or demand without the indemnifying party’s written consent, which shall not be unreasonably withheld.
6.4    Insurance. Each party agrees to maintain a liability insurance program which is consistent with sound business practice and reasonable in light of its obligations under this Agreement.

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Article 7

Term; Termination
7.1    Term. The term of this Agreement and the sublicense granted hereunder shall commence on the Effective Date and continue in effect until the earlier of (a) expiration or termination of the last-to-expire or terminate of the Sublicensed Patents; or (b) expiration or termination of the BU Agreement, unless otherwise terminated pursuant to Section 7.2 or 7.3 below.
7.2    Material Breach. Each party shall have the right to terminate this Agreement upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within 60 days after notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such 60-day period unless the breaching party has cured such breach prior to the end of such period.
7.3    Termination by Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the parties.
7.4    Disposition of Confidential Information. In the event of termination of this Agreement, the parties shall return or destroy all Confidential Information of the other party within 30 days after such termination; provided, however, that each party may retain one copy of such Confidential Information for record keeping purposes subject to a continuing obligation of confidentiality under Article 4.
7.5    Effect of Termination. Upon termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate except as provided in this Section 7.5. Termination of this Agreement shall not relieve the parties of any obligation accruing prior to such termination. The provisions of Articles 4, 6 and 8 and Sections 5.3, 7.4, 7.5 and 7.6 shall survive the termination of this Agreement. Termination of this Agreement shall not limit any rights and remedies of the parties. Termination of this Agreement shall not limit any rights or remedies of the parties.
7.6    Rights Upon Bankruptcy. All rights and the sublicense granted to Sublicensee under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (collectively, the “Code”), a sublicense of rights to be “intellectual property” as defined under the Code. If a case is commenced during the Term by or against a party under the Code then, unless and until this Agreement is rejected as provided in the Code, such party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such party. If a case is commenced during the Term by or against a party under the Code, this Agreement is rejected as provided in the Code and the other party elects to retain its rights hereunder as provided in the Code, then the party against whom the case is commenced (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other party copies of such intellectual property and all embodiments thereof necessary for the other party to maintain and enjoy its rights under the terms of this Agreement promptly upon the other party’s written request therefor. All rights, powers and remedies of the other party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Code) in the event of the commencement of a case by or against the other party under the Code.

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Article 8

Miscellaneous
8.1    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of San Diego in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the County of San Diego in the State of California; and (c) each of the parties irrevocably waives the right to trial by jury.
8.2    Third Party Beneficiaries. Except as provided in Article 6 with respect to Indemnitees, nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.3    Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligations hereunder be assigned or transferred, by either party to any Third Party without the prior written consent of the other party; except that either party may assign or otherwise transfer this Agreement without the consent of the other party to an entity that acquires all or substantially all of the business or assets of the assigning party relating to the subject matter relating to this Agreement, whether by merger, acquisition or otherwise, provided that intellectual property that is owned or held by the acquiring entity (if other than one of the parties to this Agreement) shall not be included in the intellectual property subject to this Agreement. Upon assignment, the rights and obligations under this Agreement shall be binding upon and inure to the benefit of said purchaser or successor in interest. Any assignment of this Agreement in contravention of this Section 8.3 shall be null and void.
8.4    Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, overnight courier or confirmed facsimile or electronic mail (email) transmission to the following addresses or facsimile numbers:    10    ***Confidential Treatment Requested

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If to Sublicensee:	If to Sublicensor:
BioSciences Acquisition Company	Sequenom, Inc.
360 Post Street, Suite 601 San Francisco, California 94108 United States of America	3595 John Hopkins Court San Diego, California 92121 United States of America
Attention: Chief Administrative Officer	Attention: Legal Department
Tel: […***…] Fax: […***…]	Tel: […***…] Fax: […***…]
E-mail: […***…]	E-mail: […***…]
with a copy to (which shall not constitute notice):	with a copy to (which shall not constitute notice):
Orrick, Herrington & Sutcliffe LLP	Cooley LLP
The Orrick Building	4401 Eastgate Mall
405 Howard Street San Francisco, California 94105-2669	San Diego, California 92121
Attention: John F. Seegal	Attention: L. Kay Chandler
Tel: […***…]	Tel: […***…]
Fax: […***…]	Fax: […***…]
E-mail: […***…]	E-mail: […***…]
Either party may change its designated address, facsimile number, or e-mail address by notice to the other party in the manner provided in this Section 8.4.
8.5    Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
8.6    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.12
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8.7    Relationship of Parties. It is expressly agreed that Sublicensor and Sublicensee shall be independent contractors and that nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.
8.8    Entire Agreement. This Agreement, together with the Purchase Agreement and any documents, agreements and instruments executed and delivered pursuant to the Purchase Agreement, including the License Agreement, the Three Party Agreement, the Non-Competition and Non-Solicitation Agreement and the Supply Agreement as executed by the parties concurrently herewith and as referenced in the Purchase Agreement, contains the entire agreement between the parties hereto with respect to the

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transactions contemplated by this Agreement and supersedes all prior arrangements, understandings, proposals, prospectuses, projections and related materials with respect thereto.
8.9    Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.
8.10    Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Sublicensor and Sublicensee agree not to export or re-export, directly or indirectly, any information, technical data, direct product(s) of such data, samples, products or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations.
8.11    No Implied Licenses. No right or license under any Intellectual Property of Sublicensor or Sublicensee is granted or shall be granted by implication, but shall be granted only as expressly provided in the terms of this Agreement.
8.12    Limitation of Liability for Indirect Damages. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 4, IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE OR MULTIPLE DAMAGES, OR FOR LOST PROFITS, LOST DATA OR LOSS OF USE DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE PARTIES’ INDEMNIFICATION RIGHTS OR OBLIGATIONS UNDER ARTICLE 6.
8.13    Interpretation. All references in this Agreement to an Article or Section shall refer to an Article or Section in or to this Agreement, unless otherwise stated. Any reference to any federal, national, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” and similar words means including without limitation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years, unless stated otherwise. References to the singular include the plural.
8.14    Counterparts. This Agreement may be executed via facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
(Signature page follows)

Signature Page to Sublicense Agreement
In Witness Whereof, the parties have executed this Sublicense Agreement as of the Effective Date set forth above.

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Sequenom, Inc.	BioSciences Acquisition Company

By:        By:

Name:	Name:

Title:	Title:

EXHIBIT A

BOSTON UNIVERSITY AGREEMENT

1

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107337673 v1
Boston University
Amended and Restated License Agreement
Sequenom, Inc.
April 1, 2013
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AMENDED AND RESTATED LICENSE AGREEMENT
AMENDED AND RESTATED LICENSE AGREEMENT dated as of April 1, 2013 (the Effective Date), by and between Trustees of Boston University (the University) and Sequenom, Inc., and its Affiliates (as further defined herein, Licensee).
WHEREAS, the University and Licensee entered into a PATENT AND KNOW-HOW LICENSE AGREEMENT, dated June 1, 1996 (the “1996 Agreement”);
WHEREAS, the University and the Chinese University of Hong Kong (CUHK) entered into an Agreement dated December 17, 2003, attached hereto as Exhibit D;
WHEREAS, the University and Licensee entered into a LICENSE AGREEMENT dated April 15, 2009 (the “2009 Agreement”);
WHEREAS, the University and Licensee wish to amend and restate the 1996 Agreement and the 2009 Agreement by this Amended and Restated License Agreement;

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WHEREAS, Licensee desires a license to use and practice the Patent Rights and Know-How (each as defined below) and to develop, produce, market and sell products; and
WHEREAS University and Licensee understand and accept that it may serve the public good for there to be competitive sources of Licensed Product in certain markets, with appropriate safeguards to Licensee’s economic interests in other markets, as more fully specified herein and, to the extent Licensed Products are drugs, that the result of this will be the availability of drugs at affordable prices to poor segments of the world’s populations;
NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the University and Licensee hereby amend and restate the 1996 Agreement and 2009 Agreement to read in full, and otherwise agree as follows:
Article I. DEFINITIONS.
1.01    Capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1 annexed hereto.
Article II. LICENSE; IP OWNERSHIP.
2.01    Grant. Subject to all of the terms and conditions of this Agreement and the Government Rights the University hereby grants to Licensee a right and license (a) to make, have made, use, lease, offer to sell, sell, otherwise commercially dispose of, export and import Licensed Products, (b) to practice Licensed Processes, in each case (i) directly or by sublicense (subject to Section 2.04 hereof) and (ii) only for commercial purposes (including providing services to third parties and for Licensee’s research and/or development) in the Field of Use within the Territory during the Term.
2.02    Exclusivity. Subject to the applicable Noncommercial Rights and the Government Rights, which are expressly reserved, the licenses granted under Sections 2.01(a) and 2.01(b) hereof shall be exclusive during the Exclusive Period, and thereafter shall be non-exclusive.
2.03    Non-suit. University and Licensee on behalf of themselves and any successors-in-interest to the Licensed Patents and Licensed Processes covenant that they will not, before or after the date of this Agreement, assert any claim of patent infringement (including direct infringement, contributory infringement, and induced infringement) under the Licensed Patents and Licensed Processes for manufacture, use, sale, offer for sale or importation of Licensed Products against any third party engaged in the manufacture, use, sale offer for

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sale, or importation of Licensed Products in or for Non-Suit Countries for sale to Public Sector entities for therapeutic uses. The above notwithstanding, this non-suit provision shall only apply to products which when offered for sale to end users are in a Trade Dress that is materially different from Licensee’s Trade Dress.
2.04    Sublicenses. The right of Licensee (and of any Sublicensee having the right to grant further Sublicenses) to enter into Sublicenses is subject to the following:

(a)
Obligations To University. Any Sublicense shall specify that it is subject to this Agreement and that Sublicensee shall agree to be bound directly to the University in respect of all obligations to the University set forth in Sections 2.03, 2.04, 2.05 and 2.06, ARTICLE V, Sections 6.01, 6.02 and 6.03, ARTICLE VII, ARTICLE VIII and ARTICLE IX;

(b)
Copy To University. A copy of each Sublicense and each amendment thereto or waiver issued in connection therewith shall be sent to the University promptly upon execution by the parties thereto. Each such Sublicense or amendment shall constitute Confidential Information of Licensee;

(c)	Consideration. Without the prior written consent of the University, consideration for any Sublicense from any Sublicensee shall not include anything of value in lieu of cash payments;

(d)	No Waivers. Without the prior written consent of the University, Licensee shall not waive any default or breach under any exclusive Sublicense; and

(e)	Termination. Any Sublicense shall specify that in the event of termination of this Agreement, all obligations of the Sublicensee, including the payment of royalties specified in the Sublicense, will transfer to the University or its designee.
2.05    Noncommercial Rights. University (and CUHK to the extent CUHK owns or co-owns a Patent Right) and its affiliated hospitals reserve the right (a) to use the technology, (b) to make, have made, use, lease, offer to transfer and transfer to others Licensed Products and (c) to develop and practice Licensed Processes, in each case (i) directly or by sublicense, (ii) only for noncommercial research purposes or for educational purposes, (iii) worldwide, including without limitation, in the Territory, and (iv) in any field of use, including without limitation, in the 2009 Field of Use (collectively, Reserved Rights). Additionally, the license granted under Sections 2.01 is subject to the reservation of, if and to the extent applicable, the rights of the United States of America as set forth in Public Laws 96-517 and 98-620 (codified at 35 U.S.C. 200 et

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seq.) (collectively, Additional Reserved Rights, and together with the Reserved Rights, the Noncommercial Rights).
2.06    Know-How. The license granted in this agreement shall include the non-exclusive right to use, commercialize and sublicense the Know-How existing as of the Effective Date and in the possession of Licensee (a) to the extent useful in exercising the rights granted in Section 2.01 and (b) to make, use and commercialize products or processes. For the avoidance of doubt, there are no payments due in respect of the use or commercialization of the Know-How.
2.07    Option

(a)
University hereby grants Licensee an option to acquire a non-exclusive, worldwide, royalty-bearing license within the Field of Use under the Optioned Patent Rights to make, have made, use, sell and offer for sale products, processes and services within the Field of Use (the “Option”). University shall provide License with notice and a copy of any patent application filed by University that is an Optioned Patent Right. Licensee shall have thirty (30) days from receipt of such patent application to provide notice to University whether Licensee is interested in exercising its Option to obtain a non-exclusive license to such patent application.

(b)
Promptly after any exercise of the Option by Licensee, the Parties will enter into good faith negotiations regarding the terms and conditions of a license agreement that will be on commercially reasonable terms, generally comparable to those set forth in this Amended and Restated License Agreement (exclusive of lump sum payments and taking into account the existing royalty). Such license agreement shall be entered into within six (6) months of Licensee’s exercise of its Option and will include, among other things, a provision for Licensee to pay patent costs (on a pro-rata basis should there be other licensees). If (a) Licensee fails to exercise its Option respecting any patent application that is an Optioned Patent Right within the thirty (30) day period or (b) the Parties do not enter into a license agreement within six (6) months of Licensee’s exercise of its Option respecting such patent application, then University will have no further obligations to Licensee respecting such patent application and the Optioned Patent Rights embodied in such patent application.

2.08    Other Rights. The license granted in this Agreement shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise (a) to any technology not specifically set forth in the Patent List or (b) beyond such rights as are expressly set forth herein.
Article III. DUE DILIGENCE

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3.01    Licensee Representations. Licensee represents and warrants to University that:

(a)	Experience. Licensee is experienced in the development, production, marketing and sale of products similar to the Licensed Products;

(b)	Financial Capacity. Licensee has the financial capacity and strategic commitment to commercialize the Licensed Products, as specified in Section 3.02;

(c)
Organization & Power. Licensee is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to enter into this Agreement;

(d)
Authorization. The execution, delivery and performance by Licensee of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Licensee and do not conflict with or cause a default with respect to Licensee’s obligations under any other agreement;

(e)    Execution & Delivery. This Agreement has been duly executed and delivered by the Licensee; and    6    ***Confidential Treatment Requested

(f)	Insurance. The insurance coverage required pursuant to Section 7.03 shall have been obtained and Licensee shall have presented proof of coverage in a form satisfactory to the University.
3.02    Commercially Reasonable Efforts. Licensee will use reasonable efforts to analyze the commercial applicability of the Licensed Products, and if such commercial applicability exists, Licensee shall use commercially reasonable efforts to bring the Licensed Products to market in the United States and throughout the Territory through a diligent program for exploiting the Patent Rights and shall, throughout the Term, diligently continue development and marketing efforts with respect to the Licensed Products, in each case consistent with reasonable business practices and judgments.
3.03    Milestone. Licensee shall notify the University in writing when the Milestone is met.
3.04    Material Breach. Breach of any provision of this ARTICLE III is a material breach of this Agreement.
Article IV. ROYALTIES & PAYMENTS
4.01    Royalties. In consideration for the licenses granted under this Agreement, Licensee shall pay all of the following royalties (collectively, the Royalties) to the University:

(a)
Initial Payment for past Royalties. University acknowledges that Licensee has paid University the sum of $[…***…] prior to […***…], as royalties for Licensed Products and Processes invoiced prior to December 31, 2012;

(b)	Milestone Payment. Within thirty (30) days after the occurrence of the Milestone, Licensee shall pay to the University an amount equal to the Milestone Payment for such Milestone;

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(c)    License Fees. Licensee shall pay to the University a license fee of […***…], which amount shall be paid in two     7    ***Confidential Treatment Requested
equal installments of $[…***…] each, on or before […***…] and […***…];

(d)
Minimum Royalty Amounts. During the period […***…] through […***…], Licensee shall pay to University […***…]. This amount shall be paid as a Minimum Royalty Amount of […***…] per year, paid quarterly at […***…] per quarter. Each quarterly payment of […***…] shall be due with each quarterly report. The Minimum Royalty Amount shall be due […***…] (or any other Licensed Product or Licensed Process). The Minimum Royalty Amount of […***…] per year, due for a particular year, shall be fully creditable against Running Royalty Amounts due for that same year, but may not be carried forward to subsequent years. Licensee’s obligation to pay the Minimum Royalty Amounts shall survive any termination of the licenses granted pursuant to Section 2.01;

(e)
Running Royalties. Within forty-five (45) days after the end of each calendar quarter during the Term, Licensee shall pay to the University an amount equal to the Running Royalty Amount for such quarter; provided that Minimum Royalty Amounts actually paid in respect of any calendar year and not previously credited against prior Running Royalty Amounts paid in such same calendar year shall be credited against Running Royalty Amounts payable in respect of such calendar year;

(f)    Sublicense Amount. Within thirty (30) days after Licensee receives any Sublicense Amount, Licensee shall pay to the University an amount equal to the Sublicense Percentage of such Sublicense Amount; provided that Minimum Royalty Amounts actually paid in respect of any calendar year and not previously credited against prior Sublicense Amounts paid in such same calendar year shall be credited against Sublicensed Amounts payable     8    ***Confidential Treatment Requested
in respect of such calendar year. If two Sublicense Percentages apply, then Licensee shall pay the higher Sublicense Percentage.

(g)
Maximum Running Royalty Amount. For Licensed Products or Licensed Processes, Licensee’s maximum Running Royalty Amount and Sublicense Percentage due to University shall in no event be greater than […***…]% and […***…]%, respectively, regardless of all prior independent agreements between the Parties and regardless of the number of independent inventions or other intellectual property rights that may be applicable to the Licensed Product and/or Licensed Processes.

4.02    Payments. All payments due under this Agreement shall be paid (a) in full without deduction of exchange, collection, taxes or other fees that may be imposed by any government and (b) in United States dollars in Boston, Massachusetts or at such other place as the University may designate consistent with

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applicable law. Currency conversions shall be made by reference to the prevailing exchange rate for bank transfers from the foreign currency to U.S. Dollars, as quoted at the Bank of America or its successor on the last business day of the calendar quarter immediately preceding the payment due date. If by law, regulation or fiscal policy of any country, conversion from that country’s currency into U.S. dollars is restricted or forbidden, written notice thereof shall be given to the University and payment of amounts from that country shall be made through such lawful means as the University shall designate, including, without limitation, deposit of local currency in such recognized banking institution as the University shall designate. When in any country the law or regulation prohibits both the transmittal and the deposit of royalties on sales in that country, royalty payments from that country will be suspended for as long as the prohibition is in effect and, as soon as the prohibition ceases, all royalties that Licensee or its Sublicensees would have been obligated to pay, but for the prohibition, will promptly be deposited or transmitted, as the case may be, to the extent then allowed.
4.03    Interest. All amounts due under this Agreement shall accrue interest from the first day following the due date until paid in full at the annual rate (compounded quarterly) of […***…] plus the rate announced as of the due date by Bank of     13
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America or its successor in Boston, Massachusetts as its prime rate. Payment of interest shall not foreclose any other right that the University may have as a consequence of late payment.
Article V. REPORTS, RECORDS & AUDIT
5.01    Books & Records. Licensee shall keep in accordance with generally accepted accounting principles up-to-date, complete, true and accurate books of account in sufficient detail to permit calculation of all amounts due hereunder, including without limitation, copies of all invoices, which shall be properly itemized. Such books of account shall be maintained at Licensee’s principal place of business (or at its election, the principal place of business of the division of Licensee to which this Agreement relates) and Licensee shall inform the University in writing of the location of such books and records within five (5) business days of a request for such location.
5.02    Quarterly Reports. (a) Within sixty (60) days after the end of each calendar quarter during the Term (without regard to whether any payments are due to the University in respect of such quarter), Licensee shall deliver to the University, a complete and accurate report which shall contain the following, if applicable:

(i)	identification of all Sublicenses and research support contracts related to the Patent Rights entered into during such quarter, together with a summary of the principal economic terms of each; and

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(ii)	a summary of those activities of Licensee and its Sublicensees directed toward promoting the sale and use of the Licensed Products and Licensed Processes.

(b)
Only after the first commercial sale or lease by Licensee or a Sublicensee of a Licensed Product or a Licensed Process, within sixty (60) days after the end of each calendar quarter during the Term (without regard to whether any payments are due to the University in respect of such quarter), Licensee shall deliver to the University, a complete and accurate report which shall contain the following:

(i)	the number of each type of Licensed Product and Licensed Process sold or leased by Licensee and by each Sublicensee during such quarter;

(ii)	the total amount of Net Sales during such quarter; and

(iii)	calculations of each amount due under this Agreement in respect of such quarter, including without limitation, deductions applicable to Net Sales.
5.03    Annual Reports & Insurance Information. Licensee will provide its annual report, when it is publicly available. Licensee shall also provide to the University written evidence of the annual renewal of insurance within thirty (30) days of such renewal.
5.04    Other Reports. Promptly upon written request of the University or as otherwise required by the terms of this Agreement, the Licensee shall provide to the University any annual report to stockholders of Licensee or, if there is no annual report to stockholders, annual updates to the Business and Commercialization Plans, including any changes to the management team.
5.05    Audit. The University may, upon five (5) business days written notice specifying any time of day during Licensee’s business hours, audit Licensee’s books and records at Licensee’s place of business for the purpose of verifying Licensee’s reports and compliance by Licensee in all other respects with this Agreement. If any audit identifies an underpayment by Licensee, Licensee shall promptly pay the underpayment to University including interest as provided for in Section 4.03. If any audit identifies an overpayment by Licensee, Licensee shall deduct such overpayment from the next payments due University until such overpayment has been recovered by Licensee. If any audit leads to the discovery of an underpayment in respect of any calendar quarter of more than five percent (5%) between amounts due in respect of such quarter and amounts reported to be due by Licensee in its quarterly report for such quarter or otherwise reveals a previously undisclosed material breach of this Agreement, Licensee shall, within thirty (30) days after written notice from the University, reimburse the University for all of its costs related to the audit. Otherwise, any audit shall be at the University’s expense. Licensee shall, in any event and without regard to the size of the discrepancy, pay to the University the amount of any previous underpayment, including interest from the

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time such amount was due until paid in full in accordance with Section 4.03. Any audit conducted pursuant to this Section shall be conducted by an auditor selected by University and reasonably acceptable to the Licensee.
Article VI. REGULATORY MATTERS & PATENT COSTS
6.01    United States Manufacture. Licensed Products leased or sold by Licensee or any Sublicensee in the United States shall be manufactured substantially in the United States.
6.02    Export Control. Licensee shall comply with all applicable laws and regulations. It is understood that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling both actual and deemed exports, including the Export Administration Regulations of the United States Department of Commerce, the International Traffic in Arms Regulations of the Department of State, and the Office of Foreign Assets Control of the Department of Treasury. Licensee hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by Licensee, and that it will defend, indemnify and hold University harmless in the event of any legal action of any nature occasioned by such violation.
6.03    Compliance & Marking. Licensee shall comply and shall require its Sublicensees to comply with all applicable laws and regulations concerning the manufacture (including without limitation, if applicable, Good Manufacturing Practices set forth by the United States Food and Drug Administration), marking, marketing and safety of all Licensed Products. Without limiting the foregoing, all Licensed Products sold, leased or shipped in, through or to (a) the United States shall be marked with all applicable patent numbers and (b) any other country shall be marked in conformity with all of the laws and regulations of such country.
6.04    Patent Filings. The University shall, using patent attorneys selected by it, apply for, seek issuance of and maintain the Patent Rights during the Term in the United States and in the Core Countries and such other countries as are agreed to by the Parties in writing or as Licensee may request in writing; provided that (i) Licensee shall cooperate with the University in such prosecution, filing and maintenance; and (ii) Licensee shall be given at least thirty (30) days to advise and comment upon such filings and actions as are undertaken by the University. The University may, in its discretion, decline to apply for, prosecute or maintain any Patent Rights in any country, but shall give timely notice to Licensee of any such determination, whereupon Licensee may undertake such action, in the name and on behalf of the University, at its own expense. The University agrees to cooperate with Licensee as reasonably necessary to permit Licensee to be able to prosecute or maintain any Patent Rights in those countries that the University declines to undertake action.

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6.05    Patent Costs. Licensee acknowledges that University has Patent Costs for services rendered and accrued to University after December 31, 2012 and prior to the Effective Date, which Patent Costs have not yet been billed to, or are identified in invoices yet to be paid by, Licensee (Past Patent Costs). After the Effective Date, the University shall deliver to Licensee invoices as they are incurred (each a Patent Cost Invoice). After the Effective Date, Licensee shall, within thirty (30) days after the receipt of a Patent Cost Invoice, reimburse the University in the full amount of such Patent Costs set forth in the applicable Patent Cost Invoice. Overdue amounts shall accrue interest pursuant to Section 4.03. Licensee may decline payment of Patent Costs by giving ten (10) days written notice in advance of the University incurring such costs, whereupon Licensee’s right to benefit from the applications or patents affected by such Patent Costs shall terminate, including but not limited to, the deletion of such patent from the Patent List and the termination of the license granted with respect to such patent.
Article VII. WARRANTIES, LIMITATIONS & INDEMNIFICATION
7.01    University Limitation. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO (1) THE SCOPE OR VALIDITY OF ANY OF THE PATENT RIGHTS; (2) WHETHER THE PATENT RIGHTS OR TECHNOLOGY MAY BE EXPLOITED BY LICENSEE OR ANY SUBLICENSEE WITHOUT INFRINGING THE RIGHTS (INCLUDING PATENT RIGHTS) OF OTHERS; OR (3) THE RESULTS TO BE OBTAINED BY USE OF THE PATENT RIGHTS, THE TECHNOLOGY, THE LICENSED PRODUCTS OR THE LICENSED PROCESSES. THE PATENT RIGHTS AND THE TECHNOLOGY ARE DELIVERED “AS IS” IN EVERY RESPECT. IF BIOLOGICAL MATERIALS ARE TRANSFERRED (BY WAY OF LICENSEE, BAILMENT, OR OTHERWISE) HEREUNDER, UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES THAT SUCH MATERIALS OR THE METHODS USED TO MAKE SUCH MATERIALS ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.
7.02    Indemnification.
(a)    Licensee shall at all times during the Term and thereafter, defend, indemnify and hold the University and its affiliated hospital, Boston Medical Center Corporation, their trustees, officers, employees, agents and affiliates (together, Indemnitees) harmless from and against all claims, suits, demands, liability and expenses, including legal expenses and reasonable attorneys’ fees, arising out of (a) the death of or injury to any person or persons, (b) damage to property, or (c) any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from (i) the design, production, manufacture, shipping, handling, use (in commerce or otherwise), sale, lease, consumption, promotion or advertisement of the Licensed Products or the Licensed Processes or any product, service or process

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relating to or developed under this Agreement or with the technology or the Patent Rights, or (ii) any obligation or activity of Licensee under this Agreement or of any Sublicensee under any Sublicense. Licensee’s obligation under this Section 7.02 shall apply without regard to whether any liability is attributable to Licensee’s or Sublicensee’ s negligence.    14    ***Confidential Treatment Requested
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(b)
An Indemnitee that intends to claim indemnification under this article shall promptly notify Licensee of any loss, liability, damage or expense, or any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitee shall provide Licensee with the sole control of the defense or settlement of any such claim, demand, action or other proceeding. Licensee’s indemnity obligations under this article shall not apply to amounts paid in any settlement if effected without its consent. Licensee shall not settle or consent to an adverse judgment in any such claim, demand, action or other proceeding that directly affects the rights or interests of any Indemnitee or imposes additional obligations on such Indemnitee, without the prior express written consent of such Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents, shall cooperate fully with Licensee and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

7.03    Insurance.

(a)
Scope & Expense. Licensee has procured and shall maintain in full force and effect commercial general liability insurance policies that protect and name the Indemnitees as additional insureds. Coverage shall be no less than $[…***…] per incident and $[…***…] in annual aggregate, but the University may in its reasonable discretion, by thirty (30) days written notice to Licensee, require greater liability coverage. Coverage shall include product liability and contractual liability for Licensee’s indemnification obligations under Section 7.02. If the product liability insurance is not for occurrence liability coverage, Licensee shall maintain commercial general liability insurance for not less than ten (10) years after it has ceased commercial distribution or use of any Licensed Product or Licensed Processes.

(b)    Notice & Cancellation. Licensee shall provide the University with written evidence of such insurance upon issuance and upon each annual renewal.    16    ***Confidential Treatment Requested
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Licensee shall give the University at least thirty (30) days written notice prior to any cancellation, non-renewal or material change in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, the University may terminate this Agreement without notice or any additional cure or waiting period.

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7.04    University Liability. The University’s total liability for any cause of action arising in connection with this Agreement or the transactions contemplated by this Agreement, and regardless of the form of action, whether in contract or in tort, including negligence, or otherwise shall be limited to one hundred percent (100%) of the amounts paid to the University under ARTICLE IV. Licensee waives and disclaims (and shall cause all Sublicensees to waive and disclaim) any right to recover any damages in the aggregate in excess of such amount from the University, including but not limited to, any lost or anticipated profits or savings, or any incidental, intangible, exemplary, punitive, special or consequential damages, regardless of the form of action, whether in contract or in tort, including negligence, or otherwise and whether or not the University was advised of the possibility or likelihood of such damages.
7.05    Limited Liability. In no event shall either party be liable to the other for any special, consequential or incidental damages arising out of or related to this Agreement or with respect to any claim, demand, action or other proceeding relating to this Agreement however caused, and on any theory of liability (including negligence), whether or not the party has been advised of the possibility of such damages.
Article VIII. INFRINGEMENT
8.01    Notice. Each Party shall notify the other party promptly in writing of any alleged infringement of the Patent Rights by a third party of which it becomes aware and shall provide any available evidence thereof.
8.02    Prosecution by Licensee.

(a)
Procedure. Licensee shall have the right, at its sole discretion, to prosecute, at its own expense, any alleged infringements of the Patent Rights within the Territory and Field of Use. The University agrees to allow the Licensee to include the University, at the Licensee’s expense, as a party plaintiff in any suit brought with respect to any such infringement. The University shall have the right to participate in any action, at Licensee’s expense, and the Licensee agrees to consult with counsel for the University on any significant matters related to the litigation. Notwithstanding anything in the foregoing to the contrary, no settlement, consent judgment or other voluntarily final disposition of any such suit may be entered into without the consent of the University, which consent shall not be unreasonably withheld. Licensee shall indemnify and defend the University against any order for any costs that may be made against the University in such proceedings.

(b)
Damages. In the event that Licensee undertakes litigation pursuant to Section 8.02(a) for the enforcement of Patent Rights, any recovery of monetary damages by Licensee for each suit shall be applied as follows: (a) first, on a pro rata basis, to Licensee and University to reimburse Licensee and University for the expenses of the litigation or suit, including reasonable

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attorneys’ fees, (b) then, an amount to University equal to the average of the Running Royalty Percentage and the Sublicense Percentage (i.e., […***…]%) multiplied by the balance of any recovery, and (c) then, the balance to Licensee.
8.03    Prosecution By University.
(a)    Procedure. If the Licensee, within six (6) months after having been notified of any alleged infringement, shall have been unsuccessful in negotiating with the alleged infringer to cease and desist such infringement and shall not have brought an infringement action (or shall not have defended against any material counterclaim), or if the Licensee shall notify the University at any time prior thereto of its intention not to bring suit against any alleged infringer in the Territory for the Field of Use, then, and in those events only, the University shall have the right, but shall not be obligated, to prosecute at its own expense any such infringement of the    17
Patent Rights in the Territory for the Field of Use. In such circumstances, and provided that the license granted pursuant to Section 2.01 (a) and (b) shall remain in force, the University shall have the right to name the Licensee as a party plaintiff if necessary for the prosecution of the infringement suit. Notwithstanding anything in the foregoing to the contrary, no settlement, consent judgment or other voluntarily final disposition of any such suit may be entered into without the consent of the Licensee, which consent shall not be unreasonably withheld.

(b)
Damages. In the event that University undertakes litigation pursuant to Section 8.03(a) for the enforcement of Patent Rights, any recovery of monetary damages by University for each suit shall be retained by University.

8.04    Actions Against Licensee or University. In the event that an action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against the University or against Licensee (whether as an independent action or as a counterclaim of a suit filed by Licensee), the University, at its sole option, shall have the right, within thirty (30) days after the commencement of such action, to take or regain control of the action at its own expense. If the University shall determine not to exercise this right, Licensee may take over or remain as lead counsel for the action at Licensee’s sole expense, with any settlement or recovery subject to the approval provisions of Section 8.02(a) and allocation provisions of Section 8.02(b); provided that the University shall have the right to refuse, in its sole discretion, to accept any settlement offer that would result in the lessening or weakening of any Patent Rights.
8.05    Cooperation. In any infringement suit, either party shall be entitled to request the cooperation and assistance of the other party, at the requesting party’s expense, as may be reasonably necessary for the suit. Each party agrees to make available relevant records, papers, information, samples and specimens, as well as to have its employees testify upon request, except as restricted by law.    18    ***Confidential Treatment Requested

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8.06    Sublicense Settlements. In the event that the Licensee shall elect to grant a Sublicense to any alleged infringer in the Territory for the Field of Use for future use of the Patent Rights, any amounts paid by the alleged infringer as a part of the Sublicense or settlement (other than such amounts measured directly by the sale of Licensed Products) shall be shared by Licensee and the University in the same ratio as amounts received as Sublicense Amount payments. Revenues received under such Sublicenses that are measured by the sale of Licensed Products shall be included in the Royalty computations in accordance with Section 4.01.
8.07    Third Party Licenses and Patent Expenses. Licensee shall […***…] payable to the University (i) based upon […***…] or (ii) based upon […***…].
Article IX. TERM AND TERMINATION
9.01    Patent License. Unless earlier terminated as provided for in this Agreement, the license granted pursuant to Section 2.01 will continue in each country until the expiration or termination of the last to expire or terminate of the Patent Rights. The license grant under Section 2.01 shall be effective at all times prior to such expiration or termination, and following such expiration of this Agreement Licensee shall have a fully paid-up, non-exclusive license under the Know-How.
9.02    Early Termination. Notwithstanding the foregoing, all licenses granted pursuant to Section 2.01 and this Agreement shall terminate as follows:
(a)    Material Breach. If Licensee materially breaches this Agreement, fails to account for or pay Royalties as provided in this Agreement, fails to pay any Milestone as set forth on Schedule 2 or if a Sublicensee materially breaches any of the provisions to which it is required to be bound directly to the University as set forth in Section 2.03(a), the University shall have the right, at its election, to terminate (i) the Exclusive Period; (ii) any or all licenses granted by the University under this Agreement (including the right to sublicense); or (iii) this Agreement in its entirety, including all licenses     28
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granted by the University under this Agreement upon thirty (30) days prior written notice, subject to the survival of the obligations set forth in Section 9.05. Notwithstanding the foregoing, this Agreement and all such licenses shall continue in full force and effect if Licensee shall cure a breach of default relating to the payment of Royalties within thirty (30) days or shall cure any other breach within ninety (90) days.

(b)
Insolvency, Etc. If Licensee shall file a petition in bankruptcy or if an involuntary petition shall be filed against Licensee and such petition shall not be dismissed within sixty (60) days, or if the Licensee shall cease or suspend the conduct of its usual business or if the Licensee shall become, or in light of its usual business is likely to become, insolvent and is unable to pay its debts when due, this Agreement shall terminate immediately.

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(c)	Challenge to Validity of Patent Rights. If Licensee shall file a lawsuit or otherwise challenge the validity or enforceability of any of the Patent Rights this Agreement shall terminate immediately.
9.03    Accrued Obligations. Upon termination of this Agreement for any reason, each party shall remain liable for those obligations which came into existence prior to the effective date of the termination including, without limitation, payment of accrued Royalties, Patent Costs and the recovery from any litigation pursuant to Section 8.02(b) or 8.04. Licensee may, for a period of no longer than one (1) year after the effective date of the termination of this Agreement, complete any or all Licensed Products that it can demonstrate were in the process of manufacture on the effective date of the termination and sell any and all Licensed Products that it can demonstrate were in the process of manufacture or in inventory on the date of termination; provided that Licensee shall remain obligated to pay any applicable Royalties thereon as provided in this Agreement. Within thirty (30) days after a written request by the University, Licensee shall provide the University with an accounting of Licensed Products then on hand and in process and its best estimate of when within the one (1) year period such sales of Licensed Products will conclude.
9.04    Information. Upon termination of this Agreement for any reason, Licensee shall, promptly upon written request by the University, make available to the University, at the University’s sole option, the rights to use, license or own all Information then in Licensee’s possession that is relevant solely to the commercialization of Licensed Products.
9.05    Survival. The obligations set forth in Sections 4.01(c), 4.01(d), 6.01, 6.02 and 6.03, ARTICLE VII, Sections 9.03, 9.04, and 9.05, ARTICLE X, Sections 10.02, 10.03, 10.04, 11.06, 11.07 and 11.13 shall survive the termination of this Agreement.
Article X. DISPUTE RESOLUTION
10.01    Mediation. In the event of any dispute arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, representatives designated by each party shall meet at the University or confer by conference call within one week of a written request by either party, and attempt to amicably resolve the dispute. If the dispute is not resolved by such efforts within thirty (30) days after such meeting or conference call, the parties shall refer the matter to non-binding mediation in Boston, the costs of which will be shared equally. Notwithstanding the provisions of Article, this Agreement shall remain in full force and effect and the parties shall remain obligated to timely perform their respective obligations hereunder for a period of sixty (60) days from any notice of termination while the parties attempt to mediate their dispute pursuant to this subsection. The sixty day period may be extended by mutual

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agreement of the parties. In the event that such dispute is not amicably resolved by such non-binding mediation, then the parties may, at their option, agree to arbitrate or unilaterally employ civil litigation or any other dispute resolution mechanism available to them.
10.02    Injunctive Remedies. Notwithstanding the mediation provisions of Section 10.01 above, the parties acknowledge and agree that, in the event of a breach or a threatened breach by either party of Section 11.01 hereof, the other party may suffer irreparable damage for which it will have no adequate remedy at law and, accordingly, shall be entitled immediately to seek injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without having first complied with the provisions of Section 10.01, and without the necessity of posting any bond or surety, in addition to any other remedy it might have at law or at equity.
10.03    Governing Law. The validity, interpretation, performance and enforcement of this Agreement, and all rights and obligations of the parties shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its rules concerning conflicts of laws.
10.04    Exclusive Venue; Consent to Jurisdiction. Any action, suit or other proceeding pursuant to, arising under, or touching or concerning this Agreement or the transactions contemplated hereby, including any challenge to the validity or enforceability of the Patent Rights, shall be brought exclusively in any court of competent jurisdiction in Suffolk County, Commonwealth of Massachusetts. The parties agree to take any and all necessary or appropriate action to submit to the exclusive jurisdiction of any such court. In any such action, suit or proceeding, the successful or prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with that action, suit or proceeding, in addition to any other relief to which such party may be entitled,
Article XI. GENERAL PROVISIONS
11.01    Release of Claims Through December 31, 2012. In exchange for the commitments made herein by the University and Licensee: (a) the University unconditionally and irrevocably releases, acquits and forever discharges Licensee, its Affiliates, and their respective officers, directors, employees, agents, attorneys and stockholders from any and all claims, counterclaims, demands, liabilities, suits, debts, costs, expenses, and causes of action, of every kind, at law or in equity, whether asserted or unasserted, known or unknown, liquidated or unliquidated, fixed or contingent, and (b) Licensee unconditionally and irrevocably releases, acquits and forever discharges the University, its Affiliates, and their respective officers, directors, employees, agents, attorneys and trustees from any and all claims, counterclaims, demands, liabilities, suits, debts, costs, expenses, and causes of action, of every kind, at law or in equity, whether asserted or unasserted,

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known or unknown, liquidated or unliquidated, fixed or contingent,; in each case to the extent any such claim, counterclaim, demand, liability, suit, debt, cost, expense or cause of action is a claim for money damages or alleged breach pursuant to or in connection with the 1996 Agreement and the 2009 Agreement, which

(a)	Had accrued at any time through December 31, 2012; or

(b)	To the extent not formally accrued as of December 31, 2012, is or would be based on an invoice issued by Licensee prior to January 1, 2013.
Notwithstanding the governing law of this Agreement, each of the parties hereby acknowledges that such party has been advised by legal counsel and is familiar with Section 1542 of the California Civil Code and similar laws in other applicable jurisdictions, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Each of the parties acknowledges that (i) such party may have sustained damage, loss, cost or expense that are presently unknown and unsuspected, and that such damage, loss, cost or expense as may have been sustained may give rise to additional damage, loss, cost or expense in the future; (ii) this Agreement has been negotiated and agreed upon in light of this situation, and the releases under Section 11.01 are intended to include a release of presently unknown and unsuspected claims; and (iii) such party expressly waives any and all rights which it may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle to the contrary.
11.02    Confidentiality. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Each party agrees to take all reasonable steps, but no less than the steps it takes to keep its own Confidential Information confidential, to prevent disclosure of the other party’s Confidential Information; provided that no provision of this Agreement shall be construed to preclude such disclosure of Confidential Information as may be necessary or appropriate to obtain from any governmental agency any necessary approval or license or to obtain patents that are to be included in Patent Rights.
Each party shall have the right to use Confidential Information of the other party solely to the extent necessary to exercise its rights and perform its obligations under this Agreement and to disclose such Confidential Information to those directors, officers, employees, agents, Sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party’s activities as

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authorized under this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.
The nonuse and nondisclosure obligations contained in this Article shall not apply to the extent that any receiving party (the “Recipient”) is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, provided that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof.
Nothwithstanding the foregoing, this Section 11.02 shall not prohibit University from: (i) complying with its internal reporting obligations: and/or (ii) complying with its reporting obligations under agreements existing before the Effective Date that relate to third parties having an interest in any of the Patent Rights.
11.03    Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been amended or waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.
11.04    Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between the University and Licensee do not constitute a partnership, joint venture, agency or contract of employment between them.
11.05    Assignment. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld in the case of any assignment pursuant to a merger, consolidation or sale of substantially all of the assets or stock of Licensee. Licensee shall give the University thirty (30) days notice to any proposed assignment. Licensee shall pay the Assignment Fee to the University within ten (10) business days of the effective date of any assignment.
11.06    Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.07    Use of Names. Neither party shall use the name of the other party or any staff member, officer, employee or student of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used; provided that Licensee may state (and upon

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request by University shall state in all advertising, promotional or sales literature and publicity for a period of up to three (3) years from the Effective Date) that Licensed Products are based on research originally carried out at Boston University and it is licensed by the University under the Patent Rights. Licensee may make reference to publications authored or co-authored by the inventor(s). For the University and its officers, employees and students, such approval shall be obtained from the Executive Director of the University’s Office of Technology Development or its successor. In addition, the University may disclose the name of Licensee in publications by the University, with prior notice to Licensee. Licensee and University agree that if they can agree on the content of a press release, then they will jointly make an initial announcement about the existence of this agreement. Neither party may make its own announcement about the existence of this agreement
11.08    Notices. All communications hereunder shall be in writing and shall be sent to the addresses set forth below, or such other address as either party may specify by notice sent in accordance with this Section:
If to the University:
Boston University
Office of Technology Development
53 Bay State Road
Boston, MA 02215
Attention: Director
with a copy to:
Boston University
Office of the General Counsel
125 Bay State Road
Boston, MA 02115
Attention: General Counsel
If to Licensee, to the Licensee Notice Address set forth in Schedule 2. All notices shall be deemed to have been given (a) when delivered by hand, if personally delivered; (b) five (5) business days after being deposited in the mail, postage prepaid, certified mail, return receipt requested, if mailed; or (c) on the next business day, if timely delivered to a nationally recognized air courier guaranteeing overnight delivery.
11.09    Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision that is as similar as possible in substance to the invalid, illegal or unenforceable provision.

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11.010    Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms and conditions hereof and any terms or conditions set forth in any purchase order or other document relating to the transactions contemplated by this Agreement, the terms and conditions set forth in this Agreement shall prevail.
11.011    Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.
11.012    Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.
11.013    Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all prior agreements and understandings relating to the subject matter hereof, and no representations, inducements, promises or agreements, whether oral or otherwise, between such parties not contained herein or incorporated herein by reference shall be of any force or effect.
11.014    Rules of Construction. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against either of them.
11.015    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart, so long as any such counterpart is signed by both parties.
11.016    Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, and have duly delivered and executed this Agreement under seal as of the date first set forth above.

TRUSTEES OF BOSTON UNIVERSITY (UNIVERSITY) /s/ Martin J. Howard By: Martin J. Howard Title: Treasurer	SEQUENOM, INC. (LICENSEE) /s/ R. William Bowen By: R. William Bowen Title: Senior VP and General Counsel

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Schedule 1
Definitions
When used as capitalized terms in the License Agreement to which this Schedule 1 is attached, the following terms shall have the respective meanings set forth below:
Affiliate means with respect to any person or Entity, any other person or Entity that controls, is controlled by or is under common control with the specified person or Entity. As used in this definition, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an Entity, whether through ownership of voting securities, by contract or otherwise.
Agreement means the license agreement to which this Schedule 1 is attached, together with all Schedules and Exhibits annexed thereto, as the same shall be modified and in effect from time to time.
Allowable Fees has the meaning set forth in Section 8.07.
Business Plan means a detailed document covering Licensee’s plans as to projected product development, markets and sales forecasts, manufacturing and operations, and financial forecasts.
Claim means any issued, unexpired, valid claim or pending claim contained in the Patent Rights issued within five (5) years of the filing date of the patent application from which it arose. For purposes of

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this definition, valid claim means any claim that shall not have been invalidated in a final decision rendered by a court of competent jurisdiction from which no further appeal may be taken.
Commercialization Plan means a detailed report describing Licensee’s progress toward and plans for commercialization of the Licensed Products, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product and significant corporate transactions involving Licensed Product.
Confidential Information means all information and data provided by the parties to each other hereunder in written or other tangible medium and marked as confidential, or if disclosed orally, confirmed in writing within thirty (30) days after disclosure, except any portion thereof which:

(a)	is known to the receiving party, as evidenced by the receiving party’s written record, before receipt thereof under this Agreement;

(b)	is disclosed to the receiving party by a third person who has a right to make such disclosure;

(c)	is or becomes generally known in the trade through no fault of the receiving party; or

(d)	is developed by or on behalf of the receiving party without use of the disclosing party’s Confidential Information.
Core Countries has the meaning specified in the Term Sheet.
Current Market Value means, as to any issuance of equity by Licensee in connection with a Sublicense, (i) if there is no public market for Licensee’s securities as of the date of the issuance, 125% of the then most recent per-share price that was paid in a substantial transaction by a bona fide third party in respect of Licensee equity and (ii) if the issuance is Licensee’s Initial Public Offering, the offering price of such securities to the public and (iii) otherwise, the ten (10) (business) day average of (A) the closing prices for such securities on any exchange for which such securities are listed or (B) the average of the bid and ask prices of the securities in the Over the Counter Summary, in either case as published in the Wall Street Journal for the ten (10) business days prior to the earlier of (1) the date the investment is made and (2) the day before the first public disclosure of the investment on any major news or financial wire service.
Effective Date has the meaning set forth in the preamble to this Agreement.
Entity means any corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership or other legal entity or organization.
Exclusive Period means the Term of the licenses granted pursuant to Sections 2.01(a) and 2.01(b), unless earlier terminated by the University pursuant to Section 9.02(a).
Field of Use has the meaning specified in the Term Sheet.
Government Rights means the rights of the United States of America, as set forth in Public Laws 96-517 and 98-620 (35 U.S.C. §200 et seq.) or any successor thereto, as well as federal regulations promulgated thereunder, all as modified and in effect from time to time.
Indenmitee has the meaning specified in Section 7.02.

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Information means research results, toxicology data, assays, preclinical data, prototypes, mask works, manufacturing processes including cell lines and unused, unexpired amounts of Licensed Products, clinical results, regulatory submissions, approvals and licenses, product licenses, customer lists, papers, photographs, computer programs and databases, manuals, prototypes, models, plans, drawings, designs, formulations, specifications, methods, techniques, shop-practices, formulas, supplier lists, engineering information, price lists, costing information, accounting and financial data, profit margin, marketing and sales data, and strategic plans related to the Patent Rights.
Initial Public Offering means the first underwritten public offering of Common Stock of the Licensee for the account of the Licensee registered under the Securities Act of 1933, as amended.    1-3    ***Confidential Treatment Requested

Know-How means all inventions, discoveries, processes, methods, compositions, formulae, procedures, protocols, software developments and improvements, techniques, results of experimentation and testing, information and data, which are not generally known, (a) embodying or produced through use of the Patent Rights and associated know-how, or (b) embodying or produced through inventions conceived, discovered or reduced to practice, whether alone or with others, by University employees or with University facilities or equipment, in the course of any Research Program (as defined in the Sponsored Research Agreement), in which the University has an ownership or other interest; all to the extent and only to the extent that the University has the right to grant licenses or other rights thereunder. For the avoidance of doubt, Know-How does not include the Patent Rights.
Licensee means the person or Entity so identified in the preamble to the Agreement, and its Affiliates.
Licensed Process means any Patent-Based Process. Any process or service which is marketed, sold and/or invoiced as a single service at a single price and which uses a Patent-Based Process shall be a Licensed Process and […***…]. By way of example, […***…].
Licensed Product means any Patent-Based Product. Any product which is marketed, sold and/or invoiced as a single product at a single price and which contains a Patent-Based Product shall be a Licensed Product, and […***…].
Licensee Fiscal Year has the meaning set forth in the Term Sheet.
Licensee Notice Address means the address so identified in the Term Sheet.
Market Countries shall mean:
(a)    […***…]    1-4    ***Confidential Treatment Requested
[…***…]; and

(b)	[…***…]; and

(c)	[…***…].
Milestone means the event so identified in the Term Sheet.
Milestone Payment means the dollar amount appearing opposite the Milestone in the Term Sheet.

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Minimum Royalty Amount means for any year identified in the Term Sheet under the phrase “Minimum Royalty Amount,” the dollar amount appearing opposite the designation of such year.
Net Sales means all gross amounts received by Licensee from any person or Entity that is a third party in respect of Licensed Products and Licensed Processes (subject to further definition and adjustment for certain technologies described in Exhibit C attached hereto) invoiced after January 1, 2013, without regard to whether the intended use is testing, less the sum of the following amounts:

(a)	sales and use taxes, tariffs, duties and the like imposed directly and with reference to particular sales or leases; plus

(b)	outbound shipping prepaid or actually allowed; plus

(c)	amounts allowed on credits or returns; plus

(d)	discounts allowed and taken in amounts customary in the trade;
provided that no deductions shall be made in respect of (A) commissions paid to salespersons or sales agencies (without regard to whether employed by Licensee or engaged as an independent contractor) or (B) the cost of collections. For the avoidance of doubt:
(1) Licensee’s obligation to pay Royalties for Licensed Products and Processes invoiced after December 31, 2012 shall be determined only by actual revenue recognized by Licensee in accordance with Generally Accepted Accounting Principles (GAAP). The obligation to pay Royalties shall not be based on invoiced amounts as provided by the 1996 and 2009 Agreements, and Licensee’s liability shall accrue only upon the recognition of revenue for GAAP accounting purposes;
(2) Licensee shall […***…];
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(3) Licensee shall be entitled to exclude from revenue such amounts as are reasonably attributable to products and processes invoiced prior to January 1, 2013. The University and Licensee will cooperate reasonably and in good faith to determine the amount which may be excluded by Sequenom from revenue received after January 1, 2013 for Licensed Products and Licensed Processes invoiced prior to that date.
Noncommercial Rights has the meaning set forth in Section 2.05 of the Agreement.
Non-Suit Countries shall mean all countries other than Market Countries.
Optioned Patent Rights means all patent applications filed by University between the dates of […***…] and […***…] and which include at least one claim with limitations to analysis, sequencing and detection of nucleic acids using mass spectrometry, provided that Optioned Patent Rights exclude all patent applications arising from corporate or foundation sponsored research.
Patent-Based Process means any process that is covered in whole or in part by a Claim in the country in which it is used or practiced.
Patent-Based Products means any product or product part that (a) is covered in whole or in part by a Claim in the country in which it is made, used, sold or leased or (b) is manufactured by using a Patent-Based Process.

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Patent-Based Royalty Percentage has the meaning set forth in the Term Sheet.
Patent Costs means all fees and expenses, including without limitation, all attorneys’ fees, patent filing fees, travel costs of University employees to patent examiner interviews and maintenance fees incurred in respect of the Patent Rights and paid by University as of the date such fees and expenses are calculated.
Patent List means Exhibit A and Exhibit B annexed hereto as they may be amended and in effect from time to time.
Patent Rights means all of the following University intellectual property:

(a)	all United States and foreign patent applications and provisional applications identified in the Patent List;

(b)	all United States and foreign patents issued with respect to the applications identified in the Patent List and with respect to divisionals and continuations of these applications;

(c)
claims of United States and foreign continuation-in-part applications, and of resulting patents, that are directed to subject matter described in the United States and foreign applications identified in the Patent List; and

(d)	any reissues or reexaminations of United States or foreign patents described in (a), (b), or (c) hereof;
in each case of the foregoing, together with their respective foreign equivalents.
Private Sector shall mean entities other than Public Sector entities.
Public Sector shall include:

(a)	the sovereign government of a country;

(b)	agencies of the United Nations and the World Health Organization;

(c)	organizations which are members of the International Committee of the Red Cross and Red Crescent;

(d)	international charitable agencies (also known as Non-Governmental Agencies) including but not limited to Oxfam, Medecins Sans Frontieres, and so forth;

(e)
organizations substantially supported by philanthropic organizations including but not limited to the Bill and Melinda Gates Foundation, the Rockefeller Foundation and so forth, specifically including global product development and distribution public-private partnerships.

Royalties has the meaning set forth in Section 4.01.
Running Royalty Amount means in respect of any calendar quarter during the Term: The product of Net Sales of Patent-Based Products and Patent-Based Processes for such quarter multiplied by the Patent-Based Royalty Percentage.

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Sponsored Research Agreement means the sponsored research agreement between the parties, effective as of September 15, 1994, pursuant to which the University granted to Licensee a first option to acquire an exclusive, worldwide license to certain technology.
Sublicense means any license or right granted by Licensee to any person or Entity (and any such license or right granted by such person or Entity to any other person or Entity) (a) to make, have made, use, lease, offer for sale, otherwise commercially dispose of, sell, export and import Licensed Products, (b) to practice Licensed Processes (including providing services to third parties and for Licensee’s research and/or development), together with all agreements between the parties related thereto.
Sublicense Amount means any amount payable by any Sublicensee to Licensee other than the Running Royalty Amount, including without limitation, (a) any technology access fee, license issue or maintenance fee or milestone payment; or (b) purchases of equity in Licensee to the extent the amount received in respect of such equity purchase exceeds the then Current Market Value of such equity; provided, that Sublicense Amount shall not include any amount in respect of which Licensee pays to the University required amounts under §4.2 (Research Support).
Sublicense Percentage has the meaning set forth in the Term Sheet.
Sublicensee means any person or Entity to whom a Sublicense is granted.
Term means with respect to any license granted by the University under this Agreement, the period beginning on the Effective Date and terminating on the earlier of (a) the termination of this Agreement pursuant to ARTICLE IX or (b) the termination of such license pursuant to Sections 9.01, or 9.02, as appropriate.
Term Sheet means Schedule 2 annexed hereto.
Territory has the meaning specified in the Term Sheet.
Trade Dress shall mean the physical appearance of Product as sold in any Market Country by Licensee, including but not limited to such characteristics as shape, color, tradename, trademark, service mark, etc.
University means Trustees of Boston University, a Massachusetts corporation.

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Schedule 2
Term Sheet

Entity Type:	Large

State or Country of Organization:	Delaware Corporation

Licensee Fiscal Year:	Jan. 1

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Licensee Notice Address:	3595 John Hopkins Ct, San Diego, CA 92121

Initial Payment:	$[…***…] (paid)
License Fees:

April 15, 2013	$[…***…]

June 15, 2013	$[…***…]
Minimum Royalty Amount:

2013	$[…***…]

2014	$[…***…]

2015	$[…***…]

2016	$[…***…]

2017	$[…***…]

Patent-Based Royalty Percentage:	[…***…]%

Sublicense Percentage:	[…***…]
[…***…]

Field of Use:	All Uses

Territory:	Worldwide

Core Countries	[…***…]
Milestone
Submit either PMA or 510(k) Application
Payment
$[…***…]    A-3

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EXHIBIT A
US PATENT RIGHTS
[…***…]

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A-3

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[…***…]

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[…***…]

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EXHIBIT B
FOREIGN PATENT RIGHTS
[…***…]
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[…***…]
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[…***…]

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107337673 v1
[…***…]

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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C-1***Confidential Treatment Requested
EXHIBIT C
The following procedure will be utilized to determine Net Sales attributable to Products associated with Licensee’s license to technologies claimed in patent applications […***…] (hereafter collectively the “Claimed Technologies”).
1.    Product Determination: Products associated with the Claimed Technologies above are specifically: SpectroCHlPs, QGE Software and QGE assays sold through Assays-by-Sequenom. The Products may be amended from time to time, upon written agreement of the parties, as Licensee develops new commercial products, or modifies or terminates existing Products.
2.    Net Sales Determination:
a.    Net Sales of QGE Software and QGE assays will be reported on a per unit basis directly from sales of these Products to customers.

***Confidential Treatment Requested

b.    Due to the general use nature of the SpectroCHIP bioarray with respect to all applications supported by the MassARRAY system, Licensee will utilize […***…] for purposes of determining Net Sales, according to the following protocol:
i.    Customers enabled to utilize SpectroCHlPs for the Claimed Technologies are identifiable through […***…].
ii.    Licensee will […***…] on a quarterly basis (“Customer Survey”) to determine the percentage of MassARRAY utilization for the Claimed Technologies (“Claimed Technology Usage”). Licensee will […***…].
iii.    The Claimed Technology Usage percentages will be applied to the sales of SpectroCHlPs on a customer-by-customer basis, and Net Sales for SpectroCHlPs will be adjusted lower according to the Claimed Technology Usage. For example, a customer that purchased 100 SpectroCHlPs in the preceding calendar quarter that had a Claimed Technology Usage of […***…]%, will have Net Sales calculated based upon […***…] SpectroCHlPs.
iv.    The Claimed Technology Usage percentage will be fixed at […***…]% unless and until […***…].

D-1    ***Confidential Treatment Requested
EXHIBIT D JOINT INVENTION AGREEMENT BETWEEN TRUSTEES OF BOSTON UNIVERSITY AND CHINESE UNIVERSITY OF HONG KONG
JOINT INVENTION AGREEMENT
This Agreement is made and entered into this 17 day of December, 2003, (the “EFFECTIVE DATE”) by and between the TRUSTEES OF BOSTON UNIVERSITY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at One Sherbom Street, Boston, Massachusetts 02215, U.S.A. (hereinafter referred to as “BU”), and The Chinese University of Hong Kong, a university duly organized and existing under the laws of Hong Kong SAR and having its principal office at Shatin, New Territories, Hong Kong SAR (hereinafter referred to as “CUHK”).
WHEREAS, BU and CUHK jointly own by assignment the invention referred to as […***…], (hereinafter “INVENTION”); and
WHEREAS, BU and CUHK wish to patent and license the INVENTION in the most expeditious manner for the public benefit.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

***Confidential Treatment Requested

1.    CUHK hereby appoints BU as its exclusive agent to manage the patent filing, prosecution and maintenance of the INVENTION. CUHK will be copied on all patent correspondence. The prosecution, filing and maintenance of all INVENTION patent applications and patents will be the primary responsibility of BU; provided, however,

1

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CUHK will have reasonable opportunities to advise BU and will cooperate with BU in such prosecution, filing and maintenance.
2.    CUFIK hereby appoints BU as its exclusive agent to diligently locate appropriate licensees, negotiate reasonable license terms, and sign an option(s) and/or license agreement(s) for the commercialization of the INVENTION. CU-1K will receive copies of license and option agreements, and, on request, of significant correspondence and reports on marketing and licensing efforts.
3A.    Subject to Paragraph 3.C., BU and CUHK will equally share all reasonable out-of-pocket expenses, including attorney’s fees, incurred in the filing, prosecution, and maintenance of patent rights for the INVENTION/
3B.    BU shall make an election with respect to foreign filing, upon consultation with CTJHK, within ten (10) months of any United States filing. BU shall not abandon the prosecution of any patent application contained in INVENTION (except for the purposes of filing continuation or continuation-in-part applications) or the maintenance of any patent contemplated by this AGREEMENT without prior written notice to CUTEK. BU will have no authority to enter into the PCT national phase for any country without agreement by an option holder or a licensee to reimburse all expenses, except with the express approval of CUILK to share expenses.
3C.    In addition, in the event that either BU or CUHK wish to cease prosecution or abandon any of the patent applications or patents of the INVENTION or fail to pay their share of expenses pursuant to Paragraph 3.A, (hereinafter “ABANDONED RIGHTS”), such party will notify the other in writing. The other party will have the right to continue prosecution or maintenance of the ABANDONED RIGHTS at its sole discretion, and will be responsible for all out-of-pocket expenses inclined after said notification, Thereafter, revenue received by BU will continue to be distributed per Paragraph 4, except that the abandoning party will not receive its share for revenue associated with the ABANDONED RIGHTS.

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D-3    ***Confidential Treatment Requested

***Confidential Treatment Requested

4.    BU shall diligently seek licensee(s) for the commercial development of said INVENTION. The mere failure of BU to consummate a licensing arrangement(s) shall not be deemed a breach of BU’s obligation hereunder. BU shall have no right to bind CUHK to any licensing agreement without the express written approval of CIJIIK. BU and CUEIK agree that reasonable license terms will include reimbursement by the licensee of all patenting expenses, unless agreed in writing by BU and CUHK. BU will submit invoices for half of such expenses un-reimbursed by a licensee(s), which will be payable by CUHK within sixty (60) days after receipt of invoice.
After deducting a […***…] BU administration fee and unreimbursed expenses pursuant to Paragraphs 3A and 33, revenue and equity received by BU from license fees, royalties, and patent filing, prosecution and maintenance expense reimbursements from the INVENTION will be shared in the ratio […***…] to BU and […***…] to CUHK, who will each distribute to all named inventors per their respective institution’s inventor royalty-sharing policies, If INVENTION includes one or more continuations-in-part, the revenue and equity distribution shall he revised to reflect the relative value of the initial patent application and the continuation(s)-in-part and the relative contribution of BU and CUHK to each continuation-in-part, as determined in good faith by BU and CU1-LK. CUIIK and BU expressly reserve the right to use the INVENTION(s) and associated technology for educational and research purposes. A list of all inventors, their current addresses, email address and phone numbers is attached as Appendix B.
5.    Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:
In the case of BU:

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Referring to: BU Case No, 03-31
Director, Office of Technology Transfer 108 Bay State Road
Boston University
Boston, Massachusetts 02215
In the case of CUHK :
Ms Alice Ngan
Director, Research and Technology Administration Office The Chinese University of Hong Kong
Room 226, Pi Chin Building
Shatin, New Territories
Hong Kong SAR

***Confidential Treatment Requested

6.    This Agreement, and all rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles of conflict of laws. In the event of any dispute arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party, representatives designated by each party shall meet at a place to be agreed or confer by conference call within one week of a request by either party and attempt to amicably resolve the dispute. If the dispute is not resolved by such efforts within 30 days, the parties shall refer the matter to non-binding mediation in Boston, the costs of which will be shared equally. In the event that such dispute is not amicably resolved by such non-binding mediation, then the parties may, at their option, agree to arbitrate or unilaterally employ civil litigation or any other dispute resolution mechanism available to them. Unless otherwise agreed by the parties, the sole and exclusive jurisdiction for resolution of any disputes relating to, arising from or otherwise connected to this Agreement shall lie in the state and federal courts located in Suffolk County, Massachusetts, and each of the parties hereby submits to the jurisdiction of such courts.

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7.    This Agreement shall be in full force and effect from the date first herein written and shall remain in effect for the life of the last to expire patents contemplated by this Agreement, unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement.
8A.    Any party hereto may terminate this Agreement for any reason upon at least sixty (60) days written notice (“Notice of Termination”) to the remaining party, but in any event not less than sixty (60) days prior to the date on which any pending Patent Office actions need to be taken to preserve Patent Rights to the INVENTION. The remaining party may elect to request assignment from the terminating party of any or all of Patent Rights. Request for assignment shall be in writing and shall be made within thirty (30) days of receipt of Notice of Termination.
8B.    If the remaining party elects to request assignment of Patent Rights and the terminating party accedes to such request, then the terminating party shall convey said assignment and do all things necessary to transfer file wrappers and other files related to Patent Rights to the remaining party or its designee. Upon perfection of assignment, all future costs related to INVENTION shall be at the sole expense of the remaining party and the terminating party shall have no further rights or obligations under this Agreement except as provided in Section 9 and except with respect to accounting for specific obligations accrued prior to termination. The remaining party may thereafter separately license INVENTION according to its policy and without accounting to the terminating party provided, however,

***Confidential Treatment Requested

that royalties and fees accrued by the remaining party from licensing shall be shared equally with all inventors of BU and CUHK according to the remaining party’s policy.
8C.    If CUBIC or BU terminates this Agreement without assigning Patent Rights to INVENTION to the remaining party, then the terminating party’s obligation to pay its share of all costs related to Patent Rights which are not reimbursed by a third party and incurred in accordance with Sections 1-3 shall continue for the life of the last to expire patent under Patent Rights.

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8D.    Termination of this Agreement shall not relieve either party of any obligation or liability accrued hereunder prior to termination or rescind any payments due prior to the time termination becomes effective.
9.    Each party shall safeguard unpublished data, patent prosecution materials and license agreements (hereinafter referred to as “CONFIDENTIAL INFORMATION”) against disclosure to third parties with the same degree of care as it exercises with its own data and license agreements of a similar nature. Manuscripts published in scientific journals, papers, and presentations at public meetings that relate to CONFIDENTIAL INFORMATION shall be exempt from the provisions of this ARTICLE after their timely submission to and subsequent timely approval by appropriate persons at BU or CUHK, generally no earlier than the filing of the United States patent application.
10.    In the event the INVENTION is infringed by a third party, BU and CUHK shall determine a mutually beneficial course of action and division of expenses and recoveries at the time such infringement occurs.
11.    Nothing contained in this Agreement shall have any legal effect to the extent inconsistent with the rights of the government or the obligations of the parties with respect to INVENTIONS pursuant to the requirements of the law or the provisions of the funding agreement, if any, under which the INVENTIONS were made.
12.    This Agreement is binding upon and shall inure to the benefit of the parties hereto, their successors or assigns, but this Agreement may not be assigned by either party without the prior written consent of the other party,
13.    Licenses issued under this Agreement do not confer by implication, estoppel or otherwise any license or rights under any patent of either party to this Agreement other than the INVENTION as defined herein, regardless of whether such patent rights are dominant or subordinate to such patent rights in the INVENTION.

***Confidential Treatment Requested

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14.    The terms and conditions of any and all exhibits, schedules and attachments to this Agreement are incorporated herein and shall constitute part of this Agreement as if fully set forth herein. This Agreement, together with all exhibits, schedules and attachments hereto, constitutes the entire agreement between the parties and supersedes all previous agreements, promises and representations, whether written or oral, between the parties with respect to the subject matter hereof.
15.    No modification, amendment, supplement or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties. CUIIK understands and agrees that any such modification, amendment, supplement or waiver must be signed for by an appropriately authorized individual at BU, and that CUM( should not rely on any oral agreements or on written assurances by unauthorized individuals as creating any contractually binding commitment.
IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

TRUSTEES OF BOSTON UNIVERSITY (UNIVERSITY) By /s/ Martin J. Howard Name Martin J. Howard Title: Assistant Treasurer Date: 12/18/03	THE CHINESE UNIVERSITY OF HONG KONG By /s/ Ngan, Alice Man Wai Name Ngan, Alice Man Wai (Ms) Title: Director, Research and Technology Administration Office Date: Jan 20, 2004

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B-4    ***Confidential Treatment Requested

B-1    ***Confidential Treatment Requested
EXHIBIT B-1

SUBLICENSED PATENTS

[…***…]

***Confidential Treatment Requested

EXHIBIT B-2

PATENT RIGHTS EXCLUDED FROM SUBLICENSED PATENTS

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***Confidential Treatment Requested

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Execution Copy

Exhibit D
Supply Agreement

2.

Execution Copy

SUPPLY AGREEMENT
This Supply Agreement (the “Agreement”) is entered into as of May 30, 2014, (the “Effective Date”), by and between BioSciences Acquisition Company, a Delaware corporation (“Supplier”), with its principal place of business at 360 Post Street, Suite 601, San Francisco, California 94108, and Sequenom, Inc., a Delaware corporation (“Sequenom”), with its principal place of business at 3595 John Hopkins Court, San Diego, California 92121.
Recitals
Whereas, Supplier manufactures and sells the Supplier Products (as defined below); and
Whereas, Sequenom desires to purchase from Supplier, and Supplier desires to sell and supply to Sequenom, the Supplier Products, as more fully described herein.

***Confidential Treatment Requested

Now, Therefore, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

1.	Definitions
1.1    “Affiliate” means any entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For the purpose of this definition, “control” means ownership, directly or through one or more entities, of greater than 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the shares of stock or other equity interests entitled to vote for the election of directors, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.
1.2    “Comparably Situated Third Party Customer” has the meaning as set forth in Section 6.2.
1.3    “Code” shall have the meaning set forth in Section 9.7
1.4    “Confidential Information” shall mean, subject to the exceptions set forth in Section 8.2, all information regarding a party’s technology, products or business that such party discloses or makes available to the other party under this Agreement, whether in oral, written, graphic, electronic or other form. The terms and conditions of this Agreement shall be considered Confidential Information of both parties.
1.5    “Control,” “Controls,” or “Controlled” means possession of the ability to grant the licenses or sublicenses as provided for herein (other than by virtue of any license granted pursuant to this Agreement) without violating the terms of any agreement or other arrangement with any Third Party.
1.6    “EOL Product” shall have the meaning set forth in Section 2.3.
2    ***Confidential Treatment Requested
1.7    “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.
1.8    “Key Products” means Supplier Products Part Nos […***…] on the list of Supplier Products on Exhibit A.
1.9    “Know-How” means all technical information, know-how and data, including, without limitation, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, nonclinical and clinical data, regulatory data and filings, instructions, processes, formulae, expertise and information, relevant to the research, development, manufacture, use, importation, offering for sale or sale of, and/or which may be useful in studying, testing, developing, producing or formulating, products, or intermediates for the synthesis thereof.
1.10    “LDTs” means laboratory developed in vitro diagnostic tests developed and offered pursuant to The Clinical Laboratory Improvement Amendments (CLIA) program.
1.11    “Patents” shall mean all patent applications and issued and subsisting patents, including all provisionals, converted provisionals, requests for continued examination, substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, supplementary protection

***Confidential Treatment Requested

certificates, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing in any territory.
1.12    “SCMM” shall mean Sequenom Center for Molecular Medicine, LLC, d/b/a Sequenom Laboratories, and any successor thereto.
1.13    “Sequenom Laboratories Business” means Sequenom’s business relating to molecular based laboratory developed tests and testing services provided through Sequenom and its Affiliates, including SCMM, including, without limitation, MaterniT21™ PLUS, VisibiliT, HerediT™ CF, RetnaGene™ AMD and SensiGene® RHD laboratory developed tests and testing services.
1.14     “Sequenom Product” shall mean any current and future products used in the Sequenom Laboratories Business that use or incorporate any Supplier Product, including, without limitation, improvements, updates and upgrades to any such product.
1.15    “Specifications” shall mean the specifications and quality control testing procedures for the Supplier Products as separately agreed in writing by the parties, as the same may be amended from time to time by mutual written agreement of the parties.
1.16    “Supplier Product” shall mean each and any of (a) the products listed on Exhibit A, and (b) any successor or additional product that the parties agree in writing.    3    ***Confidential Treatment Requested
1.17    “Supplier Product Know-How” shall mean Know-How not included in the Supplier Product Patents that Supplier or any of its Affiliates Controls as of the Effective Date or during the Term, which Know-How is necessary or useful to make, have made, import, use, troubleshoot and repair, Supplier Products.
1.18    “Supplier Product Patents” shall mean all Patents that Supplier or any of its Affiliates Controls as of the Effective Date or during the Term that are necessary or useful to make, have made, import, use, troubleshoot and repair, Supplier Products.
1.19    “Supplier Product Technology” shall mean the Supplier Product Know-How and Supplier Product Patents.
1.20    “Supplier’s Standard Terms and Conditions” shall mean Supplier’s standard terms and conditions attached as Exhibit B (except to the extent Exhibit B refers to the License Agreement of even date herewith between the Parties). For the avoidance of doubt, Supplier’s Standard Terms and Conditions may not be changed except by the mutual reasonable written agreement of both parties.
1.21    “Term” shall have the meaning set forth in Section 9.1.
1.22    “Third Party” shall mean any entity other than Sequenom or Supplier or an Affiliate of Sequenom or Supplier.

2.	Sale and Purchase of Supplier Products
2.1    Purchase and Supply Agreement. Subject to the terms and conditions of this Agreement, including but not limited to the immediately following two sentences, Supplier agrees to supply, and Sequenom agrees to purchase, such quantities of Supplier Products as may be set forth in purchase orders placed by Sequenom. Supplier shall be required to accept such purchase orders for Supplier Products provided such orders are no more than […***…]% over the four month average for such Supplier products  in the latest forecast submitted by Sequenom pursuant to Section 2.2, and provided such orders are materially in

***Confidential Treatment Requested

line with historical purchases of such Supplier Products by Sequenom. Otherwise, Supplier may reasonably refuse such purchase orders. Supplier shall use best commercially reasonable efforts to deliver Supplier Products on the dates and in the quantities specified in Sequenom’s accepted purchase orders. All purchase orders during the Term by Sequenom to Supplier with regard to Supplier Products shall be governed by Supplier’s Standard Terms and Conditions, except to the extent otherwise expressly provided in this Agreement.
2.2    Forecasts and Purchase Orders. As soon as reasonably possible after the Effective Date, but in no event no later than June 30, 2014, and monthly thereafter during the Term, Sequenom shall provide Supplier with a non-binding, rolling forecast reflecting Sequenom’s and its Affiliates’ anticipated requirements for Supplier Products for the next four calendar months.
2.3    End-of-Life-Buy with Regard to Key Products. Supplier shall give Sequenom at least […***…] prior written notice of Supplier’s intent to discontinue or otherwise cease selling a Key Product (the “EOL Product”). Supplier shall accept (i) purchase orders from    4    ***Confidential Treatment Requested
Sequenom for reasonable quantities of EOL Product required by Sequenom during the notice period, and (ii) a “last time” buy order for the EOL Product that is placed by Sequenom at least 60 days prior to the end-of-life date; provided, that any such “last time” buy order shall not exceed […***…] the one month average of Sequenom’s purchases of such Key Product over the prior three months.

3.	Manufacture
3.1    Inventory. Supplier shall make reasonable commercial efforts to provide Sequenom with as much notice as possible if Supplier anticipates or has reason to believe that Supplier’s output of Supplier Products will not be sufficient to meet all of Sequenom’s requirements for any period for which Sequenom has provided a forecast pursuant to Section 2.2.
3.2    Manufacture. Supplier shall manufacture and supply Supplier Products in accordance with the Specifications, ISO 13485, and all applicable laws, rules and regulations. In the event Sequenom notifies Supplier of any new manufacturing requirements or specifications required by Sequenom, the FDA or any other regulatory agency, or of any other new legal requirements, the parties shall promptly confer with each other with respect to whether it is commercially feasible for Supplier to comply with such requirements. Supplier shall provide Sequenom with reasonable advance notice, and in no event less than ninety (90) days notice, of any material change in the manufacturing process or the equipment, facility or materials used in the manufacture of any Supplier Product that has been purchased by Sequenom during the prior twelve (12) month period, or in the manufacture of any Key Product.
3.3    Regulatory Support. Except as otherwise expressly set forth herein, Sequenom shall be responsible for all filings necessary for approval to market Sequenom Products. Supplier agrees to promptly provide to Sequenom such information relating to the Supplier Products or the manufacture thereof as may be reasonably necessary or useful in connection therewith, all at Sequenom’s expense.
3.4    QA Audits. Not more frequently than […***…] during the Term, upon Sequenom’s reasonable advance written notice to Supplier, Sequenom shall have the right to have its representatives visit the Supplier’s manufacturing facility to review Supplier’s manufacturing operations related to Supplier Products and assess its compliance with applicable laws, rules and regulations and quality assurance standards and to discuss any related issues with Supplier’s manufacturing and management personnel. To the extent such Sequenom representatives are third parties and not employees of Sequenom or a Sequenom Affiliate, Sequenom shall obtain Supplier’s advance approval to Sequenom’s use of such third party representatives

***Confidential Treatment Requested

for such QA audit, such approval not to be unreasonably withheld, and such approved third party shall be required to sign an appropriate confidentiality agreement with Supplier.
3.5    Records. Supplier shall keep complete and accurate data and records with respect to the Supplier Products (and their manufacture) related to this Agreement. Supplier shall maintain all records required to be maintained hereunder in a professional manner so as to permit Sequenom to review such records in accordance with a QA Audit under Section 3.4. Supplier shall maintain all records relating to the performance of its obligations under this    6.    ***Confidential Treatment Requested

5    ***Confidential Treatment Requested
Agreement until the  expiration of the minimum retention period required by applicable laws, rules and regulations.

4.	Regulatory
4.1    Adverse Event Reporting. If Supplier becomes aware of any material adverse events associated with the use of Supplier Products or with any other product of Supplier that shares common components with Supplier Products (for example, the ImpactDX system), it shall make reasonable commercial efforts to report relevant information in its possession regarding such event to Sequenom promptly after becoming aware of such information, and shall reasonably cooperate with Sequenom as reasonably requested by Sequenom to report such event to regulatory authorities as may be required, all at Sequenom’s expense.
4.2    Regulatory Compliance. Supplier shall comply with all applicable regulatory requirements with respect to Supplier Products imposed by applicable law upon Supplier as the manufacturer of Supplier Products. Supplier will provide to Sequenom, at Sequenom’s expense, such documentation, data and other information relating to Supplier Products as Sequenom may require for submission to governmental authorities.
4.3    Regulatory Inspections. Supplier agrees to inform Sequenom within 10 business days of notification of any regulatory inquiry, communication or inspection, which directly relates to the manufacture or use of a Supplier Product. In the event there are written observations (or any other written communication) by a governmental authority that involve a Supplier Product or could impact Supplier’s ability to produce a Supplier Product, or any proposed written response by Supplier to any such inspection, Sequenom shall be informed within two (2) business days and be provided with copies of all documentation within four (4) business days.

5.	Manufacturing License With Respect to Key Products
5.1    Limited Manufacturing License. In the event that, during the Term, (a) Supplier fails to deliver […***…]% of the dollar value of accepted purchase orders from Sequenom for a Key Product in each of three consecutive quarters, or (b) Supplier discontinues or otherwise ceases to manufacture a Key Product, Supplier hereby grants to Sequenom a limited, non-exclusive, worldwide, royalty-free, fully-paid, non-transferable, non-sublicensable, license for the remainder of the Term under the Supplier Product Technology solely to make and have made (itself or through an Affiliate or contract manufacturer) such Key Products. Supplier shall only be required to grant such manufacturing license as set forth in the prior sentence provided (i) Supplier is not able or willing to sell to Sequenom a mutually reasonably agreed substitute product; and (ii) in the case of Section 5.1(b) Sequenom further reasonably demonstrates to Supplier that its rights to purchase EOL Products under Section 2.3 are not adequate to meet Sequenom’s needs for such Key Products; and (iii) in the case of Section 5.1(a) the failure of Supplier to meet the specified […***…]% level

***Confidential Treatment Requested

is due to an event or occurrence within the reasonable control of Supplier. Sequenom’s rights under this Section 5.1 shall run with title to the Supplier Product Technology and shall bind the successor or assignee of any interest in any of the Supplier Product Technology during the Term. The parties acknowledge that this Section 5.1 shall not be deemed to expand or otherwise amend the licenses granted to Sequenom with respect to Key Products under that certain License Agreement of even date herewith between Supplier and Sequenom. The parties also acknowledge that nothing in this Section 5.1, or in any other provision in this Agreement, amends, revises, limits or expands Sequenom’s non-competition obligations to Supplier under that certain Non-Competition and Non-Solicitation Agreement of even date herewith between Supplier and Sequenom.
5.2    Technology Transfer. Upon the written request of Sequenom at any time during the Term, the parties shall work together to agree to a plan for transitioning the manufacture of any Key Products to Sequenom or its designated Third Party contract manufacturer, which plan would only be shared with any Third Party contract manufacturer and implemented in the event that the limited manufacturing license in Section 5.1 is granted. Beginning promptly after the occurrence of any such event (or, if Supplier anticipates that such event is reasonably likely to occur within the next three (3) months and is not legally or contractually prohibited from notifying Sequenom of such anticipated occurrence, reasonably in advance of such occurrence), the parties shall use commercially reasonable efforts to implement such plan within 60 days after Sequenom’s request.
5.3    Ownership. As between the parties, Supplier shall at all times be and remain the sole and exclusive owner of the Supplier Product Technology, subject to the licenses expressly granted to Sequenom hereunder. Supplier shall have the sole right to control the filing, prosecution, maintenance and enforcement of the Supplier Product Patents, at Supplier’s sole expense.
5.4    Termination of the Limited License Set forth in Section 5.1.    At the conclusion of the Term, all rights granted to Sequenom in the Supplier Product Technology pursuant to Section 5.1 shall terminate, and Sequenom shall promptly return to Supplier any materials relating to the technology transfer referenced in Section 5.2.

6.	Payment
6.1    Payment for Supplier Products. The purchase price of Supplier Products ordered by Sequenom pursuant to this Agreement shall be equal to the price set forth for such Supplier Product in Exhibit A (“Purchase Price”) until the earlier of […***…] from the Effective Date of this Agreement or the date on which Sequenom and its Affiliates, collectively, have placed cumulative orders for $[…***…] of Supplier Products at the Purchase Price (such date the “Price Adjustment Date”). The parties shall negotiate in good faith regarding an adjustment to the prices of Supplier Products during the remainder of the Term that shall apply to purchases under this Agreement beginning on the Price Adjustment Date; provided that, for clarity, if the parties do not agree on such adjusted prices, the Purchase Prices for those Supplier Products where no adjusted prices have been mutually agreed shall then […***…]. Also, for avoidance of doubt, failure of the parties to mutually agree on adjusted prices shall not in and of itself trigger any provisions in Section 2.3 or Article 5.
6.2    Additionally, at any time during the Term, and provided Sequenom has purchased from Supplier $[…***…] of Supplier Product consumables during the 12 month period prior to the date on which Sequenom seeks to exercise its rights under this Section 6.2, if Supplier    7    ***Confidential Treatment Requested
supplies any Comparably Situated Third Party Customer any Key Product […***…] for such Key Product, Supplier shall promptly inform Sequenom of […***…]. Supplier’s obligation to sell such Key Product to Sequenom […***…] shall remain in force during the Term only so long as Sequenom maintains purchase

***Confidential Treatment Requested

levels of Supplier Product consumables from Supplier at $[…***…] on a trailing twelve month basis tested quarterly. “Comparably Situated Third Party Customer” means a commercial corporate customer of Supplier, which purchases at least $[…***…] of consumables from Supplier during a calendar year during the Term, and excludes […***…], and any Affiliates of Supplier or entities in which Supplier has an ownership.

6.3    The parties acknowledge and agree that Supplier shall be responsible for all payments to Third Parties for any materials purchased from, or other products or services provided by, Third Parties in connection with the manufacture and supply of Supplier Products hereunder.

7.	Mutual Representations and Warranties
7.1    Mutual Representations and Warranties. Each party represents and warrants that (a) such party is duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation, (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement, (c) this Agreement will constitute the legal, valid and binding obligation of such party, and (d) neither the execution of this Agreement nor the performance of such party’s obligations hereunder will conflict with, result in a breach of, or constitute a default under any provision of the organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

8.	Confidentiality
8.1    Confidentiality. Each party agrees that, during the Term and for a period of five years thereafter, such party will protect and hold the other party’s Confidential Information in trust and confidence, that it will not use such Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Confidential Information to any Third Party without first obtaining the other party’s express written consent on a case-by-case basis.
8.2    Exceptions. Confidential Information of a disclosing party shall not include information which the receiving party can demonstrate by competent evidence: (a) is now, or hereafter becomes, through no breach of this Agreement by the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information from    9.

8
the disclosing party, as evidenced by its written records (excluding pre-existing knowledge of Supplier Product Technology known to Sequenom or pre-existing knowledge of Sequenom Confidential Information known to Supplier, each as of the Effective Date); (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is after the Effective Date independently developed by the receiving party without the use of or reference to Confidential Information received from the disclosing party, as evidenced by the receiving party’s written records.
8.3    Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances: (a) in the case of Sequenom, to obtain and maintain regulatory approvals with respect to Sequenom Products; (b) complying with applicable court orders or applicable laws, rules or regulations; (c) disclosure to a party’s Affiliates, provided that Confidential Information so disclosed shall remain subject to this Article 7.1; and (d) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents; provided, however, in each case, that

***Confidential Treatment Requested

any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use. In addition, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to the preceding clause (b), it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and, at the other party’s request and expense, cooperate with the other party’s efforts to secure confidential treatment of such information. The parties agree to consult in good faith in connection with the filing of this Agreement, including redaction of certain provisions of this Agreement, with the SEC, the NASDAQ stock exchange or any other stock exchange or governmental agency on which securities issued by a party or its Affiliate are traded; provided, that if the parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing party in consultation with its legal counsel.

9.	Term; Termination
9.1    Term. The term of this Agreement shall commence on the Effective Date and continue in effect for three (3) years unless terminated earlier by either party pursuant to this Article 9 (the “Term”). At or prior to the conclusion of the Term, Supplier shall in good faith discuss with Sequenom a possible extension of this Agreement beyond the Term with respect to Supplier Products, if Sequenom so desires an extension.
9.2    Material Breach. Each party shall have the right to terminate this Agreement upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within 60 days after notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such 60-day period unless the breaching party has cured such breach prior to the end of such period.
9.3    Termination at Will. Sequenom shall have the right to terminate this Agreement at any time for any reason or for no reason upon delivery of at least 90 days’ prior written notice to Supplier.
9.4    Termination by Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the parties.
9.5    Termination due to Bankruptcy/Insolvency or the like of Sequenom. This Agreement may be terminated by Supplier in the event of a dissolution or liquidation of Sequenom, the insolvency or bankruptcy of Sequenom, the institution of any proceeding by or against Sequenom under the provisions of any insolvency or bankruptcy law, the appointment of a receiver of any of the assets or property of Sequenom, or the issuance of an order for an execution on a material portion of the property of Sequenom pursuant to a judgment.
9.6    Effect of Expiration or Termination; Surviving Obligations.
(a)    Upon any termination of this Agreement, all rights and obligations of the parties hereunder, including but not limited to the license grant to Sequenom under Section 5.1, shall terminate and be of no further force or effect, except as otherwise expressly set forth below in this Section 9.5.
(b)    Upon any termination of this Agreement, Sequenom may elect to (i) have Supplier fulfill, in accordance with the applicable terms and conditions of this Agreement, any or all purchase orders for Supplier Products submitted by Sequenom prior to the effective date of termination, or (ii) cancel such purchase orders.
(c)    In the event of any termination of this Agreement, each party shall return to the other party all Confidential Information of the other party (including all copies thereof) in such party’s possession.

***Confidential Treatment Requested

(d)    Neither expiration nor termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The obligations and rights of the parties under Sections 3.5, 8.1, 8.2, 8.3, 9.6, 11.7 and 11.8 shall survive expiration or termination of this Agreement.     10    ***Confidential Treatment Requested
9.7    Rights Upon Bankruptcy. The license and other rights granted to Sequenom under Sections 5.1 and 5.2 are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (collectively, the “Code”), licenses of rights to be “intellectual property” as defined under the Code. If a case is commenced during the Term by or against Supplier under the Code then, unless and until this Agreement is rejected as provided in the Code, Supplier (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by Supplier. If a case is commenced during the Term by or against Supplier under the Code, and this Agreement is rejected as provided in the Code and Sequenom elects to retain its rights hereunder as provided in the Code, then Supplier (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to Sequenom copies of such intellectual property and all embodiments thereof necessary for Sequenom to maintain and enjoy its rights under the terms of this Agreement promptly upon Sequenom’s written request therefor. All rights, powers and remedies of Sequenom as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Code) in the event of the commencement of a case by or against Supplier under the Code.

10.	Insurance
10.1    Insurance. Supplier and Sequenom shall at all times during the Term, at each party’s own expense, maintain commercial liability insurance and product liability insurance (each for property damage and bodily injury) in amounts sufficient in light of their respective obligations and liabilities under this Agreement which shall, at a minimum, include coverage and minimum limits of $[…***…] per occurrence and $[…***…] in the aggregate.

11.	Miscellaneous
11.1    Assignment; Delegation. This Agreement may not be assigned by either party without the prior written consent of the other party, except that either party may assign this Agreement to an Affiliate, or in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon each party signatory hereto, its successors and permitted assigns. No assignment shall relieve either party of the performance of any accrued obligation that such party may then have under this Agreement. Any assignment not in accordance with this Agreement shall be void. Supplier shall at all times be responsible for the payment of any delegates or subcontractors it chooses to use in connection with its obligations under this Agreement, and for the compliance of its delegates and subcontractors with the terms and conditions of this Agreement.
11.2    Sequenom Affiliates. Any Affiliate of Sequenom including, without limitation, SCMM, shall have the right to order and purchase Supplier Products directly from Supplier under this Agreement, and Supplier shall supply all Supplier Products ordered by Affiliates of Sequenom in accordance with the terms of this Agreement.
11.3    Relationship of Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any    12.    ***Confidential Treatment Requested

***Confidential Treatment Requested

11
partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.
11.4    Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications between the parties, whether oral, written or otherwise, concerning any and all matters contained herein. No amendment, modification or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.
11.5    Severability. If any provision of this Agreement shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect. The parties shall make a good faith effort to replace any such provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.
11.6    Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time, and shall be signed by such party.
11.7    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of California; and (c) each of the Parties irrevocably waives the right to trial by jury.
11.8    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below or such other address as may be specified by such party in writing in accordance with this Section 11.8, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable overnight delivery service, (b) when received, if sent by fax and receipt of such fax is confirmed, and (c) three business days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.
If to Supplier:    BioSciences Acquisition Company
360 Post Street, Suite 601
San Francisco, California 94108

Attention: Chief Administrative Officer
Fax: […***…]
If to Sequenom:    Sequenom, Inc.
3595 John Hopkins Court
San Diego, California 92121

***Confidential Treatment Requested

Attention: General Counsel
Fax: […***…]
11.9    Interpretation. The headings of clauses contained in this Agreement are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.
11.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
11.11    Conflicts. This Agreement, including Exhibits A and B which are hereby incorporated by reference in their entirety and made part of this Agreement, shall exclusively govern the ordering, purchase and supply of Supplier Products, and shall override any conflicting terms contained in any purchase orders, invoices or similar documents, which are hereby rejected and shall be null and void. Supplier or Sequenom’s failure to object to any such terms shall not constitute a waiver by Supplier or Sequenom, nor constitute acceptance by Supplier or Sequenom, of such terms and conditions. In the event of any conflict between the terms of the main body of this Agreement and the terms set forth in Exhibits A or B, the terms of the main body of this Agreement shall control and supersede.
[Signature Page Follows]

Signature Page to Supply Agreement

In Witness Whereof, the parties hereto have duly executed this Supply Agreement as of the Effective Date.

BioSciences Acquisition Company	Sequenom, Inc.
By: Name: Title:	By: Name: Title:

***Confidential Treatment Requested
Exhibit A
PRODUCT AND Price Schedule

Part No.	Product Description	Price (U.S. Dollars)
Systems
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***Confidential Treatment Requested

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MassARRAY 4 Spares
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***Confidential Treatment Requested

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***Confidential Treatment Requested

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Nanodispenser Spares
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Execution Copy

***Confidential Treatment Requested

Exhibit B
supplier’s standard terms and conditions

TERMS & CONDITIONS

1. Purchase Order. By issuing a purchase order, Customer acknowledges acceptance of the terms and conditions set forth herein, and understands that it is entering into a legally binding agreement with respect to such terms and conditions (“Agreement”).

2. Pricing and Payment Terms. All products ordered shall be billed to Customer at the prices set forth in Supplier’s standard catalog price list unless otherwise set forth in a written purchase order accepted by Supplier. All payments shall be due within thirty (30) days from the date of shipment and invoice by Supplier. All payments shall be made in United States dollars. Customer shall be responsible for payment of interest accruing monthly at a rate of twelve percent (12%) APR for all late payments.

3. Shipping. Unless Customer’s purchase order specifies alternative shipping instructions that are acceptable to Supplier, all products shall be shipped FCA (Incoterm) Supplier’s premise. Customer shall be invoiced and shall pay Supplier for all actual freight, handling, insurance, taxes and shipping expenses. Customer shall not import or export Supplier products to Customer subsidiaries, affiliates, contractual partners, or countries embargoed or restricted under United States law.

4. Taxes. Customer will pay any and all taxes (other than taxes based upon Supplier’s income), sales taxes, assessments and other charges and expenses imposed by any government authority in connection with the delivery and sale of Supplier products to Customer.
5. Warranty. Standard Supplierwarranties shall apply as follows:Supplier This limited warranty extends only to Customer as original purchaser unless otherwise agreed upon in writing by SUPPLIER.

SUPPLIER warrants that SUPPLIER Product MassARRAY System hardware (meaning hardware and installed software, but excluding spare parts and consumables such as kits, chips, and reagents) will be free from defects in materials and workmanship and will conform to Specifications in effect as of the date of delivery, and perform accordingly, until the earlier of (i) one (1) year from the date of installation; or (ii) sixteen (16) months from the date of shipment, and only so long as the hardware remains unchanged and in the original condition supplied by SUPPLIER.

SUPPLIER warrants that all SUPPLIER Product spare parts, excluding lasers (Part No. 168073), will be free from defects in materials and workmanship and will conform to Specifications in effect as of the date of delivery, and perform accordingly, until ninety (90) days after the date of delivery. SUPPLIER warrants that lasers (Part No. 168073), will be free from defects in materials and workmanship and will conform to Specifications in effect as of the date of delivery, and perform accordingly, until eighteen (18) months after the date of shipment.

SUPPLIER warrants that all SUPPLIER Product consumables (including but not limited to kits, chips, and reagents) will be free from defects in materials and workmanship and will conform to Specifications in effect as of the date of delivery, and perform accordingly, from the date of delivery up to the expiration date specified on the product packaging, provided that such consumables have been stored, handled, and used according to Specifications, and otherwise remain unchanged and in the original condition supplied by SUPPLIER.

Warranty Exclusions.  The foregoing warranty does not include, and Customer is responsible for (i) periodic maintenance or calibration recommended for certain Supplier Products; (ii) except for lasers, the replacement of hardware components such as but not limited to, dispense pins, liquid handler tips, and clean resin tools; (iii) maintaining a procedure to back-up any and all data generated by the MassARRAY System and reconstructing any lost or altered files, data, or programs; (iv) maintaining all computer networking as it relates to the integration of any components of the MassARRAY System outside of the System and within Customer’s networks; (v) proper disposal of waste products (e.g. oil, filter elements) that result from service work performed under the warranty.  Further, the foregoing

***Confidential Treatment Requested

warranty shall not apply to a SUPPLIER product that (i) has been subjected to improper or inadequate maintenance or calibration by Customer; (ii) has been used with third party hardware, software, interfacing, or other products or components provided by parties other than SUPPLIER and not approved in writing by SUPPLIER; (iii) has been used to process samples loaded on re-used and/or refurbished SUPPLIER chip products (including SpectroCHIP® Arrays); (iv) has been repaired, modified, altered, assembled or disassembled, or moved from its original installation location, by persons other than SUPPLIER or a SUPPLIER authorized service provider; (v) has not been maintained, calibrated, operated or installed in accordance with SUPPLIER’s written specifications including operator failure to perform standard operating procedures and routine maintenance as prescribed in the operator manuals; (vi) has been subjected to abuse, misuse, negligence, neglect, accident, or improper storage, installation, operation, or handling contrary to SUPPLIER’s written specifications or any instructions provided by SUPPLIER; (vii) has failed or been damaged due to environmental conditions at the site of installation including exposure to Bio- Safety Level 3 or 4 (as defined by the United States Occupational Health and Safety Administration) agents; exposure to radioactivity; or the use of or invasion by malicious software programs such as viruses; or (viii) has failed or been damaged due to causes beyond its reasonable control, including, but not limited to, acts of civil or military authority, riots, wars, terrorism, fires, floods, earthquakes, lightning, storms, and other acts of God.

Remedy.  If during the applicable warranty period set forth above, SUPPLIER is provided with prompt written notice by Customer of any product failure along with a detailed written description of the failure, then upon SUPPLIER’s inspection and testing as may be necessary to confirm the failure and upon its determination that none of the warranty exclusions above are applicable, SUPPLIER shall at its sole discretion and option, as Customer’s sole remedy and SUPPLIER’s sole obligation under the foregoing warranty:  (1) replace the products in whole or components thereof; or (2) repair (and recalibrate as necessitated by repair) the products.  Replacement and repaired products and components may include functionally equivalent, reconditioned, refurbished, or new parts. For consumables, provided that SUPPLIER has confirmed the failure and determined that none of the warranty exclusions above are applicable, SUPPLIER reserves the right at its sole discretion to either replace the consumables or to provide Customer with credit for the purchase price paid only, prorated for the unusable portion of the consumables, to be used to offset future purchases.  No refunds will be made. Depending upon the type of failure as determined by SUPPLIER, if SUPPLIER needs access to Customer’s facility, Customer shall provide SUPPLIER with access to its facility and information deemed necessary to facilitate a repair, or if directed by SUPPLIER, Customer shall return the products, in whole or in part, at SUPPLIER’s expense per SUPPLIER’s specific instructions provided at the time, or if no specific instructions are provided at the time, in accordance with SUPPLIER’s then current written return procedures (which may be amended from time to time).  Prior to any service visit, Customer must notify
***Confidential Treatment Requested

SUPPLIER in writing of any decontamination of the MassARRAY System or any product that has been exposed to toxic or dangerous substances.  No products or components may be returned to SUPPLIER under any circumstances without SUPPLIER's prior authorization.  During service performed at Customer’s facility, Customer must have a Customer representative on-site at all times.  Any product or component that has been repaired or replaced under the warranty shall have warranty coverage for the remainder of the original warranty period.

EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH HEREIN, SUPPLIER MAKES NO OTHER WARRANTIES, ORAL OR WRITTEN, EXPRESS, IMPLIED, OR BY STATUTE, WITH RESPECT TO THE MASSARRAY SYSTEM, OR ANY HARDWARE, SOFTWARE,

***Confidential Treatment Requested

CONSUMABLES, COMPONENTS, AND DOCUMENTATION REGARDING ANY OF THE FOREGOING, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF PATENT RIGHTS OR VIOLATION OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND, OR ARISING FROM COURSE OF DEALING, PERFORMANCE, USAGE OR TRADE.  FOR THE AVOIDANCE OF DOUBT, SUPPLIER DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE, OF THE MASSARRAY SYSTEM OR ANY HARDWARE, SOFTWARE, CONSUMABLES, COMPONENTS, AND DOCUMENTATION IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

IN NO EVENT SHALL SUPPLIER OR ITS SUPPLIERS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR LOST PROFITS, DATA OR BUSINESS, THE COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH USE OF THE MASSARRAY SYSTEM AND ANY HARDWARE, SOFTWARE, CONSUMABLES, COMPONENTS, AND DOCUMENTATION PROVIDED TO CUSTOMER BY SUPPLIER, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE). SUPPLIER’S TOTAL AND CUMULATIVE LIABILITY ARISING UNDER OR IN CONNECTION WITH CUSTOMER’S USE OF THE MASSARRAY SYSTEM AND ANY HARDWARE, SOFTWARE, CONSUMABLES, COMPONENTS, AND DOCUMENTATION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED AND SHALL NOT EXCEED THE AMOUNT RECEIVED BY SUPPLIER FROM CUSTOMER PURSUANT TO PURCHASE ORDER AND INVOICE OR WRITTEN CONTRACT WITH CUSTOMER.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY REGARDLESS OF FORESEEABILITY AND EVEN IF SUPPLIER OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES, COSTS, OR DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6. License. Certain patent rights, including Supplier’s patented nucleic acid analysis by mass spectrometry methods, have been licensed to Customer (collectively the “Licensed Patent Rights”) under a License Agreement dated May 30, 2014 between Supplier and Customer (the “License Agreement”). With the purchase of Supplier’s […***…] products, Customer is granted a limited right to practice the Licensed Patent Rights as set forth in the License Agreement. The Licensed Patent Rights are not transferable, are for the         ***Confidential Treatment Requested
benefit of Customer only, and expire with the consumption of the […***…] purchased. Transfer or resale of products and their components, purchased from Supplier, is prohibited. The Licensed Patent Rights granted are limited to one-time use only for each element per […***…] purchased. For example, Supplier’s […***…] is provided with 384 elements and each element may be used only once. Re-manufacture or re-use of Supplier’s […***…] and/or elements in conjunction with performing the Licensed Patent Rights is prohibited. Reverse engineering Supplier products is prohibited. Except as set forth in the License Agreement and as set forth herein, Supplier reserves all rights and no additional license rights are granted or implied.

7. Software Licenses. For purposes of this Agreement, “Software” means computer software or programs supplied by Supplier to Customer including but not limited to such software that is embedded in or forms an integral part of Supplier’s hardware products in addition to separately provided software for application specific purposes. For purposes of this Agreement, Software does not include Oracle Corporation software products provided by Supplier as such Oracle products are separately governed by the attached Oracle End User License Terms.
(a) Supplier grants Customer a non-exclusive and non-transferable license to use the Software for processing data for the applicable field as set forth in the License Agreement. Customer shall not permit another party to use the Software and Customer shall effect and maintain adequate security measures to safeguard the Software from access or use by unauthorized persons. Customer shall not transfer, rent, lease, sublicense, loan, copy, modify, adapt, merge, translate, reverse engineer, decompile, or disassemble the Software or create derivative works based on the whole or any part of the Software.
(b) The Software license shall not be deemed to extend to any of Supplier’s intellectual property rights, including rights in source code. No copies may be made of the Software without the prior written consent of Supplier, except that Customer may make a single back up or archival copy. The Software license shall apply to any copy as it applies to the Software.
[…***…]
All Software licenses shall terminate automatically and immediately if Customer fails to abide by any of the terms and conditions of this Agreement. Except as expressly licensed herein, Supplier reserves all rights. Other than as expressly set forth herein, no license rights are granted or implied.

***Confidential Treatment Requested

8. Conflicts. In the event of a conflict between the terms and conditions of this Agreement and any terms and conditions provided by Customer, or work order, purchase order, billing statement, or invoice related to the purchase, or transfer of any Supplier products, technology or services, the language of this Agreement shall govern and control, and the conflicting terms, provisions, and conditions of any such other documents shall be deemed null, void, and unenforceable. Notwithstanding the foregoing, in the event of a conflict between the terms and conditions of this Agreement and any terms and conditions in the above referenced “License Agreement”, the language of the “License Agreement” shall govern and control, and the conflicting terms, provisions, and conditions of this Agreement and any such other documents shall be deemed null, void, and unenforceable.

9. Entirety of Agreement. Other than as expressly set forth herein, no license rights are granted or implied. This Agreement (including the attached Oracle End User License Terms) along with any non-conflicting terms of Customer’s purchase order that are accepted by Supplier in writing, represents the entire agreement and understanding of Customer and Supplier relating to the subject matter contained herein, including the Pricing and Payment terms of Section 2, and merges all prior discussions and agreements between them, whether oral or written. Except for amendments by Supplier to kit names, and product and application names, as may occur from time to time, no amendment, change, modification, waiver or alteration of any terms and conditions herein shall be effective or binding unless in writing and signed by a duly authorized officer of Supplier.

10. No Governmental Approval. Customer is hereby put on notice that all of Supplier’s products and Software are Research Use Only and have not been subjected to regulatory review or cleared or approved by the United States Food and Drug Administration, by any other United States governmental agency or entity, or by any equivalent or similar governmental agency or entity outside the United States, and are not CLIA (or the regional equivalent thereof) registered or licensed or otherwise registered, licensed, or approved under any statute, rule, law, or regulation, for any purpose, research, commercial, diagnostic, medical, or otherwise. Customer bears sole responsibility and liability for validating all products purchased by Customer for Customer’s intended use.

11. Indemnity. Customer will indemnify and hold harmless Supplier, its subsidiaries, and all officers, directors, employees and agents of the foregoing, (the “Supplier Indemnified Parties”) from and against any and all losses, damages, liabilities, expenses and costs, including responsible legal expense and attorneys’ fees (“Losses”), to which a Supplier Indemnified Party may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise from acts or omissions by Customer resulting in (a) personal injury or harm from the use, sale or other disposition of any product or service or information provided to a third party by Customer and/or its contractual partners, customers, or collaborators; or (b) a claim that a Customer product, assay, test analysis, method, or procedure infringes any patent, trade secret or other intellectual property rights of any third party, unless such claim is solely based on Customer’s non-assay-specific use of Supplier’s products according to the authorized and intended use for such product and in compliance with user operating manuals and package inserts provided with such products. In the event a Supplier Indemnified Party seeks indemnification under this provision, Supplier will notify Customer in writing of a claim as soon as reasonably practicable after it receives notice of the claim, will permit Customer to assume direction and control of the defense of the claim (including the right to settle the claim) and will cooperate as requested (at the expense of Customer) in the defense of the claim.

12. Compliance with Law. Customer shall perform its obligations under this Agreement in compliance with the letter and spirit of all laws, ordinances, rules, regulations and lawful orders of any public authority (including but not limited to the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery laws, bearing on the performance of this Agreement (collectively, "Laws"). Customer shall promptly notify Supplier if it becomes aware of any suspected or actual violation of Laws or ethics relating to this Agreement, and will make all relevant records and documentation relating thereto available to Supplier or an independent third party selected by Supplier and reasonably acceptable to Customer. Customer, its Affiliates and anyone acting on their behalf shall not offer, make or promise any payment, either directly or indirectly, of money or other assets (“Payment”) to an official of any government, political party or international organization, or to any candidate for political office, or to any person acting on behalf of any of the foregoing (collectively, "Officials"), if such Payment is, or may be construed as being paid, for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of Supplier's business, or would otherwise constitute a violation of any applicable Laws.

Oracle End User Licence Terms
Oracle Corporation ("Oracle") software products

(a)	The Customer shall limit its use of Oracle's products to the scope of the application package and to its business operations;

(b)	The Customer shall not transfer Oracle's products except for temporary transfer in the event of computer malfunction;

(c)
The Customer shall not assign Oracle's products or any interest in Oracle's products. If a security interest is granted in Oracle's products, the secured party has no right to use or transfer Oracle's products;

(d)	The Customer shall not operate a timeshare, service bureau, subscription or rental use of Oracle's products;

(e)	Title to Oracle's products remains with Oracle and shall not pass to the Customer or to any other party;

(f)	The Customer shall not reverse engineer, disassemble or decompile Oracle's products unless required for interoperability and then only to the extent so required for such interoperability;

(g)	The Customer shall not duplicate Oracle's products except for a sufficient number of copies for the Customer's licensed use and a single back up or archival copy;

***Confidential Treatment Requested

(h)	Oracle shall not be liable for any damages whether indirect, incidental or consequential arising from the use of its products;

(i)
Where the licence which is granted by Supplier in respect of Oracle products expires or terminates and is not renewed, the Customer shall discontinue use and destroy or return all copies of Oracle's products and documentation to Supplier;

(j)	The Customer shall not cause to be publicised any results of benchmark tests run on Oracle's products;

(k)
The Customer shall comply fully with all relevant export laws and regulations of the United States and other applicable export and import laws to assure that neither the Oracle products themselves nor any direct products thereof are exported, directly or indirectly in violation of applicable laws;

(l)	Oracle is not required to perform any obligations other than to the extent agreed by Supplier and Oracle;

(m)	Supplier has the right to audit Customer's use of Oracle's products and report such use to Oracle, or to assign such right to another person;

(n)	Oracle is a third party beneficiary of these Customer license terms;
(o)    The Uniform Computer Information Transactions Act shall not apply; and

(p)	To the extent that Oracle source code is included with any application package, such source code is similarly governed by the terms above.

1

2

Exhibit E
Transition Services Agreement

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TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made as of May 30, 2014 (the “Effective Date”), by and between Sequenom, Inc., a Delaware corporation (“Seller”), and Biosciences Acquisition Company, a Delaware corporation (“Purchaser”). Sequenom and Purchaser may each be referred to as a “Party” and together as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the same meanings as those ascribed to them in the Purchase Agreement (as defined below).

Recitals

Whereas, concurrently with the execution and delivery of this Agreement, the Parties are entering into a Stock and Asset Purchase Agreement (as the same may be amended from time to time, the “Purchase

***Confidential Treatment Requested

Agreement”) providing for Seller’s sale to Purchaser, and Purchaser’s purchase from Seller, of the Transferred Assets; and

Whereas, the Parties wish for Seller to provide certain services during a limited transitional period in order to facilitate the orderly transfer of assets from Seller to Purchaser with minimal disruption to the Business; and

Whereas, the provision of these services during the transitional period is an integral part of the transactions contemplated by the Purchase Agreement and represents a substantial portion of the consideration to be received by Purchaser under the Purchase Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Agreement

1.	Services
1.1    Provision of Services By Seller. During the term of this Agreement, Seller will provide or cause to be provided certain agreed upon services in support of the Business, consisting of those services set forth in Exhibit A attached hereto and any additional services set forth in any Statement of Work entered into in accordance with Section 1.6 hereof (the “Seller Services”). The Parties contemplate that Seller will perform the Seller Services using Seller personnel and Seller will have no obligation to engage any third party or hire any Person in order to provide the Seller Services. Seller will use commercially reasonable efforts to provide the Seller Services with the same quantity and at least the same level of skill, quality, care, timeliness, and cost-effectiveness as such services, functions, and tasks were performed prior to the date of execution of the Purchase Agreement (“Standard of Service”). In addition, Seller shall not make any material changes to the quality systems or product specifications relevant to the Seller Services, as in effect as of immediately prior to the Effective Date, without the prior written consent of Purchaser.
1.2    Third Party Arrangements. During the term of this Agreement, Seller will arrange for Third Parties to provide or cause to be provided, to and through Seller for the benefit of Purchaser, certain agreed upon Third Party services in support of the Business, consisting of those services set forth in Exhibit B attached hereto (the “Third Party Services”). (The Seller Services and Third Party Services are collectively referred to herein as the “Services”.) Seller will use commercially reasonable efforts to assure that the Third Party Services are provided in a manner that satisfies the Standard of Service.
1.3    Availability. For all Seller employees and consultants engaged in providing Seller Services, if Seller determines that any such employee or consultant is not needed to support Seller’s retained business, then Seller may, in its sole discretion, elect to terminate the employment or consulting relationship of such individual, as applicable; provided that Seller makes the necessary arrangements to assure that notwithstanding any such termination, the Seller Services can still be provided in a manner that satisfies the Standard of Service. During the Services Term (as defined below) and the one year period following the termination thereof, Purchaser shall not, and shall cause its directors, officers, employees, agents, representatives, and subsidiaries not to, directly or indirectly through another Person, (i) induce or attempt to induce any employee of Seller to leave the employ of Seller, or in any way interfere with the relationship between Seller, on the one hand, and any employee thereof, on the other hand, (provided that the placement of general advertisements of employment shall not be deemed to be a breach of this Section 1.3), (ii)  hire any Person who was an employee of Seller until one year after such individual’s employment relationship with Seller has been terminated, (provided that any such hiring pursuant to a general advertisement of employment shall not be deemed to be a breach of this Section 1.3), or (iii) induce or attempt to induce any

***Confidential Treatment Requested

customer, supplier, licensee or other business relation of Seller to cease doing business with Seller, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and Seller, on the other hand.
1.4    Transition Assistance. Seller will provide to Purchaser consultation, assistance, and information as reasonably requested by Purchaser in order to effect a smooth transition of the Business to Purchaser.
1.5    Changes in Services. Purchaser will have the right, upon written notice to Seller, to request reasonable changes and/or modifications in the manner the Services are performed. Seller will use commercially reasonable efforts to promptly implement such reasonable changes and/or modifications, provided that if i) such changes and/or modifications would impose increased costs on Seller and ii) such changes and/or modifications are not required to ensure that the Services are performed in strict accordance with applicable Laws, then Seller shall only be obligated to implement such changes and/or modifications if Purchaser agrees in writing to reimburse Seller for such increased costs.
1.6    Additional Services. Seller and Purchaser may agree to additional Services pursuant to this Agreement by entering into statements of work (the “Statements of Work”) from time to time during the term of this Agreement, each of which will, at a minimum, include the following:
(a)    A reference to this Agreement, which reference will be deemed to incorporate all applicable provisions of this Agreement;
(b)    A description of the Services to be provided to Purchaser pursuant to such Statement of Work, including, but not limited to, the location at which the applicable Services are to be provided, and all deliverables to be provided as part of the applicable Services pursuant to that Statement of Work; and
(c)    Any additional provisions applicable to the Services provided under such Statement of Work that are not otherwise set forth in this Agreement or that are exceptions to the provisions set forth in this Agreement.
A form of Statement of Work is attached hereto as Exhibit C. No Statement of Work will become effective until it has been executed by both Seller and Purchaser.
For the avoidance of doubt, Seller shall have no obligation to provide or arrange for, or agree to provide or arrange for, any additional Services; provided, however, Seller agrees to review all requests for additional Services from Purchaser in good faith and, assuming the Parties can mutually agree on the terms of any such additional Services including compensation terms, will use commercially reasonable efforts to cooperate with Purchaser with respect to any such additional Services.
1.7    Good Faith Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. The Parties will cooperate with each other in making information available as needed in the event of a tax audit related to the Services, whether in the United States or any other country.
1.8    Certain Limitations.
(a)    Impracticability. Seller shall not be required to provide or cause to be provided any Service to the extent the performance of such Service is made impossible or impracticable due to any act or omission of Purchaser or any of its subsidiaries. In addition, Seller shall not be obligated to provide or cause to be provided any Services to Purchaser (i) to the extent that providing such Services materially compromises

***Confidential Treatment Requested

or would reasonably be expected to materially compromise (as determined by Seller in good faith) any confidential or proprietary information of Seller, or (ii) to the extent that providing such Services breaches or would reasonably be expected to result in a breach (as determined by Seller in good faith) of Seller’s contractual commitments that are in existence as of the Effective Date. Seller represents that it is not aware of any contractual commitments of Seller which would be violated by the execution and delivery of this Agreement or the performance of its obligations hereunder. In addition, the obligations of Seller to provide Services hereunder shall be suspended during the period and to the extent that Seller is prevented from complying therewith by any Law or by any cause beyond the reasonable control of Seller, including acts of God, strikes, lock outs and other labor disputes and disturbances, civil disturbances, accidents, terrorism, acts of war or conditions arising out of or attributable to war (whether declared or undeclared), shortage of necessary equipment, materials or labor, or restrictions thereon or limitations upon the use thereof, and delays in transportation. In the event of any such condition of impossibility or impracticability contemplated by this Section 1.8(a), Seller shall promptly provide written notice to Purchaser of such impossibility or impracticability, and use commercially reasonable efforts to avoid or remove the cause of such impossibility or impracticability. Seller shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause and Seller4
***Confidential Treatment Requested
shall so notify Purchaser.
(b)    Additional Resources. In providing and arranging the Services, Seller shall not be obligated to: (i) maintain the employment or consulting relationship of any specific employee or consultant; (ii) purchase, lease or license any additional equipment or software to the extent the costs associated therewith are not reimbursed by Purchaser to Seller or incur any other out-of pocket costs; (iii) pay any costs related to the transfer of the Business pursuant to Purchaser’s acquisition of the Business under the Purchase Agreement, except as otherwise expressly set forth in the Purchase Agreement, this Agreement, or any related ancillary agreement; or (iv) pay any costs related to securing any alternate supplier of Services to the extent the costs associated therewith are not reimbursed by Purchaser to Seller.

2.	Compensation
2.1    Charges for Seller Services. Seller is entering into this Agreement in partial consideration of the payment of the Purchase Price under the Purchase Agreement, and, accordingly, Seller (i) will not charge Purchaser a fee in respect of the Seller Services, and (ii) except as specifically stated to the contrary elsewhere in this Section 2, will provide the Seller Services at no cost to Purchaser. If, in connection with the performance of the Seller Services hereunder, Seller reasonably, necessarily and actually incurs out-of-pocket costs and expenses to third parties in respect of the Seller Services (“Seller Costs”), Purchaser shall reimburse Seller for such Seller Costs, subject to Purchaser being provided with appropriate and reasonably detailed documentation for such Seller Costs, unless Seller would have incurred such Seller Costs after the Effective Date even in the absence of this Agreement.
2.2    Charges for Third Party Services. Seller will charge Purchaser, and Purchaser shall reimburse Seller, for Third Party Services at Seller’s actual cost, unless Seller would have unavoidably incurred such Third Party Services after the Effective Date even in the absence of this Agreement (“Third Party Charges”). Seller shall provide Purchaser with appropriate and reasonably detailed documentation for the Third Party Charges.
2.3    Allocation of Seller Costs and Third Party Charges.
(a)    If and to the extent that Seller Costs and Third Party Charges are incurred and invoiced to Seller on a consolidated basis for the Business and for Seller’s other business, where such services can be

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reasonably related to a specific employee or can be reasonably pro-rated based on the number of Business employees compared to the number of Seller’s employees, then such Seller Costs and Third Party Charges shall be allocated to and paid by Purchaser for Business employees. Where such Seller Costs and Third Party Charges cannot reasonably be allocated in accordance with the preceding sentence then […***…] of such costs shall be allocated to and paid by Purchaser for the Business.
(b)    If and to the extent that Seller has pre-paid Costs and Third Party Charges prior to the Effective Date for costs and services to be provided in part after the Effective Date, then Seller shall pro-rate such Costs and Third Party Charges and Purchaser shall reimburse Seller for the pro-rated portion of such Costs and Third Party Charges provided after the Effective Date, on a monthly basis in accordance with Section 2.4.8

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2.4    Invoicing and Payment. Seller will invoice Purchaser monthly at the end of each month for the amount of any Seller Costs and Third Party Charges incurred by Seller in connection with the Services for that month. Each such invoice will be accompanied by appropriate and reasonably detailed receipts or similar documentation for such Seller Costs. Amounts payable under each invoice will be due within 10 days after Purchaser’s receipt of the invoice.
2.5    Records. Each Party will maintain complete and accurate records relating to the Services performed under this Agreement and records of all costs billable to and payments made by Purchaser made under this Agreement. Each Party will maintain such records for at least one year after termination or expiration of this Agreement and will make all such records available to the other Party or its designee during normal business hours upon reasonable request.

3.	Confidentiality
3.1    Seller Information.
(a)    Seller Information Defined. The Parties acknowledge that, in the course of performing the Services, Purchaser and Purchaser personnel may receive, observe, and otherwise have access to confidential and proprietary information of Seller (whether in tangible or electronic form or otherwise), including, without limitation, information related to Seller or its products, product candidates, tools, technology, processes, business plans, and customers (the “Seller Information”). Notwithstanding the foregoing, Seller Information does not include information that: (i) is in the public domain, through no fault of Purchaser; (ii) was known to Purchaser prior to being disclosed by Seller to Purchaser; (iii) is disclosed to Purchaser by a third party who is entitled to so disclose the information; or (iv) is developed by Purchaser employees without reference or access to Seller Information.
(b)    Confidentiality Obligations. Purchaser agrees that:
(i)    Purchaser will not use, reproduce, or exploit Seller Information for any purpose other than receiving the Services and exercising its rights as contemplated under this Agreement;
(ii)    Purchaser will hold all Seller Information in strict confidence and will not disclose or otherwise make available Seller Information to any third party, and Purchaser will restrict access to Seller Information to those of its employees who have a need to know such information in order to receive the Services or exercise Purchaser’s rights hereunder;
(iii)    Purchaser will take all reasonable and necessary steps to protect the Seller Information from inadvertent or unintentional disclosure to third parties and will protect the Seller Information

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from unauthorized access, disclosure, or use with at least the same degree of care as Purchaser uses to protect its own trade secret information of equivalent importance, and in any event no less than commercially reasonable care;
(iv)    Purchaser will reproduce, on all copies of documents and materials containing Seller Information made by Purchaser or its employees, agents, or consultants, all proprietary rights notices of Seller appearing on the original copy of such document or material; and
(v)    Purchaser will, at Seller’s request, promptly return to Seller or destroy all documents and materials in tangible form, and permanently erase all data in electronic form, containing any Seller Information, and certify in a writing signed by an executive officer of Purchaser that Purchaser has fully complied with this obligation.
Notwithstanding the foregoing, nothing in this Section 3.1 shall obligate Purchaser to return to Seller or destroy any documents and materials in tangible form or erase data in electronic form, containing any Seller Information which Purchaser reasonably needs in connection with its operation of the Business or the Transferred Assets.
Purchaser will ensure that each employee, agent, and consultant who will receive disclosure of Seller Information has signed Purchaser’s standard form of employee or consultant (as appropriate) nondisclosure agreement. Purchaser acknowledges and agrees that Purchaser has no right, title, or interest of any nature in any Seller Information, other than a limited, non-transferable, non-sublicenseable, non-exclusive license during the term of the Agreement to use and reproduce Seller Information solely to the extent necessary to receive the Services and exercise its rights as contemplated under this Agreement.
3.2    Information.
(a)    Purchaser Information Defined. The Parties acknowledge that, in the course of providing the Services, Seller and the employees and agents of Seller will receive, observe, and otherwise have access to confidential and proprietary information (whether in tangible or electronic form or otherwise), including, without limitation, information related to Purchaser, its Affiliates, and their respective products, tools, technology, processes, business plans, and customers (the “Purchaser Information”). Notwithstanding the foregoing, Purchaser Information does not include information that: (i) is in the public domain, through no fault of Seller; (ii) is disclosed to Seller after the Effective Date by a third party who is entitled to so disclose the information; or (iii) is developed by Seller employees without reference or access to Purchaser Information.
(b)    Confidentiality Obligations. Seller agrees that:
(i)    Seller will not use, reproduce, or exploit Purchaser Information for any purpose other than providing Services as contemplated under this Agreement;
(ii)    Seller will hold all Purchaser Information in strict confidence and will not disclose or otherwise make available Purchaser Information to any third party, and Seller will restrict access to Purchaser Information to those of its employees who have a need to know such information in order to provide the Services;
(iii)    Seller will take all reasonable and necessary steps to protect Purchaser Information from inadvertent or unintentional disclosure to third parties and will protect Purchaser Information from unauthorized access, disclosure, or use with at least the same degree of care as Seller uses

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to protect its own trade secret information of equivalent importance, and in any event no less than commercially reasonable care;
(iv)    Seller will reproduce, on all copies of documents and materials containing Purchaser Information made by Seller or its employees, agents, or consultants, all proprietary rights notices of Purchaser appearing on the original copy of such document or material; and
(v)    Seller will, at Purchaser’s request, promptly return to Purchaser or destroy all documents and materials in tangible form, and permanently erase all data in electronic form, containing any Purchaser Information, and certify in a writing signed by an executive officer of Seller that Seller has fully complied with this obligation.
Seller will ensure that each employee, agent, and consultant of Seller who provides Services or will otherwise receive disclosure of Purchaser Information has signed Seller’s standard form of employee or consultant (as appropriate) nondisclosure agreement. Seller acknowledges and agrees that Seller has no right, title, or interest of any nature in any Purchaser Information, other than a limited, non-transferable, non-sublicenseable, non-exclusive license during the term of the Agreement to use and reproduce Purchaser Information solely to the extent necessary to provide the Services as contemplated under this Agreement.
3.3    Injunctive Relief. Each Party acknowledges and agrees that the other Party would suffer irreparable harm for which monetary damages would be an inadequate remedy if there were a breach by such Party of obligations under this Section 3. Each Party further acknowledges and agrees that equitable relief, including injunctive relief, would be appropriate to protect the non-breaching Party’s rights and interests if such a breach were to arise, be threatened, or be asserted, and the non-breaching Party will be entitled to the entry of an order for immediate injunctive relief.

4.	Indemnification; Limitation of Liability
4.1    Indemnification. Purchaser shall indemnify and hold harmless Seller in respect of all losses and damages actually suffered or incurred by Seller in connection with the performance of Services under this Agreement or Purchaser’s or its Affiliates’ use of such Services, except to the extent such losses and damages arise from a fraud perpetrated by or the gross negligence of Seller. Further, Purchaser shall not be liable to or be required to indemnify Seller with respect to any expenses, losses or damages incurred by Seller by virtue of either (i) any “welfare benefit plan” (within the meaning of Section 3(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) sponsored by Sellers being treated as a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (ii) any “pension plan” (within the meaning of Section 3(2) of ERISA) sponsored by Sellers being treated as a multiple employer plan.
4.2    Disclaim of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES AND ALL IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.
4.3    Limitation of Liability. Purchaser acknowledges that Seller is not in the business of providing Services in the manner contemplated by this Agreement and that the Services are being provided pursuant

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to this Agreement as an accommodation to Purchaser to assist in the transition of the Business to Purchaser. Purchaser’s sole and exclusive remedy for any breach by Seller in providing the Services and for any losses or damages actually incurred or suffered by Purchaser with respect thereto shall be the performance (or re-performance) of the Services by Seller at Seller’s expense, subject in all cases to Sections 1.8 and 5.3 of this Agreement. In no event shall Seller or any of its agents have any liability for any incidental, indirect, special or consequential damages, EXCEPT TO THE EXTENT SUCH damages ARE caused by or result from willful misconduct OR fraud OF SELLER.
5.    Term and Termination
5.1    Term. This Agreement will commence on the Effective Date and will remain in effect through December 31, 2014 (the “Services Term”) unless this Agreement is earlier terminated pursuant to Section 5.3 below, provided, however, that during the Services Term Purchaser shall use commercially reasonable efforts to establish its own internal capabilities for each of the Services or obtain directly substitute services for each of the Services and the Parties shall thereupon agree on an earlier expiration date for such specific Service. The Services Term may be extended by written agreement executed by both Parties either in whole or with respect to one or more of the Services; provided, however, that such extension shall only apply to the Services for which the Agreement is extended. Notwithstanding the foregoing, to the extent that any Statement of Work entered into during the Services Term (including any extension thereof) provides for a performance period that extends beyond the Services Term, then the Services Term shall be automatically extended, and this Agreement shall remain effective, for the duration of the performance period under such Statement of Work, provided, however, that such extension shall only apply to the Services being performed under such Statement of Work.
5.2    Termination for Convenience. In the event the Services Term for one or more Services is extended pursuant to Section 5.1 above (whether as a result of the express written agreement of the Parties to extend one or more Services or as a result of the performance period set forth in one or more Statements of Work extending beyond the initial Services Term), Purchaser may terminate this Agreement with respect to one or more of such Services, with or without cause at any time by providing Seller with 30 days’ prior written notice.
5.3    Termination for Breach. Each Party will have the right to terminate this Agreement in its entirety by giving written notice of termination to the other Party if (a) the other Party fails to substantially comply with the material obligations imposed upon it under this Agreement resulting in direct damages to the other Party, (b) the non-breaching Party serves the breaching Party with a written notice of such failure, which notice states with particularity the nature of the failure, (c) the breaching Party does not cure the failure within 30 days following    9    ***Confidential Treatment Requested
receipt of the notice, and (d) such breach is continuing at the time that the non-breaching Party delivers its notice of termination.
5.4    Survival. Sections 2.5, 3, 4, 5.4 and 6 of this Agreement will survive the termination or expiration of this Agreement.

6.	General
6.1    Further Assurances. Each Party agrees to take such actions and execute such documents as are reasonably requested by the other Party (including providing executed documents in such recordable form as is deemed required or necessary by the other Party) to effect the purposes of this Agreement.

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6.2    Continued Performance. Subject to Section 1.8 hereof, each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until this Agreement expires or is terminated.
6.3    Relationship of the Parties. Each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party. Neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party. Neither Party will hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.
6.4    Notices. Any notice or other communication required or permitted to be delivered to either Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by facsimile or electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one business day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address, facsimile telephone number or email address set forth beneath the name of such Party below (or to such other address, facsimile telephone number or email address as such Party shall have specified in a written notice given to the other Party hereto):

If to Seller:	With a copy (not constituting notice) to:
3995 John Hopkins Court            Cooley LLP
San Diego, California 92121        4401 Eastgate Mall
Attn: Chief Executive Officer        San Diego, California 92121
Fax: […***…]                Attn: L. Kay Chandler
Fax: […***…]
Email: […***…]

If to Purchaser:	With a copy (not constituting notice) to:
c/o Telegraph Hill Partners        Orrick, Herrington & Sutcliffe, LLP
Suite 601, 360 Post Street            405 Howard Street
San Francisco, California 94108        San Francisco, California 94105
Attn: J. Matthew Mackowski        Attn: John F. Seegal    10    ***Confidential Treatment Requested
Fax: […***…]            Fax: […***…]
Email: […***…]            Email: […***…]

6.5    Fees and Expenses. Except as provided in Section 2, each Party will bear all fees and expenses (including financial advisors’, attorneys’, accountants’ and other professional fees and expenses) incurred

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by such Party in connection with, arising from or relating to the negotiation, execution, delivery and performance of this Agreement.
6.6    Entire Agreement. This Agreement constitutes the complete agreement and understanding between the Parties regarding the subject matter of this Agreement and supersedes any prior agreement, understanding or representation regarding the subject matter of this Agreement.
6.7    Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of the Parties hereto.
6.8    Non-Waiver. The Parties’ respective rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a Party will constitute a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
6.9    Assignment. Seller may not assign or transfer any of its rights under this Agreement, or delegate any of its obligations or duties under this Agreement (by operation of law or otherwise) without Purchaser’s prior written consent. Purchaser may not assign or transfer, by operation of law, merger or otherwise, in whole or in part, its rights or obligations hereunder without Seller’s prior written consent; provided, however, in the event that Purchaser sells, transfers or otherwise disposes of all or substantially all of the assets of the Business, then Purchaser shall be entitled, after obtaining Seller's prior written consent, which shall not be unreasonably withheld, to assign this Agreement, and any related rights or interests under this Agreement, to any such successor-in-interest(s) to the Business. Any purported assignment or transfer in violation of this Section 6.9 will be null and void and of no effect.
6.10    Binding Effect; Benefit. This Agreement will inure to the benefit of and bind the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, may be construed to give any Person other than the Parties and their respective successors and permitted assigns any right, remedy, claim, obligation or liability arising from or related to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.    11
6.11    Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
6.12    References. The headings of Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Section(s)” and “Exhibit(s)” refer to the corresponding section(s) and exhibit(s) of or to this Agreement. Each Exhibit is hereby incorporated into this Agreement by reference. Reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

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6.13    Construction. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.
6.14    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of San Diego in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in the County of San Diego in the State of California; and (c) each of the parties irrevocably waives the right to trial by jury.
6.15    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic transmission, each of which shall be deemed an original.
[Signature page follows]

[Signature Page to Transition Services Agreement]
In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BIOSCIENCES ACQUISITION COMPANY	SEQUENOM, INC.
____________________________________ Signature	Signature
____________________________________ Printed Name	Printed Name
____________________________________ Title	Title

Exhibit A
SELLER SERVICES
FINANCE RELATED SERVICES
Seller will provide the following finance related services to Purchaser in order to support the transition of the Business from Seller to Purchaser:

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1.    General Accounting Support:

A.
General accounting support of transactions, reconciliations and reporting based on and in accordance with Seller’s current procedures, policies and timing. Support will include tax support, asset accounting, assessment cycles, cost accounting and monthly and quarterly close activities required for financial statements. If support requires assistance from a third party, such as Deloitte for tax matters, the invoiced cost will be charged to Purchaser.

B.	Accounting support does not include support of equity in Purchaser.

C.	Seller will not provide audit-related support or medical device excise tax support.
2.    Payroll. Seller will provide the following payroll-related services to Purchaser in order to support the transition of employees from Seller to Purchaser and Purchaser’s initial employment of the transferred employees:

A.
Support to set up Purchaser in ADP (existing payroll provider). Includes transfer of employees to Purchaser with current salary information, transfer of vacation and sick time balances and benefit information. Monthly ADP fees will be paid by Purchaser.

B.	Support to incorporate new hires into ADP for payroll.

C.	Support setup of international payroll by Purchaser.

D.	Support hourly employee time tracking using paper method (no longer to be supported in Seller’s automated system).

E.	Support change of contributions to new 401K.

F.	Support for general changes to payroll information including changes to salary rates.

G.	Seller shall not be required to modify existing payroll calendar (timing of payroll), vacation or sick time policies.

H.	Any Purchaser new hires or terminations will be processed in accordance with Seller’s current procedures.
3.    Accounts Payable:

A.	Transact Business accounts payable in existing ERP system based on current policies, procedures and controls.

B.	Perform check runs and wire transfers with accounts payable linked to Purchaser’s checking account. All payments to be approved by Purchaser prior to being paid.

C.	Perform account reconciliations monthly per current standard procedure.

D.	Seller shall only be obligated to support and process accounts payable transactions in accordance with Seller’s existing processes and forms as of the Effective Date.
4.    Accounts Receivable:

A.	Run invoices based on current policies, procedures and controls. All invoices to be approved by Purchaser prior to being issued.

B.	Receive incoming checks and wires in payment of Business account receivables and enter receivables transactions in Seller’s current ERP system

i.	Payments addressed to Purchaser for Business accounts receivable will be deposited to Purchaser’s bank account.

ii.
Payments addressed to Seller for Business accounts receivable will be deposited to Seller’s bank account and be reconciled weekly to Purchaser, together with a periodic reconciliation of Seller Costs and Third Party Charges at reasonable intervals.

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5.	FP&A and Management Reporting:

A.
Provide the same financial and management reports to Purchaser that are currently being provided by Seller for the Business, to include weekly revenue reporting, product reporting, cost center expense actual vs budget and monthly management reporting. Comparison to budget will be based on Seller’s current budget for the Business. Seller will not create new budgets for Purchaser.

B.	Support minor adjustments to revenue and expense forecasting.

C.	As reasonably required, create new cost centers and assessment cycles.

6.	Credit Cards, Travel and Expense Reporting.

A.
Credit Cards: For a period not to exceed sixty (60) days from the Effective Date, Seller will permit Business employees to retain and use current Seller corporate credit cards for Business cost centers, with all incurred charges to be paid by Purchaser.

B.
Travel: Seller will support its current Concur travel system for use by Business employees, with all incurred charges to be paid by Purchaser. Seller will utilize its current travel policy, without modification, in connection with the Concur system and travel by Business employees.

C.
Expense Reporting: Business employees transferring to employment with Purchaser will have one week to submit to Seller expense reports for expenses incurred prior to the Effective Date. Seller will support expense reports by Purchaser employees using Seller’s new Concur system, with similar functionality as current system. Fees incurred for the new Concur system will be paid by the Purchaser.

HUMAN RESOURCE RELATED SERVICES
1.    Personnel Management. Seller will provide the following services to Purchaser in order to support the transition of Business employees from Seller to Purchaser:

A.
Subject to compliance with applicable law, including the receipt of any necessary consents from individual employees, as soon as reasonably practicable following the Closing, Seller shall transfer to Purchaser copies of selected documents from employee files for those employees transferring employment from Seller to Purchaser to a location designated by Purchaser, and Purchaser shall thereafter have sole responsibility for the storage and maintenance of such employee files. The documents to be copied and transferred will consist of 2 years of performance evaluations, resumes and master list of demographic information. For the avoidance of doubt, no medical records will be transferred.

B.
Seller will provide Purchaser upon request with general employee relations support for a period not to exceed 90 days following the Effective Date for transferred employees. For the avoidance of doubt, Seller shall not provide support for recruiting of new employees by Purchaser. Fees incurred for legal services related to ex-U.S. employment issues will be paid by Purchaser.

2.    Benefits. For a period not to exceed ninety (90) days from the Effective Date (except as expressly provided below as to a longer period), Seller will provide the following benefits-related services to Purchaser in order to support the transition of Business employees from Seller to Purchaser and Purchaser’s initial period of employment of the transferred employees, with all Third Party Charges to be paid by Purchaser:

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A.
Support to continue existing insurance programs for medical, dental, vision, life AD&D, and long- and short- term disability insurance following closing, with all costs of such programs other than Seller employee costs to be paid by Purchaser or Purchaser’s employees.

B.	Support to incorporate new hires into existing insurance programs through ADP Workforce Now.

C.	No changes to benefit elections will be allowed unless a Purchaser employee experiences an IRS designated qualified status change, e.g., marriage, divorce, or birth of child.

D.
For the avoidance of doubt, Seller’s 401K will not be available to employees of Purchaser after the Effective Date and no further contributions may be made by Seller employees who transfer to employment by Purchaser. Such employees may retain their existing 401K accounts in accordance with Plan terms.

E.
With respect to Seller’s Flexible Spending Account programs and Health Savings Account program (the “FSA/HSA Programs”), for the remainder of the calendar year in which the Closing occurs, Seller shall maintain or cause to be maintained FSA/HSA Programs under which the Transferred Employees may contribute pre-tax dollars and be reimbursed for qualifying health and dependent care expenses. The Transferred Employees will continue to be credited under the FSA/HSA Programs immediately following the Closing with the amounts available for reimbursement equal to such positive or negative amounts as were credited under the FSA/HSA Programs immediately before the Closing. Seller shall honor and give effect under the FSA/HAS Programs to any elections made by Transferred Employees for the calendar year in which the Closing occurs, except as such elections may be superceded by an election made by a Transferred Employee following the Closing Date in accordance with the terms of the FSA/HSA Programs. Within twenty (20) Business Days following the Closing, Seller shall provide Purchaser with a list of each Transferred Employee who as of the Closing is a participant in the FSA/HSA Programs, which list shall include an accounting with respect to each listed individual as follows: the total annual goal amount elected, the amount contributed as of the Closing and the amount reimbursed as of the Closing. Purchaser shall be responsible for any Third Party Charges for administrative services following the Closing.

REGULATORY AFFAIRS
Seller will provide the following services to Purchaser concerning Regulatory Affairs in order to support the transition of the Business:

A.	Continued support as required to support regulatory filings related to Business Products.

B.	Project management and employee support of any additional requirements for 510K submission to U.S. FDA.

C.	Manage communications with US & International regulatory bodies.

D.	Continued support to ensure technical files are updated for regulatory filings (i.e. CE-Mark).
FACILITIES RELATED SERVICES
Seller will provide the following facilities related services to Purchaser, solely at the Torrey Pines North facility, in order to support the transition of the Business:

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A.
Seller will provide Business R&D employees with access to Business R&D lab located in Seller’s Torrey Pines facility until the Business R&D lab is relocated to the Purchaser’s Torrey Pines North facility.

B.	Using contractor resources, Seller will coordinate tenant improvement activities in the Torrey Pines North facility related to the relocation of the Business R&D lab.

C.	Seller will support daily building task/vendor service calls/repairs/calibration.

D.	Through a third party vendor, Seller will coordinate HVAC/Maintenance-DI Water Services/Control monitoring

E.	Seller will provide routine safety training to Business employees in accordance with seller’s past practice and will provide emergency response and safety inspection services.

F.	Through a third party vendor, Seller will coordinate services for hazardous materials handling and disposal.

G.	Through a third party vendor, Seller will maintain its current security badge (key card) access system.

H.	Seller will provide logistical support for equipment and personnel moves within the building.

I.
Seller will provide Purchaser with incoming and outgoing USPS mail delivery services. Purchaser shall be responsible for all outgoing mail charges incurred by Seller on behalf of Purchaser and other expenses related to such outgoing shipping services (e.g., the cost of shipping materials, etc.). Purchaser shall be responsible for all shipping methods other than USPS.

J.	Through a third party vendor, Seller will provide and coordinate building security, including after-hours alarm response.

K.	Through a third party vendor, Seller will provide and coordinate janitorial services and cleanroom maintenance.

L.
Seller will continue existing utility accounts and service (water, electricity, etc.) for the Torrey Pines North facility for up to 60 days, with Purchaser to pay or reimburse the cost of such utility service.

INFORMATION TECHNOLOGY SERVICES
Note: Seller will transfer to Purchaser on the Effective Date the personal computers, desktop printers, desktop fax machines, and mobile devices currently in use by Business employees transferring to employment with Purchaser. Purchaser will be responsible for purchasing computers for all new hires (i.e., Business employees who were not employed by Seller immediately prior to the Effective Date).
Seller will provide the following IT Transition Services to Purchaser, solely at the Torrey Pines North facility, in order to support the transition of identified employees and supporting information technology from Seller to Purchaser. Services shall continue to be provided during the transition period until such time as Purchaser notifies Seller that such services are no longer required or until December 31, 2014. Transition Services provided include:

A.
System Access. Seller will provide Purchaser with continued access to IT systems consistent with the access provided prior to the Effective Date by Business employees for Business databases. Schedule A-1, Systems Access and Support, identifies the systems for which access will be provided. All financial obligations for Third Party IT-related systems and services (e.g., Sprint, Dell, Xerox, Cox Internet, etc.) provided to the Business will be assumed by Purchaser as of the Effective Date.

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B.
ERP System. Seller will provide Purchaser with continued access to Seller’s ERP system for the Business’ standard functions in accordance with the Business’ current use of the existing ERP system, to include manufacturing, warehouse, shipping & receiving, supply chain, purchasing, sales order processing, and international functionality.

C.
Document Management. Seller will provide access to Seller’s current document management software and support of current processes, as used by the Business prior to the Effective Date. Seller will support the transfer of documents to a document management system or process implemented for the Business by Purchaser.

D.
Hosting and Back-Up. Seller IT staff will host the Purchaser data and back-up Purchaser's data consistent with Seller's internal back-up procedures for the transition period or until such time as Purchaser notifies Seller that such backup services are no longer required.

E.
Data Extracts. Seller shall provide to Purchaser extracts of data pertaining to Purchaser’s product from the applicable systems as defined by Table 1: Systems Access and Support. Seller IT staff will copy specified data files and transfer such data files to a portion of the Seller network dedicated to Purchaser. In addition, Business employees will be able to save additional files to the portion of the Seller network dedicated to Purchaser.

F.
Routine IT Support. Seller shall provide assistance to Business employees following the Effective Date on an as needed basis, in accordance with Seller’s current policies and procedures. Seller IT staff will provide "help desk" support to Business employees supporting: network connection; internet usage; data security; network printing; and phone and voicemail, all in accordance with Seller’s current policies and procedures.

G.
Source Code. Seller shall provide Purchaser with a copy of Source Code for Seller proprietary systems as defined in Table 1: Systems Access and Support. In the event there are any revisions made to the Source Code of any applicable system during the duration of the transition period, Seller shall promptly provide Purchaser with a copy of the revised Source Code.

H.
Fax and Reprographics Services. Seller will not transfer to Purchaser as part of the transaction any multi-function printers leased by Seller. Seller shall make available to Purchaser for a period not to exceed forty-five (45) days the leased multi-function printers currently used by the Business and will then remove such equipment.

***Confidential Treatment Requested
Schedule A-1
IT Systems Access and Support
Note: The following schedule of IT support services includes both Transferred Assets and Excluded Assets. The inclusion of Excluded Assets does not modify their status as Excluded Assets.

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***Confidential Treatment Requested
Exhibit b
THIRD PARTY SERVICES

1.	Finance: ADP payroll service; Concur expense/travel;

2.	IT: The following vendor expenses are anticipated to be received by Sequenom for services (licensing, maintenance and support):
[…***…]

3.	IT Shared services costs (Sequenom and Bioscience) will be invoiced at 20 percent of the expense Sequenom pays for. These services are paid on a monthly basis and include:
[…***…]

4.	IT Shared Software expenses:
[…***…]

5.	HR and Benefits: Legal services related to ex-U.S. employment issues
Additional third party services are set forth on Schedule B-1

6.	Facilities: As set forth on Schedule B-2.

Schedule B-1
Third Party Services, HR and Benefits
***Confidential Treatment Requested

***Confidential Treatment Requested

Company	Carrier Information
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***Confidential Treatment Requested
Schedule B-2
Third Party Services, Facilities-Related, Torrey Pines North

The following contracted facility services for the Torrey Pines North facility are currently provided through integrated service contracts for both of Seller’s San Diego facilities, except where expressly noted. Upon written notice from Purchaser, Seller will discontinue services as may be requested.

TPNDescriptionVendor Name
[…***…]
E-2

Exhibit C

Form - Statement of Work

Statement of Work No. ___

This Statement of Work No. ____ (this “Statement of Work”), effective as of ___________, 2014, is entered into by and between Sequenom, Inc. (“Seller”) and Biosciences Acquisition Company (“Purchaser”). This Statement of Work is a part of and subject to the terms and conditions set forth in the Transition Services Agreement, dated as of May 30, 2014, between Seller and Purchaser, as the same may be amended from time to time.

***Confidential Treatment Requested

1.    Scope of Work.

2.    Fees and Charges.

3.    Other Provisions.

BIOSCIENCES ACQUISITION COMPANY	SEQUENOM, INC.
____________________________________ Signature	Signature
____________________________________ Printed Name	Printed Name
____________________________________ Title	Title

Exhibit F
Assignment of Lease Agreement

ASSIGNMENT AND ASSUMPTION OF LEASE
THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of the 30th day of May, 2014 (the “Effective Date”), by and among SEQUENOM, INC., a Delaware corporation (“Assignor”), and BIOSCIENCES ACQUISITION COMPANY, a Delaware corporation (“Assignee”).
RECITALS
A.    Assignor, as Tenant, and ARE-3535/3565 GENERAL ATOMICS COURT, LLC, a Delaware limited liability company (“Landlord”), entered into that certain Lease Agreement dated December 5, 2011 (the “Lease”) (a copy of which is attached hereto as Exhibit A), for all of the space in the building commonly known as 3565 General Atomics Court, San Diego, California (the “Building”), which space consists of approximately 46,000 rentable square feet (the “Premises”), all as more particularly described in the Lease.

***Confidential Treatment Requested

B.    Assignor desires to assign to Assignee all of its right, title and interest in the Lease and Assignee desires to accept such assignment and assume all of Assignor’s obligations under the Lease to the extent that such obligations first arise or accrue on or after the Effective Date, as more particularly described in this Assignment.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Landlord hereby agree as follows:
1.Assignment. Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Lease, other than Assignor’s interest in the Security Deposit in the form of the Letter of Credit, which Landlord agrees to return to Assignor promptly following the execution of this Assignment.
2.Assumption. Assignee hereby assumes and agrees to perform all of Assignor’s obligations under the Lease, in each case only to the extent that such obligations first arise or accrue on or after the Effective Date.
3.Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
[Signatures appear on the following page]

***Confidential Treatment Requested

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.
ASSIGNOR:
SEQUENOM, INC., a Delaware corporation
By:
Name:
Title:

ASSIGNEE:
BIOSCIENCES ACQUISITION COMPANY, a Delaware corporation
By:
Name:
Title:
CONSENT OF LANDLORD AND AMENDMENT OF THE LEASE:

ARE-3535/3565 GENERAL ATOMICS COURT, LLC, as the Landlord under the Lease, hereby consents to this Assignment, and for the benefit of Assignee, hereby: (A) acknowledges and agrees that (i) to Landlord’s knowledge, Assignor is not currently in breach or default under the Lease, (ii) the current Base Rent in effect under the Lease is […***…] per rentable square foot of the Premises and there is no outstanding “TI Rent” as defined in the Lease, (iii) no capital repairs or replacements or other major capital expenditures, including any deferred maintenance, that would have the effect of increasing Additional Rent under the Lease over historic levels, are anticipated to be completed by Landlord during

***Confidential Treatment Requested

the remainder of the Lease term, (iv) the scheduled expiration date of the term of the Lease is January 1, 2016, (v) notwithstanding anything to the contrary contained in the Lease or this Assignment, Assignee, as the successor to Assignor under the Lease pursuant to this Assignment, shall not be required to restore any alterations of the Premises demised under the Lease performed prior to the date of this Assignment, or to restore or remove any other portions of the Building or the Project (as defined in the Lease), and (B) waives any provisions of the Lease which may prohibit the acquisition from Assignor by Assignee of the assets used in the operation of the biosciences business conducted by Assignor.
ARE-3535/3565 GENERAL ATOMICS COURT, LLC,
a Delaware limited liability company
By: ________________________________
Name:
Title:

Exhibit G
Bill of Sale

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), dated as of May 30, 2014, is made and delivered pursuant to, and subject to the terms of, that certain Stock and Asset Purchase Agreement, dated as of May 30, 2014 (the “Purchase Agreement”), by and between Sequenom, Inc. (hereinafter “SELLER”), a Delaware corporation having a principal place of business at 3595 John Hopkins Court, San Diego, California 92121, and BioSciences Acquisition Company (hereinafter “BUYER”), a Delaware corporation having a principal place of business at 360 Post Street, Suite 601, San Francisco, California 94108. Terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

NOW THEREFORE, subject to the terms and conditions of the Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SELLER and BUYER hereby each agree as follows:

1.    On the terms and subject to the conditions contained in the Purchase Agreement, BUYER hereby purchases from SELLER, and SELLER hereby sells, conveys, transfers, assigns, and delivers to BUYER, free and clear of all Liens (other than Permitted Liens), all of the right, title and interest of SELLER in and to all of the Transferred Assets which are to be conveyed by SELLER pursuant to the Purchase Agreement.

***Confidential Treatment Requested

2.    In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Bill of Sale, SELLER shall take all reasonable action (including the execution and delivery of such further instruments and documents) as BUYER may reasonably request for such purposes.

3.    This Bill of Sale shall be governed by and construed in accordance with the laws of the State of California.

4.    To the extent any terms and provisions of this Bill of Sale are in any way inconsistent with or in conflict with any term, condition or provision of the Purchase Agreement, the Purchase Agreement shall govern and control.

[Signature Page to Bill of Sale]

IN WITNESS WHEREOF, this Bill of Sale is duly executed and delivered as of the date first above written.

SELLER:    BUYER:

Sequenom, Inc.    BioSciences Acquisition Company

By:_______________________________	By:___________________________
Name:     Name:
Title:     Title:

Exhibit H
Assumption Agreement

ASSUMPTION Agreement
This ASSUMPTION AGREEMENT (this “Agreement”) is made as of May 30, 2014, by and between Sequenom, Inc., a Delaware corporation (the “Assignor”), and BioSciences Acquisition Company, a Delaware corporation (the “Assignee”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in that certain Stock and Asset Purchase Agreement, dated as of May 30, 2014 (the “Purchase Agreement”), by and between Assignor and Assignee.

***Confidential Treatment Requested

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignor has agreed to assign to the Assignee, and the Assignee has agreed to assume, all of the Assignor’s right, title and interest in and to the contracts (including rights in respect of non-performance or breach) listed on Exhibit A hereto (the “Assumed Contracts”).
NOW, THEREFORE, in consideration of the foregoing premises and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignment and Assumption of Contracts. Assignor hereby (i) sells, transfers, conveys, assigns and delivers to Assignee, and Assignee hereby assumes, all of Assignor’s right, title and interest in and to the Assumed Contracts as of immediately prior to the Closing, and (ii) assigns and delegates to Assignee, and Assignee hereby assumes and accepts the assignment and delegation of, Assignor’s continuing obligations under each Assumed Contract.
2.    Further Assurances. Each party hereto shall execute, acknowledge and deliver to the other party any and all documents or instruments, and shall take any and all actions, reasonably requested by such other party from time to time, to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement and the transactions contemplated hereby.
3.    Purchase Agreement. This Agreement is entered into pursuant to and is subject in all respects to all of the terms, provisions and conditions of the Purchase Agreement, and nothing herein will be deemed to modify any of the representations, warranties, covenants and obligations of the parties thereunder.
4.    Interpretation. In the event of any conflict or inconsistency between the terms, provisions and conditions of this Agreement and the Purchase Agreement, the terms, provisions and conditions of the Purchase Agreement will govern.
5.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.
6.    Counterparts; Delivery by Facsimile. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in pdf format, will be treated in all manner and respects as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or electronic transmission in pdf format to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or electronic transmission in pdf format as a defense to the formation of a contract and each such party forever waives any such defense.
7.    Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.
8.    Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

***Confidential Treatment Requested

[Signatures to Follow]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assumption Agreement as of the date first written above.
ASSIGNOR:

SEQUENOM, INC.,
a Delaware corporation

By:
Name:
Its:

ASSIGNEE:

BioSCIences Acquisition Company,
a Delaware corporation

By:
Name:
Its:

***Confidential Treatment Requested

***Confidential Treatment Requested
Exhibit A
Assumed Contracts

REFERENCE NO.	AGREEMENT TITLE	PARTY	DATE
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1

2

Exhibit I
Non-Competition Agreement

2
Execution Version
1
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made effective as of May 30, 2014 by and between (i) Sequenom, Inc., a Delaware corporation (“Seller”); and (ii) BioSciences Acquisition Company, a Delaware corporation (“Buyer”).
RECITALS

WHEREAS, Seller has agreed, pursuant to the Stock and Asset Purchase Agreement dated as of May 30, 2014 (the “Purchase Agreement”), to sell the Business, as defined therein, to Buyer,

***Confidential Treatment Requested

and, in connection therewith, Buyer has agreed, among other provisions, to grant to Seller a non-exclusive license to certain intellectual property pursuant to the License Agreement dated as of May 30, 2014 (the “License Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement; and
WHEREAS, the Purchase Agreement requires, as a condition to Buyer’s obligation to consummate the transactions contemplated by the Purchase Agreement, that Seller executes and delivers this Agreement, and the execution and delivery of this Agreement is a material inducement for Buyer to enter into the Purchase Agreement and consummate the transactions contemplated thereby.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
1.    Noncompetition and Nonsolicitation.
(a)    In the case of clause (i) below, for a period expiring five (5) years following the Closing, and, in the case of clauses (ii) and (iii) below, for a period expiring three (3) years following the Closing, Seller shall not directly or indirectly:
(i)    provide in any capacity any Mass Spec Services or Products, or own, manage, operate, or control any business that provides any Mass Spec Services or Products, or otherwise participate in or with any such business with respect to Mass Spec Services or Products. For purposes of this Agreement, “Mass Spec Services or Products” shall mean any mass spectrometry based services or products of the type developed, provided, distributed or produced by the Business at any time during the past five (5) years, including, without limitation, mass spectrometry instrument systems and software and associated reagents, ancillaries and consumables. The geographic scope of this Section 1 shall be worldwide; provided, however, that this Agreement will not preclude Seller or its Affiliates from manufacturing, performing, using, offering to sell, selling and/or importing laboratory developed tests solely for use in and within the operation of Seller’s Laboratories Business (as defined in the License Agreement), including the use of mass spectrometry products in connection with the research, development and commercialization of laboratory developed tests, so long as there is no transfer of any physical products to third parties in association with such permitted research;
(ii)    hire, offer to hire, or persuade or seek to persuade any officer or employee of Buyer or its Affiliates working in connection with the Business after the Closing to terminate his or her employment with Buyer or an Affiliate (provided that, for purposes of this Agreement, the placement of general advertisements of employment, and any offer to hire and employment resulting directly therefrom, shall not be deemed to be a breach of this Section 1(a)(ii)); or
(iii)    knowingly solicit, divert, attempt to divert, persuade or attempt to persuade any supplier or customer of the Business to discontinue, terminate or alter such entity’s supply or customer arrangements or relationship, as the case may be, with the Business.
(b)    Buyer and Seller agree that the provisions of this Section 1 do not impose an undue hardship on Seller and are not injurious to the public; that this provision is necessary to protect the Business; that Buyer would not enter into the Purchase Agreement and consummate the transactions contemplated therein if Seller did not agree to the provisions of this Section 1; that

***Confidential Treatment Requested

the scope of this Section 1 is reasonable in terms of length of time and geographical scope; and that adequate consideration supports this Section 1. In the event that a court determines that the geographical scope of this provision in unreasonably broad or the length of time is unreasonably long, Seller agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provision as narrowed.
2.    Miscellaneous.
(a)    Entire Agreement. This Agreement, together with the Purchase Agreement and any documents, agreements and instruments executed and delivered pursuant to the Purchase Agreement, including the Ancillary License Agreements and Supply Agreement as executed by the parties concurrently herewith and as referenced in the Purchase Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements, understandings, proposals, prospectuses, projections and related materials with respect thereto.
(b)    Descriptive Headings; Definitions. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. As used in this Agreement, the term “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization or association or other form of business enterprise and the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.
(c)    Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficiently given if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with a nationally recognized courier, or (d) sent via facsimile confirmed in writing in any of the foregoing manners, as follows or as set forth on the signature page:

3    ***Confidential Treatment Requested

***Confidential Treatment Requested

If to Seller:
Sequenom, Inc. 3595 John Hopkins Court San Diego, CA 92121 Attention: Chief Executive Officer Facsimile: […***…]
with copies (which shall not constitute notice) to:
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: L. Kay Chandler
Facsimile: […***…]

If to Buyer:
BioSciences Acquisition Company
c/o Telegraph Hill Partners
Suite 601, 360 Post Street
San Francisco, CA 94108
Attention: J. Matthew Mackowski
Facsimile No.: […***…]

with copies (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105-2669
Attention: John F. Seegal
Facsimile No.: […***…]

If sent by mail, notice shall be considered delivered five (5) business days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof. Any party may by notice to the other parties change the address to which notice or other communications to it are to be delivered or mailed.
(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.
(e)    Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by Seller without the written consent of Buyer and any such purported assignment by any party without such consent shall be void.
(f)    Waivers and Amendments. Any amendment of this Agreement shall be effective only if in writing signed by each of the parties hereto. Any waiver of any term or    4

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condition of this Agreement shall be effective only if in writing signed by the party giving the waiver. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement, except to the extent such future rights are specifically included within the scope of such written waiver.
(g)    Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.
(h)    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be treated as if they were originals.
Signature Page Follows

I-2

Signature Page to Non-Competition Agreement
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered to be effective as of the Closing Date.

BUYER

BioSciences Acquisition Company

By:
Name:

Title:

SELLER

Sequenom, Inc.

By:
Name:

Title:

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2

Exhibit J
Escrow Agreement

7

1

ESCROW AGREEMENT

This Escrow Agreement dated this 30th day of May, 2014 (this “Escrow Agreement”), is entered into by and among Sequenom, Inc., a Delaware corporation (the “Company”), BioSciences Acquisition Company, a Delaware corporation (“Purchaser” and the Company collectively, the “Parties,” and individually, a “Party”), and Wilmington Trust, National Association, a national banking association, as escrow agent (“Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings provided in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Escrow Agreement, the Parties are entering into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser will acquire all of the Company’s assets, properties and rights used primarily in the conduct of the Business, including all of the Company’s equity interests in certain of its subsidiaries engaged in the Business;

WHEREAS, Section 1.5A of the Purchase Agreement provides that, at the Closing, a cash amount equal to $1,500,000 (the “Escrow Property”) shall be deposited into escrow to be held in accordance with the terms of this Escrow Agreement for the purpose of establishing a source of funds to secure the Purchase Agreement indemnification obligations of the Company to Purchaser; and

WHEREAS, the Company agrees to place in escrow the Escrow Property and the Escrow Agent agrees to hold and distribute such property in accordance with the terms of this Escrow Agreement.

NOW, THEREFORE, in consideration of the promises and agreements of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

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Section 1.1.    Receipt of Escrow Property. Upon execution hereof, Purchaser shall deposit the Escrow Property into an account (the “Escrow Account”) established with Escrow Agent.

Section 1.2.    Investments.
(a)    The Escrow Agent shall invest the Escrow Property, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by the Company. In the absence of written investment instructions from the Company, the Escrow Agent shall invest the Escrow Property, including any and all interest and investment income, in a Manufacturers & Traders Trust Company Corporate Deposit Account. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with the terms hereof.
(b)    The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.
Section 1.3.     Disbursements. The Escrow Agent shall make disbursements of the Escrow Property as follows:
(a)     At any time until 5:00 p.m. local time in San Diego, California on the 18 month anniversary of the date of this Escrow Agreement (the “Final Release Date”), Purchaser may deliver a written demand (an “Indemnification Demand”) to the Company, with a copy to the Escrow Agent, which contains (i) the estimated amount of any damages incurred or reasonably expected to be incurred by Purchaser or other indemnified party under the Purchase Agreement (the “Indemnified Party”), (ii) a statement that the Indemnified Party is entitled to indemnification under Section 8 of the Purchase Agreement for such damages and an explanation of the basis therefor, and (iii) a demand for payment in the amount of such damages (the “Asserted Damages Amount”). Upon receipt of the Indemnification Demand, the Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Property, indicating that funds in the amount of the Asserted Damages Amount are reserved to satisfy such Indemnification Demand. In the event an Indemnification Demand is received by the Escrow Agent, then, notwithstanding Section 1.3(b) or (c), the Escrow Agent shall retain the Asserted Damages Amount (to the extent of the then available Escrow Property) until the earlier to occur of the Escrow Agent’s receipt of a joint written instruction or order by a court of competent jurisdiction that is final and non-appealable and directs delivery of all or a portion of the Escrow Property (such order, a “Final Order”).
(b)    On the date that is twelve (12) months after the date of this Escrow Agreement (the “First Release Date”), the Escrow Agent shall disburse to the Company, as soon as reasonably practicable, but in any event within three (3) business days following the First Release Date, in accordance with the wire instructions of the Company set forth in Annex I to this Agreement (or such other instructions provided in writing by the Company to the Escrow Agent), from the Escrow Property an amount equal to $500,000.00, minus the sum of (i) an amount sufficient to pay in full all Asserted Damages Amount that have not been resolved as of the First Release Date in

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accordance with Section 1.3(a) (but only to the extent such amount exceeds the balance remaining in the Escrow Account) and (ii) all amounts disbursed to Purchaser from the Escrow Property as of the First Release Date. Notwithstanding any provision of this Agreement to the contrary, any amount so withheld with respect to a pending claim may only be used to satisfy such pending claim and upon resolution of such claim any of such amount not payable to Purchaser (or any other Indemnified Party) as a result of such claim shall promptly be paid to the Company.
(c)    On the Final Release Date, the Escrow Agent shall (i) retain in the Escrow Property an amount sufficient to pay in full all Asserted Damages Amounts that have not been resolved as of the Final Release Date in accordance with Section 1.3(a) and (ii) distribute the balance of the Escrow Property (if any) to the Company as soon as reasonably practicable, but in any event within three (3) business days following the Final Release Date, in accordance with the wire instructions of the Company set forth in Annex I to this Agreement (or such other instructions provided in writing by the Company to the Escrow Agent). Notwithstanding any provision of this Escrow Agreement to the contrary, any amount so withheld with respect to a pending claim may only be used to satisfy such pending claim and upon resolution of such claim any of such amount not payable to Purchaser (or any other Indemnified Party) as a result of such claim shall promptly be paid to the Company.
(d)    Notwithstanding anything in this Section 1.3 to the contrary, the Escrow Agent shall promptly, and in any event within three (3) business days, disburse all or a portion of the Escrow Property (to the extent then available) in accordance with any joint written instruction of the Parties.
(e)    Notwithstanding anything in this Section 1.3 to the contrary, the Escrow Agent shall promptly, and in any event within three (3) business days, disburse all or a portion of the Escrow Property (to the extent then available) in accordance with any Final Order.
Section 1.4.    Income Tax Allocation and Reporting.

(a)    The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year, be reported as having been earned by the Company. The Company shall be responsible for paying taxes (including any penalties and interest thereon) on all interest or other income or gains earned on the Escrow Property and for filing all necessary tax returns with respect to such income. Neither Purchaser nor the Escrow Agent shall have any obligation to file or prepare any tax returns concerning matters covered by this Escrow Agreement.

(b)    Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate form W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)    To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late

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payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(d) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.    Termination. This Escrow Agreement shall terminate upon the disbursement of all of the Escrow Property, including any investment earnings thereon when credited, and this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.    Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to either Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of either Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, including specifically but not limited to the Purchase Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement, including specifically but not limited to the Purchase Agreement.

Section 2.2.    Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the reasonable advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to outside counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.    Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement.

Section 2.4.     Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

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Section 2.5.    No Financial Obligation. Except in the case of the gross negligence or willful misconduct of the Escrow Agent, no provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.    Indemnification. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent, and hold the Escrow Agent harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, reasonable attorney's fees and expenses, which the Escrow Agent may incur by reason of acting as the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct; provided that nothing herein shall limit the rights of either Party to seek contribution, reimbursement or any other recovery from the other Party. The terms of this paragraph shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.    Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct, or (ii) special, Indirect or PUNITIVE damages (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.
Section 3.3.    Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of resignation or removal (it being understood that the compensation set forth in Section 3.4 shall be prorated through the Final Release Date and, to the extent the Escrow Agent resigns prior to the Final Release Date, it shall reimburse the Company for the prorated amount of such compensation not earned as of the date of resignation). Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.    Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid 50% by Purchaser and 50% by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow

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Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable outside attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.    Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in reasonable doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction, (ii) receives a final non-appealable arbitration decision directing delivery of the Escrow Property, (iii) receives a written agreement executed by each of the Parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iv) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property, except in the case of the gross negligence or willful misconduct of the Escrow Agent, and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry or consent.

Section 3.6.    Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.    Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it reasonably deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is reasonably advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such

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compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8.    Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.    Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.    Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.    Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (a) personally, (b) on the day of transmission if sent by facsimile transmission with written confirmation of receipt, (c) by overnight delivery with a reputable    8    ***Confidential Treatment Requested
national overnight delivery service, (d) by mail or by certified mail, return receipt requested, and postage prepaid, or (e) on the day of transmission if sent by electronic mail (“email”) (as long as such email is accompanied by a PDF or similar version of the relevant document bearing an authorized signature, which such signature shall, in the case of each of the Parties, be a signature set forth in Exhibit A-1 or A-2, as applicable), with email confirmation of receipt. If any notice is mailed, it shall be deemed given five (5) business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

if to Purchaser:

BioSciences Acquisition Company
c/o Telegraph Hill Partners

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Suite 601, 360 Post Street
San Francisco, CA 94108
Attention: J. Matthew Mackowski
Facsimile No.: […***…]

with a copy to (which shall not constitute notice):
Orrick, Herrington & Sutcliffe, LLP
405 Howard Street
San Francisco, CA 94105
Attention: John F. Seegal
Facsimile: […***…]

if to the Company:

Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121
Attention: Chief Executive Officer
Facsimile: […***…]
with a copy to (which shall not constitute notice):
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: L. Kay Chandler
Facsimile: […***…]

if to the Escrow Agent:
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Wilmington Trust, National Association
650 Town Center Dr., 6th Floor
Costa Mesa, CA 92626
Attention: John Deleray
Telephone: […***…]
Facsimile: […***…]
Email address: […***…]

Section 4.4.    Applicable Law; Jurisdiction. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Escrow Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County

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of San Diego in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the County of San Diego in the State of California; and (c) each of the parties irrevocably waives the right to trial by jury.

Section 4.5.    Entire Agreement. This Escrow Agreement and the Annexes and Exhibits hereto sets forth the entire agreement and understanding of the parties related to the Escrow Property (except, as between the Company and Purchaser only, as set forth in the Purchase Agreement).

Section 4.6.    Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.    Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.    Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.    Counterparts. This Escrow Agreement may be executed in one or more counterparts, and by facsimile transmission or email in pdf form, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

S-1
IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

BioSciences Acquisition Company

By:_________________________
Name:
Title:

Sequenom, Inc.

By:_________________________
Name:
Title:

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WILMINGTON TRUST, NATIONAL ASSOCIATION

By:_________________________
Name:
Title:

EXHIBIT A-1

Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Purchaser and are authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Purchaser.

Name / Title	Specimen Signature
______________________________ Name ______________________________ Title	_____________________________ Signature

______________________________ Name ______________________________ Title	_____________________________ Signature

______________________________ Name ______________________________ Title	_____________________________ Signature

______________________________ Name ______________________________ Title	_____________________________ Signature

EXHIBIT A-2

Certificate as to Authorized Signatures

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The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Company and are authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this Exhibit A-2 is attached, on behalf of the Company.

Name / Title	Specimen Signature
______________________________ Name ______________________________ Title	_____________________________ Signature

______________________________ Name ______________________________ Title	_____________________________ Signature

______________________________ Name ______________________________ Title	_____________________________ Signature

______________________________ Name ______________________________ Title	_____________________________ Signature

EXHIBIT B

FEES OF ESCROW AGENT

Wilmington Trust, N.A.
650 Town Center Drive, Ste. 680 | Costa Mesa, CA 92626
(714) 313.3858 | (714) 384.4151 fax |
John T. Deleray

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Wilmington Trust, N.A.
650 Town Center Drive, Ste. 680 | Costa Mesa, CA 92626
(714) 313.3858 | (714) 384.4151 fax |
John T. Deleray

Wilmington Trust, N.A.
Corporate Trust Services
Fee Schedule to act as Escrow Agent for
Sequenom, Inc./BioSciences Acquisition Company

Escrow Agent and Acceptance Fee:*WAIVED*
Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent-
includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Escrow Agent Administrative Fee (one-time only): $2,500.00
For ordinary administration services by Escrow Agent- includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and delivery of trust account statements to all applicable parties.
Tax reporting is included for up to Five (5) entities. Should additional reporting be necessary, a $25 per reporting charge will be assessed.
All above fees are payable in advance, with the first installment due at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.
Wilmington Trust’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: One (1) per transaction

•	Number of Deposits to Escrow Account: Not more than One (1)

•	Number of Withdrawals from Escrow Fund: Not more than Twenty-Five (25)

•	This fee schedule assumes that balances in the escrow account will be held

•	in M&T Bank corporate deposit account

•	All funds will be received from our distributed to a domestic or an approved foreign entity

•	If the account(s) does not open within three (3) months of the date shown below, this proposal will be deemed null and void.

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Out-of Pocket Expenses: At Cost
We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of -pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but not limited to, express mail and messenger charges, travel expenses to attend closing or other meeting. There are no charges for indirect out-of-pocket expenses.
*In the event of extraordinary circumstances requiring administrative time beyond the scope of typical account duties set forth in the Instrument and supporting documents relevant to our appointment, including but not limited to, default and/or bankruptcy administration, additional charges shall accrue.
If this transaction does not close, Wilmington Trust, N.A. reserves the right to be paid its Initial Fee, if any, and outside counsel’s fees and expenses. Out-of-pocket expenses, including our attorney’s fees and expenses (if any), in connection with closing, post-closing matters and terminations will be billed separately and are due upon receipt of the invoice.
All fees are non-refundable and will not be prorated in the event of an early termination. Once the fees are agreed to in writing, we agree that any changes to those fees will also be in writing. You will be notified at least 30 days in advance of any general fee increase, following 3 years after the initial closing date. The fees as quoted and the acceptance of our duties as Trustee are subject to satisfactory review and acceptance of all related financing documents by the Trustee and our counsel. Our fees may also be adjusted at any time if there is a significant change in our responsibilities under the governing documents. In the event the financing structure is modified prior to closing, we reserve the right to review and renegotiate our fees accordingly.
Date: May 5, 2014
Sincerely,
/s/ John T. Deleray
John T. Deleray, Vice President
Director, Pacific Region Sales & Marketing
Wilmington Trust, Corporate Trust Services
jdeleray@wilmingtontrust.com

SCHEDULE A

2

Exhibit K-1

***Confidential Treatment Requested

Assignment of Patents and Patent Applications

ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS
This ASSIGNMENT OF PATENTS (this "Assignment"), is entered into as of May 30, 2014 (the “Effective Date”), is made by Sequenom, Inc., a Delaware corporation, with its principal place of business at 3595 John Hopkins Court, San Diego, California 92121 , ("Assignor"), in favor of BioSciences Acquisition Company, a Delaware corporation, with its principal place of business at 360 Post Street, Suite 601, San Francisco, California 94108 ("Assignee").
WHEREAS, Assignor and Assignee are parties to the Stock and Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"); and
WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to, and has agreed to cause certain of its affiliates and subsidiaries to, sell, convey, assign, transfer and deliver to Assignee, and Assignee has agreed to purchase, acquire, receive and accept from Assignor, all of its rights, titles and interests in and to the issued patents and patent applications listed on Schedule A hereto and the patent rights and inventions (whether or not patentable and whether or not reduced to practice) disclosed therein (collectively, the "Patents") among other Transferred Assets (as defined in the Purchase Agreement).
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby sell, convey, assign, transfer and deliver to Assignee, its successors and assigns, full and exclusive right, title and interest throughout the world in and to the Patents, including all of the following items along with any rights it may hold to sue and recover for past, present and future infringements, dilutions, misappropriations or other violations thereof: (i) any provisional, non-provisional, reissue, continuation, continuation-in-part, divisional, revision, extension or reexamination thereof; and (ii) all registrations, applications and renewals for any of the foregoing. Assignor authorizes and requests the United States Commissioner for Patents and any officials of governmental or administrative office in any country whose duty it is to record patent assignments as aforesaid, to record Assignee as owner of the Patents in accordance with the terms of this Assignment and hereby transfer its entire rights, titles and interests in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.
Assignor further agrees to execute and deliver such documents and take such actions as are reasonably necessary or appropriate to effect this Assignment.

[Execution page follows.]SCHEDULE A

3

ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS
IN WITNESS WHEREOF, Assignor has caused this Assignment to be acknowledged and accepted by its officer thereunto duly authorized as of the date first written above.

Sequenom, Inc.

***Confidential Treatment Requested

By:
Name:
Title:

ACKNOWLEDGED AND RECEIVED:

BIOSCIENCES ACQUISITION COMPANY

By:
Name:    Robert G. Shepler
Title:    President
***Confidential Treatment Requested
3    ***Confidential Treatment Requested

***Confidential Treatment Requested

SCHEDULE A
PATENTS AND PATENT APPLICATIONS

Reference No.	PATENT OR PATENT APPLICATION TITLE	Application Type/No. Country	Patent or Publication Number	Filing Date	Status
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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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Exhibit K-2
Assignment of Trademarks

ASSIGNMENT OF TRADEMARKS
This ASSIGNMENT OF TRADEMARKS (this "Assignment"), is entered into as of May 30, 2014 (the “Effective Date”), is made by Sequenom, Inc., a Delaware corporation, with its principal place of business at 3595 John Hopkins Court, San Diego, California 92121 , ("Assignor"), in favor of BioSciences Acquisition Company, a Delaware corporation, with its principal place of business at 360 Post Street, Suite 601, San Francisco, California 94108 ("Assignee").
WHEREAS, Assignor and Assignee are parties to the Stock and Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"); and
WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to, and has agreed to cause certain of its affiliates and subsidiaries to, sell, convey, assign, transfer and deliver to Assignee, and Assignee has agreed to purchase, acquire, receive and accept from Assignor, all of its rights, titles and interests in and to the registered trademarks, trade names, service marks and domain names, as well as unregistered trademarks, service marks and trade names listed on Schedule A hereto, together with the goodwill associated therewith (collectively, the “Trademarks”), among other Transferred Assets (as defined in the Purchase Agreement).

***Confidential Treatment Requested

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, convey, assign, transfer and deliver to Assignee, its successors and assigns, its full and exclusive right, title and interest throughout the world to the Trademarks, including all registrations, applications and renewals for any of the foregoing, all goodwill it may hold associated with the Trademarks, and any rights it may hold to sue and recover for past, present and future infringements, dilutions, misappropriations or other violations thereof. Assignor authorizes and requests the United States Commissioner For Trademarks and any officials of governmental or administrative office in any country whose duty it is to record trademark assignments as aforesaid, to record Assignee as owner of the Trademarks in accordance with the terms of this Assignment and hereby transfer its entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.
Assignor further agrees to execute and deliver such documents and take such actions as are reasonably necessary or appropriate to effect this Assignment.

[Execution page follows.]
3

ASSIGNMENT OF TRADEMARKS
IN WITNESS WHEREOF, Assignor has caused this Assignment to be acknowledged and accepted by its officer thereunto duly authorized as of the date first written above.

Sequenom, Inc.

By:
Name:
Title:

ACKNOWLEDGED AND RECEIVED:

BIOSCIENCES ACQUISITION COMPANY

By:
Name:    Robert G. Shepler
Title:    President
SCHEDULE A
TRADEMARKS

Mark	Application. No.	Registration No.	Status	Class(es)
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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested